Exhibit 99.3

CONVERSION VALUATION APPRAISAL REPORT

Prepared for:

Community Savings Bancorp, Inc.

Caldwell, Ohio

As Of:

August 24, 2016

Prepared By:

Keller & Company, Inc.

555 Metro Place North

Suite 524

Dublin, Ohio 43017

(614) 766-1426

KELLER & COMPANY

KELLER & COMPANY, INC.

FINANCIAL INSTITUTION CONSULTANTS

555 METRO PLACE NORTH

SUITE 524

DUBLIN, OHIO 43017

(614) 766-1426         (614) 766-1459 FAX

August 25, 2016

Boards of Directors

Community Savings Bancorp, Inc.

Community Savings

425 Main Street

Caldwell, Ohio 43724

To the Boards:

We hereby submit our independent appraisal of the pro forma market value of the to be issued stock of the Community Savings Bancorp, Inc. (the “Corporation”) which is the holding company of Community Savings (“Community” or the “Bank”), Caldwell, Ohio. Such stock is to be issued in connection with the application by the Corporation to complete a stock offering, with the Corporation to own 100 percent of the stock of the Bank. This appraisal, as of August 24, 2016, was prepared and provided to the Bank in accordance with the regulatory appraisal requirements and regulations.

Keller & Company, Inc. is an independent, financial institution consulting firm that serves both thrift institutions and banks throughout the U.S. The firm is a full-service consulting organization, as described in more detail in Exhibit A, specializing in business and strategic plans, stock valuations, conversion and reorganization appraisals, market studies and fairness opinions for thrift institutions and banks. The firm has affirmed its independence in this transaction with the preparation of its Affidavit of Independence, a copy of which is included as Exhibit C.

•	Our appraisal is based on the assumption that the data provided to us by Community and the material provided to us by the independent auditor, Suttle Stalnaker PLLC, are both accurate and complete. We did not verify the financial statements provided to us, nor did we conduct independent valuations of the Bank's assets and liabilities. We have also used information from other public sources, but we cannot assure the accuracy of such material.

In the preparation of this appraisal, we held discussions with the management of Community, with the law firm of Luse Gorman Pomerenk & Schick, PC, Washington, D.C., the Bank's conversion counsel, and with Suttle Stalnaker PLLC, the Bank’s outside auditor. Further, we viewed the Bank's local economy and primary market area and also reviewed the Bank's most recent Business Plan as part of our review process.

The Boards of Directors

Community Savings Bancorp, Inc.

Community Savings

August 25, 2016

This valuation must not be considered to be a recommendation as to the purchase of stock in the Corporation, and we can provide no guarantee or assurance that any person who purchases shares of the Corporation's stock will be able to later sell such shares at a price equivalent to the price designated in this appraisal.

Our valuation will be further updated as required and will give consideration to any new developments in Community’s operations that have an impact on the results of operations or financial condition. Further, we will give consideration to any changes in general market conditions and to specific changes in the market for publicly traded thrift institutions. Based on the material impact of any such changes on the pro forma market value of the Corporation as determined by this firm, we will make necessary adjustments to the Corporation's appraised value in an appraisal update.

It is our opinion that as of August 24, 2016, the pro forma market value or appraised value of the Corporation is $4,600,000 at the midpoint, representing 460,000 shares at $10 per share. The pro forma valuation range of the Corporation is from a minimum of $3,910,000 to a maximum of $5,290,000, with a maximum, as adjusted, of $6,083,500, representing 391,000 shares, 529,000 shares and 608,350 shares at $10 per share at the minimum, maximum, and maximum, as adjusted, respectively.

The pro forma appraised value of Community Savings Bancorp, Inc., as of August 24, 2016, is $4,600,000, at the midpoint.

Very truly yours,

KELLER & COMPANY, INC.

CONVERSION VALUATION APPRAISAL REPORT

Prepared for:

Community Savings Bancorp, Inc.

Caldwell, Ohio

As Of:

August 24, 2016

TABLE OF CONTENTS (cont.)

LIST OF EXHIBITS

NUMERICAL		PAGE
EXHIBITS

1	Balance Sheets at June 30, 2016	71
2	Balance Sheets at June 30, 2012 through 2015	72
3	Statement of Operations for the Year Ended June 30, 2016	73
4	Statements of Operations for the Years Ended June 30, 2012 through 2015	74
5	Selected Financial Informati6n	75
6	Income and Expense Trends	76
7	Normalized or Core Earnings	77
8	Performance Indicators	78
9	Volume/Rate Analysis	79
10	Yield and Cost Trends	80
11	Net Portfolio Value	81
12	Loan Portfolio Composition	82
13	Loan Maturity Schedule	83
14	Loan Originations and Purchases	84
15	Delinquent Loans	85
16	Nonperforming Assets	86
17	Classified Assets	87
18	Allowance for Loan Losses	88
19	Investment Portfolio Composition	89
20	Mix of Deposits	90
21	Certificates of Deposit by Rate and Maturity	91
22	Borrowed Funds Activity	92
23	Offices of Community Savings Bank	93
24	Management of the Bank	94
25	Key Demographic Data and Trends	95
26	Key Housing Data	96
27	Major Sources of Employment	97
28	Unemployment Rates	98
29	Market Share of Deposits	99
30	National Interest Rates by Quarter	100

LIST OF EXHIBITS (cont.)

NUMERICAL		PAGE
EXHIBITS

31	Thrift Share Data and Pricing Ratios	101
32	Key Financial Data and Ratios	108
33	Recently Converted Thrift Institutions	115
34	Acquisitions and Pending Acquisitions	116
35	Balance Sheets Parameters - Comparable Group Selection	117
36	Operating Performance and Asset Quality Parameters - Comparable Group Selection	119
37	Balance Sheet Ratios Final Comparable Group	121
38	Operating Performance and Asset Quality Ratios Final Comparable Group	122
39	Balance Sheet Totals - Final Comparable Group	123
40	Balance Sheet - Asset Composition Most Recent Quarter	124
41	Balance Sheet - Liability and Equity Most Recent Quarter	125
42	Income and Expense Comparison Trailing Four Quarters	126
43	Income and Expense Comparison as a Percent of Average Assets - Trailing Four Quarters	127
44	Yields, Costs and Earnings Ratios Trailing Four Quarters	128
45	Reserves and Supplemental Data	129
46	Valuation Analysis and Conclusions	130
47	Comparable Group Market, Pricings and Financial Ratios - Stock Prices as of August 24, 2016	131
48	Pro Forma Effects of Conversion Proceeds - Minimum	132
49	Pro Forma Effects of Conversion Proceeds - Midpoint	133
50	Pro Forma Effects of Conversion Proceeds - Maximum	134
51	Pro Forma Effects of Conversion Proceeds - Maximum, as Adjusted	135
52	Summary of Valuation Premium or Discount	136

ALPHABETICAL EXHIBITS		PAGE

A	Background and Qualifications	137
B	RB 20 Certification	141
C	Affidavit of Independence	142

INTRODUCTION

Keller & Company, Inc. is an independent appraisal firm for financial institutions and has prepared this Conversion Valuation Appraisal Report ("Report") to provide the pro forma market value of the to-be-issued common stock of Community Savings Bancorp, Inc. (the “Corporation”), a Maryland corporation, which will be formed as part of the conversion to own all of the to-be-issued shares of common stock of Community Savings (“Community” or the “Bank”), Caldwell, Ohio. The shares of common stock are to be issued in connection with the Bank’s Application for Approval of Conversion from a federal-chartered mutual savings and loan association to a federal-chartered stock savings and loan association.

The Application is being filed with the Office of the Comptroller of the Currency (“OCC”) and the Securities and Exchange Commission ("SEC"). Such Application for Conversion has been reviewed by us, including the Prospectus and related documents, and discussed with the Bank’s management and the Bank’s conversion counsel, Luse Gorman Pomerenk & Schick, PC, Washington, D.C.

This conversion appraisal was prepared based on the guidelines used by the OCC entitled “Guidelines for Appraisal Reports for the Valuation of Savings Institutions Converting from the Mutual to Stock Form of Organization,” in accordance with the OCC application requirements and the Revised Guidelines for Appraisal Reports and represents a full appraisal report. The Report provides detailed exhibits based on the Revised Guidelines and a discussion on each of the factors that need to be considered. Our valuation will be updated in accordance with the Revised Guidelines and will consider any changes in market conditions for thrift institutions.

The pro forma market value is defined as the price at which the stock of the Corporation after conversion would change hands between a typical willing buyer and a typical willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and with both parties having reasonable knowledge of relevant facts in an arm's-length

1

Introduction (cont.)

transaction. The appraisal assumes the Bank is a going concern and that the shares issued by the Corporation in the conversion are sold in noncontrol blocks.

As part of our appraisal procedure, we have reviewed the audited financial statements for the five fiscal years ended June 30, 2012 through 2016, and discussed them with Community’s management and with Community’s independent auditors, Suttle Stalnaker PLLC, Wheeling, West Virginia. We have also discussed and reviewed with management other financial matters and have reviewed internal projections. We have reviewed the Corporation's preliminary Form AC and discussed it with management and with the Bank’s conversion counsel.

To gain insight into the Bank’s local market condition, we have visited Community’s main office and branch and have traveled the surrounding area. We have studied the economic and demographic characteristics of the primary market area, and analyzed the Bank’s primary market area relative to Ohio and the United States. We have also examined the competitive market within which Community operates, giving consideration to the area's numerous financial institution offices, mortgage banking offices, and credit union offices and other key market area characteristics, both positive and negative.

We have given consideration to the market conditions for securities in general and for publicly traded thrift stocks in particular. We have examined the performance of selected publicly traded thrift institutions and compared the performance of Community to those selected institutions.

Our valuation is not intended to represent and must not be interpreted to be a recommendation of any kind as to the desirability of purchasing the to-be-outstanding shares of common stock of the Corporation. Giving consideration to the fact that this appraisal is based on numerous factors that can change over time, we can provide no assurance that any person who purchases the stock of the Corporation in this mutual-to-stock conversion will subsequently be

2

Introduction (cont.)

able to sell such shares at prices similar to the pro forma market value of the Corporation as determined in this conversion appraisal.

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I.	DESCRIPTION OF COMMUNITY SAVINGS

GENERAL

Community was organized in 1885 as a state-chartered mutual savings and loan association with the name The Caldwell Building and Loan Company, later changing its name to The Caldwell Savings and Loan Company. The Bank subsequently converted to a federal-chartered savings and loan association and changed its name to Community Savings.

Community conducts its business from its main office located in Caldwell, Ohio. The Bank’s primary retail market area is focused on Caldwell, while the Bank’s lending market extends into the surrounding Noble and Washington Counties in Ohio and Wood County in West Virginia. The Bank has no loan production offices.

Community’s deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation ("FDIC") in the Bank Insurance Fund ("BIF"). The Bank is also subject to certain reserve requirements of the Board of Governors of the Federal Reserve Bank (the "FRB"). Community is a member of the Federal Home Loan Bank (the "FHLB") of Cincinnati and is regulated by the OCC. As of June 30, 2016, Community had assets of $54,279,000, deposits of $40,102,000 and equity of $6,655,000.

Community has been principally engaged in the business of serving the financial needs of the public in its local communities and throughout its primary market area as a community-oriented institution. Community has been most active in the origination of one- to four-family loans, which represented 82.4 percent of its loan originations during the fiscal year ended June 30, 2016. One- to four-family loan originations represented a larger 92.6 percent of loan originations during the year ended June 30, 2015. At June 30, 2016, 70.5 percent of the Bank’s gross loans consisted of residential real estate loans on one- to four-family dwellings, compared to a larger 79.0 percent at June 30, 2015, with the primary sources of funds being retail deposits from residents in its local communities and to a much lesser extent, FHLB advances. The Bank is also an originator of multi-family loans, commercial real estate loans, home equity loans,

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General (cont.)

and consumer loans. Consumer loans include auto loans, boat loans, loans on deposit accounts and other secured and unsecured personal loans.

The Bank had cash and investments of $19.8 million, or 36.6 percent of its assets, excluding FHLB stock which totaled $915,000 or 1.7 percent of assets at June 30, 2016. Deposits, principal payments, loan sales, FHLB advances and equity have been the primary sources of funds for the Bank’s lending and investment activities.

The total amount of stock to be sold in the stock conversion will be $4.6 million or 460,000 shares at $10 per share based on the midpoint of the appraised value of $4.6 million. The net conversion proceeds will be $3.4 million, reflecting conversion expenses of approximately $1.2 million. The actual cash proceeds to the Bank of $2.1 million will represent 62.2 percent of the net conversion proceeds at the midpoint. The ESOP will represent 8.00 percent of the gross shares issued or 36,800 shares at $10 per share, representing $368,000. The Bank’s net proceeds will be used to fund new loans and to invest in securities following their initial deployment to short term investments. The Bank may also use the proceeds to expand services, expand operations, diversify into other businesses, or for any other purposes authorized by law. The Corporation will use its proceeds to fund the ESOP or to purchase short-and intermediate-term government or federal agency securities.

The Bank has experienced a moderate deposit decrease of $12.8 million over the past four fiscal years, with deposits decreasing 24.1 percent from June 30, 2012, to June 30, 2016, or an average of 6.0 percent per year, impacted by the sale of its two branch offices in Cambridge in 2016, with a combined $15.1 million in deposits. From June 30, 2015, to June 30, 2016, deposits decreased by $17.8 million or 30.7 percent, compared to a decrease of 8.7 percent in fiscal 2015.

The Bank experienced a decrease in its loan portfolio during the previous four years of 2012 to 2015, while focusing on maintaining its favorable asset quality position, on maintaining

5

General (cont.)

its net interest margin and on maintaining a reasonable equity to assets ratio. Then in 2016, the Bank focused on renewing its loan growth and monitoring its decrease in deposits. Equity to assets increased from 9.71 percent of assets at June 30, 2012, to 12.26 percent at June 30, 2016, due primarily to the Bank’s gains on the sale of its branches in 2016, partially enhanced by the Bank’s shrinkage in assets in 2016.

The primary lending strategy of Community has been to focus on the origination of adjustable-rate and fixed-rate one-to four-family mortgage loans, the origination of commercial real estate and multi-family loans, the origination of home equity loans and the origination of consumer loans.

The Bank’s share of one- to four-family mortgage loans has decreased modestly from 79.0 percent of gross loans at June 30, 2015, to 70.5 percent as of June 30, 2016. Commercial real estate and multi-family loans increased from 2.3 percent of loans to 5.0 percent of loans, and home equity loans decreased from 11.5 percent of loans to 10.1 percent from June 30, 2015, to June 30, 2016. All types of real estate loans as a group decreased modestly from 92.8 percent of gross loans at June 30, 2015, to 85.7 percent at June 30, 2016. The decrease in real estate loans was offset by the Bank’s increase in consumer loans. The Bank’s share of consumer loans witnessed an increase in their share of loans from 7.2 percent at June 30, 2015, to 14.3 percent at June 30, 2016.

Management's internal strategy has also included continued emphasis on maintaining an adequate and appropriate level of allowance for loan losses relative to loans and nonperforming assets in recognition of the more stringent requirements within the industry to establish and maintain a higher level of general valuation allowances and also in recognition of the Bank’s level of nonperforming assets. At June 30, 2015, Community had $288,000 in its loan loss allowance or 1.08 percent of gross loans, and 91.4 percent of nonperforming loans with the loan loss allowance decreasing to $253,000 and representing a lower 0.77 percent of gross loans and a lower 78.1 percent of nonperforming loans at June 30, 2016.

6

General (cont.)

The basis of earnings for the Bank has been interest income from loans and investments with the net interest margin being the key determinant of net earnings with a continued emphasis on strengthening noninterest income and controlling noninterest expenses. With a primary dependence on net interest margin for earnings, current management will focus on striving to strengthen the Bank’s net interest margin without undertaking excessive credit risk combined with controlling the Bank’s interest risk position and increasing noninterest income, controlling nonperforming assets, and reducing noninterest expenses.

7

PERFORMANCE OVERVIEW

The financial position of Community at fiscal year end June 30, 2012, through June 30, 2016, is shown in Exhibits 1 and 2, and the earnings performance of Community for the fiscal years 2012 through 2016 is shown in Exhibits 3 and 4. Exhibit 5 provides selected financial data at June 30, 2015 and 2016. Community has experienced a rise in its loan portfolio, a decrease in its asset base, a decrease in cash and investments, and a decrease in deposits from 2015 to 2016, with the decreases in 2016 impacted by the Bank’s sale of its two branches in July 2015.

With regard to the Bank’s historical financial condition, Community has experienced a modest decrease in assets from June 30, 2014, to June 30, 2015, with a modest decrease in loans, a moderate decrease in deposits and a modest increase in the dollar level of equity over the prior year. Then from June 30, 2015, to June 30, 2016, Community experienced moderate growth in loans, a sizeable decrease in deposits and assets, a decrease in cash and investments, and a moderate increase in equity, impacted by the Bank’s sale of its two branches.

The Bank witnessed a decrease in assets of $10.7 million or 16.4 percent and a decrease in deposits of $17.8 million or 30.7 percent for the period of June 30, 2015, to June 30, 2016. Over the past four fiscal periods, the Bank experienced its largest dollar decrease in assets of $10.7 million in fiscal year 2016, due primarily to a $12.4 million decrease in cash and investments, with a $17.8 million decrease in deposits and a $6.3 million increase in FHLB advances. During the same period, the Bank experienced its largest increase in assets in 2013 of $5.8 million or 8.9 percent due primarily to a $6.3 million increase in cash and investments or 21.9 percent, funded by a $9.8 million increase in deposits or 18.5 percent.

Community’s net loan portfolio, which includes mortgage loans and nonmortgage loans, increased from $29.0 million at June 30, 2015, to $32.6 million at June 30, 2016, and represented a total increase of $3.6 million, or 12.4 percent.

8

Performance Overview (cont.)

Community has obtained funds through deposits and FHLB advances with a moderate use of FHLB advances totaling $7.3 million at June 30, 2016. The Bank’s competitive rates for deposits in its local market in conjunction with its focus on service have been the sources for competing for retail deposits. Deposits decreased $5.5 million or 8.7 percent from fiscal 2014 to 2015.

The Bank witnessed an increase in its dollar equity level from 2015 to 2016, impacted by the gains on the sale of its two branches. At June 30, 2015, the Bank had an equity level of $5.8 million, representing an 8.90 percent equity to assets ratio and increased to $6.7 million at June 30, 2016, representing a higher 12.26 percent equity to assets ratio.

The overall increase in the equity to assets ratio from June 30, 2015, to June 30, 2016, was the result of the Bank’s gains on branch sales in 2016. The dollar level of equity increased 15.5 percent from June 30, 2015, to June 30, 2016.

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INCOME AND EXPENSE

Exhibit 6 presents selected operating data for Community. This table provides key income and expense figures in dollars for the fiscal years of 2015 and 2016.

Community witnessed a modest decrease in its dollar level of interest income from fiscal 2015 to fiscal 2016. Interest income was $2.04 million in 2015 and a lower $1.79 million in 2016. The Bank’s interest expense also experienced a decrease from fiscal year 2015 to 2016. Interest expense decreased from $315,000 in 2015 to $214,000 in 2016, representing a decrease of $101,000 or 32.1 percent. Interest income decreased a larger $241,000 or 11.8 percent. Such decrease in interest income from 2015 to 2016, notwithstanding the smaller dollar decrease in interest expense, resulted in a dollar decrease in annual net interest income but an increase in net interest margin due to the decrease in assets.

The Bank did not recognize provisions for loan losses in either of the past two fiscal years of 2015 and 2016. The impact of no loan loss provisions has been to provide Community with a general valuation allowance of $254,000 at June 30, 2016, or 0.77 percent of gross loans and 78.1 percent of nonperforming loans.

Total other income or noninterest income indicated a significant increase in dollars from 2015 to 2016, due to gains on the sale of two branches. Noninterest income was $406,000 or 0.63 percent of assets in 2015, with no gains on sale of assets and a higher $1,098,000 in fiscal year 2016 or 2.02 percent of assets in 2016, including $810,000 in gains on the sale of two branch offices. Noninterest income normally consists primarily of service charges and other income.

The Bank’s general and administrative expenses or noninterest expenses decreased from $2.44 million for the fiscal year of 2015 to $1.98 million for the fiscal year ended June 30, 2016, representing a decrease of 18.9 percent and due primarily to the sale of the two branch offices.

10

Income and Expense (cont.)

On a percent of average assets basis, operating expenses decreased from 3.57 percent of average assets for the fiscal year ended June 30, 2015, to 3.50 percent for the fiscal year ended June 30, 2016.

The net earnings position of Community has indicated volatility in 2015 and 2016. The annual net income (loss) figures for the fiscal years of 2015 and 2016 were $(312,000) and $679,000, respectively, representing returns on average assets of (0.46) percent and 1.20 percent for fiscal years 2015, and 2016, respectively. The increase in ROAA in 2016 was due to the gains on the sale of branches.

Exhibit 7 provides the Bank’s normalized earnings or core earnings for the twelve months ended June 30, 2016. The Bank’s normalized earnings typically eliminate any nonrecurring income and expense items. There was one expense adjustment and one noninterest income adjustment, resulting in the normalized income being less than actual income for the twelve months ended June 30, 2016, and equal to net income of $76,000. The core expense adjustment was a reduction in professional fees of $185,000, and the core noninterest income adjustment was a reduction in the gain on the sale of branches of $810,000.

The key performance indicators comprised of selected performance ratios, asset quality ratios and capital ratios are shown in Exhibit 8 to reflect the results of performance. The Bank’s return on average assets changed from (0.46) percent in fiscal year 2015, to 1.20 percent in 2016, with the higher earnings in 2016 due to the Bank’s gain on the sale of branches.

The Bank’s net interest rate spread was 2.64 percent in 2015 and a higher 2.84 percent in 2016. The Bank’s net interest margin also indicated a slightly rising trend, increasing from 2.77 percent in 2015 to 2.95 percent in 2016. Community’s net interest margin increased 18 basis points from 2015 to 2016.

11

Income and Expense (cont.)

The Bank’s return on average equity improved from 2015 to 2016. The return on average equity improved from (5.21) percent in 2015, to 10.39 percent in 2016, due to the gains on the sale of branches in 2016.

Community’s ratio of average interest-earning assets to interest-bearing liabilities increased modestly from 121.80 percent at June 30, 2015, to 125.60 percent at

June 30, 2016. The Bank’s overall increase in its ratio of interest-earning assets to interest-bearing liabilities is the result of the Bank’s decrease in interest-bearing deposits related to the branch sale.

The Bank’s ratio of noninterest expenses to average assets decreased from 3.57 percent in fiscal year 2015 to 3.50 percent in fiscal year 2016, due to the sale of two branches. Another key noninterest expense ratio reflecting efficiency of operation is the ratio of noninterest expenses to noninterest income plus net interest income referred to as the "efficiency ratio." The industry norm is 56.3 percent for all thrifts and 80.9 percent for thrifts with assets of less than $100.0 million, with the lower the ratio indicating higher efficiency. The Bank has been characterized with a moderately lower level of efficiency historically reflected in its higher efficiency ratio, which decreased from 114.68 percent in 2015 to 73.82 percent in 2016.

Earnings performance can be affected by an institution's asset quality position. The ratio of nonperforming loans to total loans is a key indicator of asset quality. Community witnessed a slight decrease in its nonperforming loans ratio from 2015 to 2016, and the ratio is currently similar to the industry norm. Nonperforming loans, by definition, consist of loans delinquent 90 days or more, troubled debt restructurings that have not been performing for at least three months, and nonaccruing loans. Community’s nonperforming loans consisted entirely of nonaccrual loans. The ratio of nonperforming loans to total loans was 0.99 percent at June 30, 2016, decreasing from 1.08 percent at June 30, 2015. The Bank’s ratio of nonperforming assets to total assets was a lower 0.66 percent at June 30, 2016, but increasing from 0.60 percent at

June 30, 2015.

12

Income and Expense (cont.)

Two other indicators of asset quality are the Bank’s ratios of allowance for loan losses to total loans and also to nonperforming loans. The Bank’s allowance for loan losses was 0.99 percent of loans at June 30, 2015, and decreased to 0.77 percent at June 30, 2016. As a percentage of nonperforming loans, Community’s allowance for loan losses to nonperforming loans was 91.43 percent at June 30, 2015, and was a lower 78.09 percent at June 30, 2016.

Exhibit 9 provides the changes in net interest income due to rate and volume changes for the fiscal year 2016. For the year ended June 30, 2016, net interest income decreased $140,000, due to a decrease in interest income of $241,000, reduced by a $101,000 decrease in interest expense. The decrease in interest income was due to a decrease due to rate of $100,000 accented by a decrease due to volume of $141,000. The decrease in interest expense was due to a $110,000 decrease due to rate, reduced by a $9,000 increase due to volume.

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YIELDS AND COSTS

The overview of yield and cost trends for the years ended June 30, 2015 and 2016, and at June 30, 2016, can be seen in Exhibit 10, which offers a summary of key yields on interest-earning assets and costs of interest-bearing liabilities.

Community’s weighted average yield on its loan portfolio decreased 40 basis points from fiscal year 2015 to 2016, from 4.86 percent to 4.46 percent and then increased 14 basis points to 4.60 percent at June 30, 2016. The yield on investment securities decreased 19 basis points from 2.14 percent in 2015 to 1.95 percent in fiscal year 2016, and then increased to 2.44 percent at June 30, 2016. The yield on other interest-earning assets increased 41 basis points from fiscal year 2015 to 2016, from 1.12 percent to 1.53 percent, and then increased 21 basis points to 1.74 percent at June 30, 2016. The combined weighted average yield on all interest-earning assets increased 8 basis points from 3.27 percent in fiscal year 2015 to 3.35 percent in fiscal year 2016, and then increased to 3.72 percent at June 30, 2016.

Community’s weighted average cost of interest-bearing liabilities decreased 12 basis points to 0.51 percent from fiscal year 2015 to 2016, which was less than the Bank’s 8 basis point increase in yield, resulting in an increase in the Bank’s net interest rate spread of 20 basis point from 2.64 percent to 2.84 percent from 2015 to 2016. Then the Bank’s interest rate spread increased 38 basis points to 3.22 percent at June 30, 2016. The Bank’s net interest margin increased from 2.77 percent in fiscal year 2015 to 2.95 percent in fiscal year 2016, representing an increase of 18 basis points.

The Bank’s ratio of average interest-earning assets to interest-bearing liabilities increased from 123.81 percent for the year ended June 30, 2015, to 126.73 percent for the year ended June 30, 2016.

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INTEREST RATE SENSITIVITY

Community has monitored its interest rate sensitivity position and focused on maintaining a reasonable level of interest rate risk exposure by maintaining a modest share of adjustable-rate residential mortgage loans and construction loans, and modest shares of shorter term commercial real estate and multi family loans and consumer loans to offset its higher share of fixed-rate residential mortgage loans. Community recognizes the thrift industry’s historically higher interest rate risk exposure, which caused a negative impact on earnings and economic value of equity in the past as a result of significant fluctuations in interest rates, specifically rising rates in the past. Such exposure was due to the disparate rate of maturity and/or repricing of assets relative to liabilities commonly referred to as an institution’s “gap.” The larger an institution’s gap, the greater the risk (interest rate risk) of earnings loss due to a decrease in net interest margin and a decrease in economic value of equity or portfolio loss. In response to the potential impact of interest rate volatility and negative earnings impact, many institutions have taken steps to reduce their gap position. This frequently results in a decline in the institution’s net interest margin and overall earnings performance. Community has responded to the interest rate sensitivity issue by controlling its share of fixed-rate one- to four-family loans.

The Bank measures its interest rate risk through the use of its net portfolio value of equity (“NPV”) of the expected cash flows from interest-earning assets and interest-bearing liabilities and any off-balance sheets contracts. The NPV for the Bank is calculated on a quarterly basis by an outside firm, showing the Bank’s NPV to asset ratio, the dollar change in NPV, and the change in the NPV ratio for the Bank under rising and falling interest rates. Such changes in the NPV ratio under changing rates are reflective of the Bank’s interest rate risk exposure.

There are numerous factors which have a measurable influence on interest rate sensitivity in addition to changing interest rates. Such key factors to consider when analyzing interest rate sensitivity include the loan payoff schedule, accelerated principal payments, deposit maturities, interest rate caps on adjustable-rate mortgage loans and deposit withdrawals.

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Interest Rate Sensitivity (cont.)

Exhibit 11 provides the Bank’s NPV levels and ratios as of June 30, 2016, based on the most recent calculations and reflects the changes in the Bank’s NPV levels under rising and declining interest rates.

The Bank’s change in its NPV level at June 30, 2016, based on a rise in interest rates of 100 basis points was a 4.03 percent decrease, representing a dollar decrease in equity value of $367,000. In contrast, based on a decline in interest rates of 100 basis points, the Bank’s NPV level was estimated to increase 0.07 percent or $6,500 at June 30, 2016. The Bank’s exposure increases to a 10.28 percent decrease under a 200 basis point rise in rates, representing a dollar decrease in equity of $936,000. The Bank’s exposure is not reasonably measurable based on a 200 basis point decrease in interest rates, due to the currently low level of interest rates.

The Bank’s post shock NPV ratio based on a 200 basis point rise in interest rates is 15.26 percent and indicates an 89 basis point decrease from its 16.15 percent based on no change in interest rates.

The Bank is aware of its interest rate risk exposure under rapidly rising rates and falling rates. Due to Community’s recognition of the need to control its interest rate exposure, the Bank has pursued the origination of adjustable-rate loans. The Bank plans to increase its lending activity in the future and continue to maintain a modest share of adjustable-rate loans. The Bank will also continue to focus on strengthening its NPV ratio, recognizing the planned conversion and stock offering will strengthen the Bank’s equity level and NPV ratio, based on any change in interest rates.

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LENDING ACTIVITIES

Community has focused its lending activity on the origination of conventional mortgage loans secured by one- to four-family dwellings, commercial real estate and multi-family loans and consumer loans. Exhibit 12 provides a summary of Community’s loan portfolio by loan type at June 30, 2015 and 2016.

The primary loan type for Community has been residential loans secured by one- to four-family dwellings, representing a strong 70.5 percent of the Bank’s gross loans as of June 30, 2016. This share of loans has seen a modest decrease from 79.0 percent at June 30, 2015. The second largest real estate loan type as of June 30, 2016, was home equity loans, which comprised a relatively strong 10.1 percent of gross loans at June 30, 2016, compared to 11.5 percent as of June 30, 2015. The third largest real estate loan type was combined commercial real estate and multi-family loans, which comprised a modest 5.0 percent of gross loans at June 30, 2016, compared to a smaller 2.3 percent at June 30, 2016. These three real estate loan categories represented a strong 85.6 percent of gross loans at June 30, 2016, compared to a larger 92.4 percent of gross loans at June 30, 2015.

The consumer loan category was the second largest loan category at June 30, 2016, and represented a moderate $4.7 million or 14.3 percent of gross loans compared to 7.2 percent at June 30, 2015. Consumer loans were the third largest loan category at June 30, 2015. The Bank’s consumer loans include automobile and boat loans, savings account loans, and other secured and unsecured loans. The overall mix of loans has witnessed a moderate change from June 30, 2015, to June 30, 2016, with the Bank having increased its share of commercial real estate and multi-family loans and consumer loans to offset its decrease in one- to four-family loans.

17

Lending Activities (cont.)

The emphasis of Community’s lending activity is the origination of conventional mortgage loans secured by one- to four-family residences. Such residences are located primarily in Noble and Washington Counties in Ohio and Wood County in West Virginia. At June 30, 2016, 68.8 percent of Community’s gross loans consisted of loans secured by one- to four-family residential properties.

The Bank offers two types of adjustable-rate mortgage loans, ("ARMs") with adjustment periods of five years and seven years. The interest rates on ARMs are generally indexed to the weekly average yield on U.S. Treasury rate securities adjusted to a constant maturity of one year. ARMs have a maximum rate adjustment of 2.0 percent at each adjustment period and 6.0 percent for the life of the loan. Rate adjustments are computed by adding a stated margin to the index, the U.S. Treasury securities rate. The Bank retains all ARMs which it originates. The majority of ARMs have terms of up to 30 years, which is the maximum term offered, with some loans having terms of 15 and 20 years.

The Bank’s one- to four-family mortgage loans remain outstanding for shorter periods than their contractual terms, because borrowers have the right to refinance or prepay. These mortgage loans contain “due on sale” clauses which permit the Bank to accelerate the indebtedness of the loan upon transfer of ownership of the mortgage property.

The Bank’s other key mortgage loan product is a fixed-rate mortgage loan with Community’s fixed-rate mortgage loans having terms of 15 years, 20 years and 30 years. Fixed-rate mortgage loans have a maximum term of 30 years. The Bank’s fixed-rate and adjustable rate mortgage loans normally conform to the maximum loan limits.

The normal loan-to-value ratio for conventional mortgage loans to purchase or refinance one-to four-family dwellings generally does not exceed 80 percent at Community, even though the Bank is permitted to make loans up to a 95.0 percent loan-to-value ratio. While the

18

Lending Activities (cont.)

Bank does make loans up to 95.0 percent of loan-to-value, the Bank requires private mortgage insurance for the amount in excess of the 80.0 percent loan-to-value ratio for fixed-rate loans and adjustable-rate loans. Mortgage loans originated by the Bank include due-on-sale clauses enabling the Bank to adjust rates on fixed-rate loans in the event the borrower transfers ownership. The Bank also requires an escrow account for insurance and taxes on conventional one-to four family mortgage loans.

Community has also been an originator of adjustable-rate and fixed-rate commercial real estate loans and multi-family loans in the past and will continue to make multi-family and commercial real estate loans. The Bank had a total of $1.6 million in commercial real estate and multi-family loans combined at June 30, 2016, or 5.0 percent of gross loans, compared to a smaller $675,000 and a smaller 2.3 percent of gross loans at June 30, 2015.

The major portion of commercial real estate and multi-family loans are secured by apartment buildings, small retail establishments, office buildings, and other owner-occupied properties used for business. Most of the multi-family and commercial real estate loans are fully amortizing with an amortization period of 15 up to 20 years. The maximum loan-to-value ratio is normally 75.0 percent for commercial real estate loans and 80.0 percent for multi-family loans.

Community is also an originator of construction loans. Construction loans have a normal term of 12 months and provide for interest only payments during the construction phase. Upon completion of construction, the construction loans convert to a longer-term permanent mortgage loan. Construction loans have a normal loan-to-value ratio of 80.0 percent.

Community is also an originator of consumer loans, with these loans totaling only $4.7 million at June 30, 2016, and representing 14.3 percent of gross loans. Consumer loans primarily include automobile loans including indirect automobile loans, boat loans, share loans, and other secured and unsecured loans.

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Lending Activities (cont.)

Exhibit 13 provides a loan maturity schedule and breakdown and summary of Community’s fixed- and adjustable-rate loans, indicating a majority of fixed-rate loans. At June 30, 2016, 23.3 percent of the Bank’s loans due after June 30, 2017, were adjustable- rate and 76.7 percent were fixed-rate. At June 30, 2016, the Bank had 0.2 percent of its loans due on or before June 30, 2017, or in one year or less, with 6.9 percent due by June 30, 2021, or in one to five years. The Bank had a moderate 46.4 percent of its loans with a maturity of more than 15 years.

As indicated in Exhibit 14, Community experienced a modest decrease in its one- to four-family loan originations and total loan originations from fiscal year 2015 to 2016. Total loan originations in fiscal year 2015 were $6.4 million compared to a slightly smaller $6.3 million in fiscal year 2016, reflective of the lower level of one- to four-family loans originated, decreasing from $5.9 million to $5.2 million. The decrease in one- to-four-family loan originations from 2015 to 2016 of $706,000 represented 10.4 times the Bank’s $68,000 aggregate decrease in total loan originations from 2015 to 2016, with home equity loans increasing $528,000. Consumer loans increased $110,000 from 2015 to 2016.

Overall, loan originations and purchases exceeded principal payments, charge-offs, loan repayments and other deductions in the year ended June 30, 2016, due to moderate activity in principal payments. In fiscal 2015, loan originations fell short of reductions by $1,689,000, impacted by $7.6 million in principal payments, and then exceeded reductions by $3.5 million in 2016, impacted by a lesser $2.8 million in principal payments in the year ended June 30, 2016.

NONPERFORMING ASSETS

Community understands asset quality risk and the direct relationship of such risk to delinquent loans and nonperforming assets, including real estate owned. The quality of assets has been a key concern to financial institutions throughout many regions of the country. A

20

Nonperforming Assets (cont.)

number of financial institutions have been dealt with higher levels of nonperforming assets over the past years and were forced to recognize significant losses, setting aside major valuation allowances.

A sharp increase in nonperforming assets has often been related to specific regions of the country and has frequently been associated with higher risk loans, including purchased commercial real estate loans and multi-family loans. Community has maintained a lower share of nonperforming assets and has experienced a slight decrease in its level of nonperforming assets, with nonperforming assets decreasing slightly in dollars in 2016 but increasing as a percent of assets.

Exhibit 15 provides a summary of Community’s delinquent loans at June 30, 2015 and 2016, indicating an overall increase in the dollar amount of delinquent loans from June 30, 2015, to June 30, 2016. The Bank had $209,000 in loans delinquent 30 to 89 days at June 30, 2016. Loans delinquent 90 days or more totaled $46,000 at June 30, 2016, with these two categories representing 0.78 percent of gross loans, with most of them one- to four-family real estate loans. At June 30, 2015, delinquent loans of 30 to 89 days totaled $16,000 or 0.05 percent of gross loans and loans delinquent 90 days or more totaled $166,000 or 0.57 percent of gross loans for a combined total of $182,000 and a share of 0.62 percent of gross loans, compared to a higher $255,000 and a higher 0.78 percent of gross loans at June 30, 2016.

It is normal procedure for Community’s board to review loans delinquent 90 days or more on a monthly basis, to assess their collectibility and possibly commence foreclosure proceedings. When a loan is delinquent 30 days, the Bank sends a default letter to the borrower giving the borrower 10 days to cure the delinquency. If the loan still remains delinquent following the 30-day letter, an additional letter is sent at approximately 45 days form the due date giving the borrower an additional 10 days to bring the loan current. If the loan is not made current by approximately 60 days from the due date, a demand letter is sent by regular and certified mail giving the borrower 30 days to cure the delinquency or foreclosure proceedings will begin. If

21

Nonperforming Assets (cont.)

the borrower fails to bring the loan current within 90 days form the due date or fails to make arrangements to make the loan current over a longer period of time, the matter is referred to legal counsel and foreclosure or other collection proceedings are instituted.

Exhibit 16 provides a summary of Community’s nonperforming assets at June 30, 2015 and 2016. Nonperforming assets, by definition, include loans 90 days or more past due, nonaccruing loans, troubled debt restructurings that have not performed, and repossessed assets. The Bank carried a lower dollar level of nonperforming assets at June 30, 2016, relative to June 30, 2015, but a higher percentage relative to assets due to the Bank’s decrease in assets. Community’s level of nonperforming assets was $389,000 at June 30, 2015, and a lower $358,000 at June 30, 2016, which represented 0.60 percent of assets in 2015 and 0.66 percent in 2016. The Bank’s nonperforming assets included $315,000 in nonaccrual loans, no loans 90 days or more past due, no troubled debt restructurings and $74,000 in real estate owned for a total of $389,000 at June 30, 2015. At June 30, 2016, nonperforming assets were a lesser $358,000 or 0.66 percent of assets and included no loans 90 days or more past due, $324,000 in nonaccrual loans, no debt restructurings and $34,000 in real estate owned.

Community’s levels of nonperforming assets were lower than its levels of classified assets. The Bank’s ratios of classified assets to assets, excluding special mention assets, were 1.35 percent of assets at June 30, 2015, and 1.62 percent at June 30, 2016 (reference Exhibit 17). The Bank’s classified assets consisted of $881,000 in substandard assets, with no assets classified as doubtful or loss at June 30, 2016, and $34,000 in real estate owned.

Exhibit 18 shows Community’s allowance for loan losses at June 30, 2015 and 2016, indicating the activity and the resultant balances. Community has witnessed a modest decrease in its balance of allowance for loan losses from $288,000 at June 30, 2015, to $253,000 at June 30, 2016, in response to its higher level of net charge-offs. The Bank had no provisions for loan losses in fiscal 2015 or in fiscal 2016.

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Nonperforming Assets (cont.)

The Bank had total charge-offs of $28,000 in 2015 and $39,000 in 2016, with recoveries of $28,000 in 2015 and $4,000 in 2016. The Bank’s ratio of allowance for loan losses to gross loans was 0.99 percent at June 30, 2015, and a lesser 0.77 percent at June 30, 2016, due to the rise in loans. Allowance for loan losses to nonperforming loans was 91.43 percent at June 30, 2015 and a lower 78.09 percent at June 30, 2016.

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INVESTMENTS

The investment and securities portfolio, excluding interest-bearing deposits, has been comprised of U.S. government and federal agency securities, U.S. government-sponsored enterprise obligations, including mortgage-backed securities and municipal securities. Exhibit 19 provides a summary of Community’s investment portfolio at June 30, 2015 and 2016, excluding FHLB stock and interest-bearing deposits. Investment securities totaled $16,264,000 at June 30, 2015, based on fair value, compared to $11,097,000 at June 30, 2016.

The Bank also had cash and interest-bearing deposits totaling $8.8 million at June 30, 2016, and a larger $15.9 million at June 30, 2015. The Bank had $915,000 in FHLB stock at June 30, 2016. The weighted average yield on investment securities was 1.95 percent for the year ended June 30, 2016.

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DEPOSIT ACTIVITIES

The mix of average deposits by amount at June 30, 2015 and 2016, is provided in Exhibit 20. There has been a moderate change in total deposits and a modest change in the deposit mix during this period due to the Bank’s sale of two branches in 2016. Total average deposits have decreased from $50.0 million at June 30, 2015, to $42.7 million at June 30, 2016, representing a decrease of $7.3 million or 14.6 percent. The balance of certificates of deposit has decreased from $13.9 million at June 30, 2015, to $8.3 million at June 30, 2016, representing a decrease of $5.6 million or 40.4 percent, while savings, transaction and noninterest demand accounts have decreased $1.7 million from $36.1 million at June 30, 2015, to $34.4 million at June 30, 2016 or 4.7 percent.

Exhibit 21 provides a breakdown of certificates of $100,000 or more by maturity as of June 30, 2016, and a breakdown of all certificates by rate and maturity at June 30, 2016. A moderate 37.6 percent of the Bank’s certificates of deposit of $100,000 or more mature in over three years. The second largest category of certificates based on maturity was certificates maturing in three to six months, which represented 35.0 percent of these certificates. The largest category based on maturity, for all certificates is one year or less, which represented 56.1 percent of certificates followed by certificates maturing in over three years, which represented 23.7 percent of certificates. Based on rate, the largest category was certificates with rates of less than 1.00 percent, which represented 73.3 percent of certificates followed by certificates with rates of 1.01 percent to 1.99 percent with 26.7 percent of total certificates.

BORROWINGS

Community has made regular use of FHLB advances (reference Exhibit 22) in each of the years ended June 30, 2015 and 2016. The Bank had total FHLB advances of $7.3 million at June 30, 2016, with a weighted average cost of 1.14 percent during the period and a balance of a lesser $1.0 million at June 30, 2015, with a weighted average cost of a higher 4.01 percent during the period.

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SUBSIDIARIES

Community has one wholly owned subsidiary, Community Financial Services, LLC. The subsidiary was created to sell insurance products in an effort to diversify its business; however, the subsidiary has not been active.

OFFICE PROPERTIES

Community had one office at June 30, 2016, located in Caldwell, Ohio (reference Exhibit 23). Community owns its office. At June 30, 2016, the Bank’s total investment in fixed assets, based on depreciated cost, was $452,000 or 0.83 percent of assets.

MANAGEMENT

Alvin B. Parmiter is the president and chief executive officer, positions he has held since he began his employment with Community in 1998. Mr. Parmiter’s experience provides the board with a perspective on the day-to-day operations of Community and assists the board in assessing the trends and developments in the financial institution industry on a local and national basis. Additionally, Mr. Parmiter has extensive ties to the communities that support the Bank’s business generation. Mr. Parmiter has over 20 years of community banking experience.

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II.	DESCRIPTION OF PRIMARY MARKET AREA

Community’s market area is focused on Noble County, Ohio, as the Bank’s main office is in Noble County. The Bank’s primary retail market area is focused on the village of Caldwell and Noble County, while the Bank’s lending market extends into the surrounding Washington County in Ohio and Wood County in West Virginia. Exhibit 25 shows the trends in population, households and income for Caldwell Village, Noble County, Washington County, Ohio, Wood County, West Virginia and the United States. The population trends indicate decreases in Caldwell and Washington and Wood Counties for the period from 2000 to 2010, while Noble County, Ohio and the United States increased in population. Caldwell, Washington County and Wood County had population decreases of 10.6 percent, 2.3 percent and 1.2 percent, respectively. Noble County’s population increased by 4.2 percent, while population in Ohio increased at a rate of 1.6 percent, and the United States’ population increased by 9.7 percent during the same time period. Through 2020, population is projected to decrease by 2.6 percent, 2.5 percent, 1.5 percent and 0.9 percent in the village of Caldwell, Noble, Washington and Wood Counties but increase by 1.5 percent in Ohio and 2.3 percent in the United States through 2020.

More important is the trend in households. Noble County experienced a 6.7 percent increase in households from 2000 through 2010, compared to increases of 3.6 percent in Caldwell Village, 1.8 percent in Washington County, 0.8 percent in Wood County, 3.5 percent in Ohio and 10.7 percent in the United States. Caldwell, Noble County, Washington County and Wood County are all projected to decrease slightly in households from 2010 through 2020 by 5.3 percent, 3.1 percent, 1.6 percent and 0.9 percent. The numbers of households in Ohio and the United States are projected to increase by 1.4 percent and 7.5 percent, respectively, through 2020.

Noble County had 2000 per capita income of $14,100, lower than all other areas, with Caldwell Village at $14,942, Washington County at $18,082, Wood County at $18,072, Ohio at $21,003 and the United States at $22,162. Per capita income increased in all areas from 2000 to 2010. Noble County’s per capita income increased to $20,719, Caldwell Village’s,

27

Description of Primary Market Area (cont.)

Washington County’s and Wood County’s increased to $23,010, $23,933 and $24,528, respectively, Ohio’s increased to $26,520 and the United States’ increased to $26,059. In 2000, median household income in Noble County was $32,940, lower than all but Caldwell, with Caldwell at $26,020, Washington County and Wood County at 34,275 and $33,285, respectively, Ohio at $40,956 and the United States with a median household income $41,994. Median household income increased from 2000 to 2010 by 10.9 percent, 12.7 percent, 26.9 percent, 27.6 percent, 19.3 percent and 19.2 percent to $28,850, $37,126, $43,512, $42,471, $48,849 and $50,046 in Caldwell, Noble County, Washington County, Wood County, Ohio and the United States, respectively. All areas are also projected to show increases in their median household income levels from 2010 through 2020. Noble County is projected to experience a median household income increase of 11.3 percent to $41,338, while Caldwell, Washington County, Wood County, Ohio and the United States are projected to increase by 19.7 percent, 11.3 percent, 15.2 percent, 9.5 percent and 23.1 percent, respectively, to $34,523, $48,433, $48,908, $53,490 and $61,618 median household income, respectively, from 2010 to 2020.

Exhibit 26 provides a summary of key housing data for Caldwell Village, Noble, Washington and Wood Counties, Ohio and the United States. In 2000, Noble County had a higher rate of owner-occupancy of 79.8 percent, higher than Caldwell at 61.3 percent, Washington County at 76.3 percent, Wood County at 73.4 percent, Ohio at 66.4 percent and the United States at 66.2 percent. As a result, Noble County supported a lower rate of renter-occupied housing of 20.2 percent, compared to 38.7 percent in Caldwell, 23.7 percent in Washington County, 26.6 percent in Wood County, 33.6 percent in Ohio and 33.8 percent in the United States. In 2010, owner-occupied housing decreased in all but Ohio. Caldwell, Noble County, Washington County, Wood County and the United States State had owner-occupied housing of to 56.7 percent, 77.9 percent, 73.9 percent, 71.7 percent, 67.6 percent and 65.4 percent. Conversely, the renter-occupied rates increased slightly in Noble County to 22.1 percent and increased in Caldwell to 43.3 percent, in Washington County to 26.1 percent, in Wood County to 28.3 percent and in the United States to 34.6 percent. Ohio’s owner-occupied housing rate increased slightly to 67.6 percent in 2010.

28

Description of Primary Market Area (cont.)

Noble County's 2000 median housing value was a lower $63,700, compared to Caldwell at $64,000, Washington County at $80,400, Wood County at $77,500, Ohio at $103,700 and the United States at $119,600. The 2000 median rent of Noble County was $368, which was again lower than Caldwell’s at $380, Washington County’s median rent of $400, Wood County’s median rent at $429, Ohio’s median rent of $515 and the United States’ median rent of $602. In 2010, median housing values had increased in Noble County to $83,100, in Caldwell to $80,000, in Washington County to $108,200, in Wood County to $106,100, in Ohio to $134,400 and in the United States to $179,900. The 2010 median rent levels were $604, $596, $592, $613, $685 and $871 in Caldwell Village, Noble, Washington and Wood Counties, Ohio and the United States, respectively.

In 2000, the major source of employment for Noble County by industry group, based on share of employment, was the services industry at 40.5 percent. The services industry was also responsible for the majority of employment in Caldwell, Washington County, Wood County, Ohio and the United States with 48.5 percent of jobs in Caldwell, 43.3 percent of jobs in Washington County, 44.5 percent of jobs in Wood County, 43.8 percent of jobs in Ohio and 46.7 percent in the United States (reference Exhibit 27). The manufacturing industry was the second major employer in Noble County, Caldwell, Washington County, and Ohio but was the third largest employer in Wood County and the United States. The wholesale/retail trade group was the third major overall employer in Noble County, Caldwell, Washington County and Ohio, and the wholesale/retail trade group was the second major overall employer in Wood County and in the United States. The agriculture/mining group, construction group, transportation/ utilities, information and finance/insurance/real estate group combined to provide 19.9 percent of employment in Caldwell, 23.6 percent of employment in Noble County, 20.6 percent of employment in Washington County, 19.0 percent of employment in Wood County, 20.7 percent of employment in Ohio and 23.9 percent of employment in the United States.

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Description of Primary Market Area (cont.)

In 2010, the services industry, wholesale/retail trade industry, and manufacturing industry provided the first, second and third highest levels of employment, respectively, for Noble County and Wood County, with the services industry, manufacturing industry and then wholesale/retail trade industries indicating first, second and third highest levels in Washington County, Ohio and the United States . Caldwell Village alone indicated the services industry, wholesale/retail industry and then transportation/utilities industry as first, second and third highest employers. The services industry accounted for 49.7 percent, 47.3 percent, 49.1 percent, 51.6 percent, 51.2 percent and 53.2 percent in Caldwell Village, Noble County, Washington County, Wood County, Ohio and the United States, respectively. The wholesale/retail trade industry provided for 19.1 percent, 16.2 percent, 15.1 percent, 13.8 percent, 16.3 percent, 14.8 percent and 14.5 percent in Caldwell Village, Noble, Washington and Wood Counties, Ohio and the United States, respectively. The manufacturing group provided 7.1 percent, 15.6 percent, 15.1 percent, 12.7 percent, 15.0 percent and 10.4 percent of employment in Caldwell Village, Noble, Washington and Wood Counties, Ohio and the United States, respectively.

Some of the largest employers in Noble County are:

Name of Company	Description

Caldwell Exempted Vil. Schools	Education
Magnum Magnetics	Manufacturing
Noble County Government	Government
Summitt Acres	Nursing Facility
State of Ohio	Correction Institution

Some of the largest employers in Washington County are:

Name of Company	Description

Marietta Memorial Health System	Health Care
Pioneer Pipe	Construction, industrial maintenance
Eramet - Marietta	Ferro manganese
Kraton Polymers	Styrenic block copolymers
Thermo Fisher	Environmentally controlled cabinets
RJF International	Wall coverings, plastic extrusions
Peoples Bancorp, Inc.	Financial institution

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Description of Primary Market Area (cont.)

Some of the largest employers in Wood County are:

Name of Company	Description

Camden-Clark Memorial Hospital	Health Care
DuPont	Chemical manufacturing
Wood County Bd. of Educ.	Education
U.S. Treasury Department Bureau of Public Debt	Government

The unemployment rate is another key economic indicator. Exhibit 28 shows the unemployment rates in Noble, Washington and Wood Counties, Ohio and the United States in 2012 through July of 2016. Noble County has been characterized by the highest unemployment rates of the three market area counties. In 2012, Noble County had an unemployment rate of 11.0 percent, compared to unemployment rates of 8.6 percent in Washington County, 7.3 percent in Wood County, 8.1 percent in Ohio and 8.1 percent in the United States. Noble County's unemployment rate decreased slightly in 2013, as did those of Wood County, Ohio and the United States to 6.2 percent, 7.5 percent and 7.4 percent, respectively, with Washington County’s unemployment remaining at 8.6 percent. In 2014, Noble County’s rate of unemployment decreased as did all other areas to 7.6 percent, 6.4 percent, 6.0 percent, 5.7 percent, 6.2 percent in Noble, Washington and Wood Counties, Ohio and the United States, respectively. In 2015, Noble County’s rate of unemployment decreased to 7.4 percent compared to a decrease to 6.0 percent in Washington County, to 6.2 percent in Wood County, to 4.9 percent in Ohio and to 5.3 percent in the United States. Through June of 2016, unemployment rates were somewhat higher in Noble and Washington Counties at 7.9 percent and 6.7 percent, respectively, lower in Wood County and the United States at 5.8 percent and 5.1 percent, respectively, and the same at 4.9 percent in Ohio.

Exhibit 29 provides deposit data for banks and thrifts in Noble County, the only county in which Community had branches, as well as for Washington and Wood Counties. Community’s deposit base in Noble County was approximately $42.1 million or a 100 percent share of the total thrift deposits but an 18.3 percent share of the total deposits, which were

31

Description of Primary Market Area (cont.)

approximately $230.0 million as of June 30, 2015. The three-county market area is dominated by banks, with bank deposits accounting for approximately 97.1 percent of deposits at June 30, 2015.

Exhibit 30 provides interest rate data for each quarter for the years 2012 through the first two quarters of 2016. The interest rates tracked are the Prime Rate, as well as 90-Day, One-Year and Thirty-Year Treasury Bills. Short term interest rates experienced a declining trend in 2010 and 2011, a slightly rising trend in 2012, and stable in 2013, with Thirty-Year Treasury rate rising in 2013, decreasing in 2014, rising in the 2015 and then decreasing in the first two quarters of 2016.

SUMMARY

In summary, population increased by 4.2 percent in Noble County from 2000 to 2010 but decreased in Caldwell by 10.6 percent, and the number of households increased in both Caldwell and in Noble County. The 2010 per capita income and median household income levels in Noble County were below state and national levels. Also, Noble County’s unemployment rates have been higher than state and national rates. According to the 2010 Census, median housing values were $80,000, $83,100, $108,200, $106,100, $134,400 and $179,900 for Caldwell Village, Noble County, Washington County, Wood County, Ohio and the United States, respectively.

The Bank held deposits of approximately 47.2 percent of all thrift deposits in the three-county market area as of June 30, 2015, which represented only a 1.4 percent share of the total deposit base of $3.1 billion.

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III.	COMPARABLE GROUP SELECTION

Introduction

Integral to the valuation of the Corporation is the selection of an appropriate group of publicly traded thrift institutions, hereinafter referred to as the "comparable group". This section identifies the comparable group and describes each parameter used in the selection of each institution in the group, resulting in a comparable group based on such specific and detailed parameters, current financials and recent trading prices. The various characteristics of the selected comparable group provide the primary basis for making the necessary adjustments to the Corporation's pro forma value relative to the comparable group. There is also a recognition and consideration of financial comparisons with all publicly traded, FDIC-insured thrifts in the United States and all publicly traded, FDIC-insured thrifts in the Midwest region and in Ohio.

Exhibits 31 and 32 present Share Data and Pricing Ratios and Key Financial Data and Ratios, respectively, both individually and in aggregate, for the universe of 149 publicly traded, FDIC-insured thrifts in the United States ("all thrifts"), excluding mutual holding companies, used in the selection of the comparable group and other financial comparisons. Exhibits 31 and 32 also subclassify all thrifts by region, including the 47 publicly traded Midwest thrifts ("Midwest thrifts") and the 13 publicly traded thrifts in Ohio ("Ohio thrifts"), and by trading exchange. Exhibit 31 presents prices, pricing ratios and price trends for all publicly traded FDIC-insured thrifts.

The selection of the comparable group was based on the establishment of both general and specific parameters using financial, operating and asset quality characteristics of the Corporation as determinants for defining those parameters. The determination of parameters was also based on the uniqueness of each parameter as a normal indicator of a thrift institution's operating philosophy and perspective. The parameters established and defined are considered to be both reasonable and reflective of the Corporation’s basic operation.

33

Introduction (cont.)

The general parameter requirements for the selection of the peer group candidates included a maximum asset size limit of $900 million, a trading exchange requirement that each candidate be traded on one of the two major stock exchanges, the New York Stock Exchange or the NASDAQ, a geographic parameter that eliminates potential candidates located in the Southwest and West, a merger and acquisition parameter that eliminates any potential candidate that is involved in a merger and acquisition transaction, and a recent conversion parameter that eliminates any institution that has not been converted from mutual to stock for at least four quarters or prior to June 30, 2016. Due to the general parameter requirement related to trading on NASDAQ or the New York Stock Exchange, the size of the peer group institutions results in larger institutions.

Inasmuch as the comparable group must consist of at least ten institutions, the parameters relating to asset size and geographic location have been expanded as necessary in order to fulfill this requirement.

Due to lack of comparability, there are no mutual holding companies included as potential comparable group candidates.

GENERAL PARAMETERS

Merger/Acquisition

The comparable group will not include any institution that is in the process of a merger or acquisition as the seller at June 30, 2016, due to the price impact of such a pending transaction. There was one thrift institution that was a potential comparable group candidate but had to be eliminated due to its involvement in a merger/acquisition.

La Porte Bancorp-Indiana

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Merger/Acquisition (cont.)

There are no pending merger/acquisition transactions involving thrift institutions that were potential comparable group candidates in the Corporation’s city, county or market area as indicated in Exhibit 34.

Trading Exchange

It is necessary that each institution in the comparable group be listed on one of the two major stock exchanges, the New York Stock Exchange or the National Association of Securities Dealers Automated Quotation System (NASDAQ). Such a listing indicates that an institution’s stock has demonstrated trading activity and is responsive to normal market conditions, which are requirements for listing. Of the 149 publicly traded, FDIC-insured savings institutions, excluding mutual holding companies, 8 are traded on the New York Stock Exchange and 92 are traded on NASDAQ. There were an additional 18 traded over the counter and 31 institutions are listed in the Pink Sheets, but they were not considered for the comparable group selection.

IPO Date

Another general parameter for the selection of the comparable group is the initial public offering ("IPO") date, which must be at least four quarterly periods prior to June 30, 2016, in order to insure at least four consecutive quarters of reported data as a publicly traded institution. The resulting parameter is a required IPO date prior to June 30, 2015.

Geographic Location

The geographic location of an institution is a key parameter due to the impact of various economic and thrift industry conditions on the performance and trading prices of thrift institution

35

Geographic Location (cont.)

stocks. Although geographic location and asset size are the two parameters that have been developed incrementally to fulfill the comparable group requirements, the geographic location parameter has nevertheless eliminated regions of the United States distant to the Corporation, including the Southwest and West regions.

The geographic location parameter consists of the Midwest, North Central, Southeast and Northeast regions for a total of fifteen states. To extend the geographic parameter beyond those states could result in the selection of similar thrift institutions with regard to financial conditions and operating characteristics, but with different pricing ratios due to their geographic regions. The result could then be an unrepresentative comparable group with regard to price relative to the parameters and, therefore, an inaccurate value.

Asset Size

Asset size was another key parameter used in the selection of the comparable group. The total asset size for any potential comparable group institution was $900 million or less, due to the general similarity of asset mix and operating strategies of institutions within this asset range, compared to the Corporation, with assets of approximately $54 million. Such an asset size parameter was necessary to obtain an appropriate comparable group of at least ten institutions.

In connection with asset size, we did not consider the number of offices or branches in selecting or eliminating candidates, since that characteristic is directly related to operating expenses, which are recognized as an operating performance parameter.

36

SUMMARY

Exhibits 35 and 36 show the 31 institutions considered as comparable group candidates after applying the general parameters, with the outlined institutions being those ultimately selected for the comparable group using the balance sheet, performance and asset quality parameters established in this section.

37

BALANCE SHEET PARAMETERS

Introduction

The balance sheet parameters focused on seven balance sheet ratios as determinants for selecting a comparable group, as presented in Exhibit 35. The balance sheet ratios consist of the following:

1.	Cash and investments to assets
2.	Mortgage-backed securities to assets
3.	One- to four-family loans to assets
4.	Total net loans to assets
5.	Total net loans and mortgage-backed securities to assets
6.	Borrowed funds to assets
7.	Equity to assets

The parameters enable the identification and elimination of thrift institutions that are distinctly and functionally different from the Corporation with regard to asset mix. The balance sheet parameters also distinguish institutions with a significantly different capital position from the Corporation. The ratio of deposits to assets was not used as a parameter as it is directly related to and affected by an institution's equity and borrowed funds ratios, which are separate parameters.

Cash and Investments to Assets

The Bank’s ratio of cash and investments to assets, excluding mortgage-backed securities, was 25.3 percent at June 30, 2016, and reflects the Bank’s share of cash and investments higher than the national and state averages of 14.8 percent and 13.4 percent, respectively. The Bank's investments have consisted of interest-bearing deposits, U.S. Government and federal agency securities and municipal securities.

38

Cash & Investments to Assets (cont.)

For its three most recent fiscal years ended June 30, 2016, the Bank’s average ratio of cash and investments to assets was a higher 35.96 percent, ranging from a low of 25.32 percent in 2016 to high of 44.62 percent in 2014.

The parameter range for cash and investments is has been defined as 30.0 percent or less of assets, with a midpoint of 15.0 percent.

Mortgage-Backed Securities to Assets

At June 30, 2016, the Bank’s ratio of mortgage-backed securities to assets was 11.3 percent, modestly higher than the national average of 8.18 percent and the regional average of 8.23 percent for publicly traded thrifts. The Bank’s three most recent fiscal year average is a lower 9.9 percent, also higher than industry averages.

Inasmuch as many institutions purchase mortgage-backed securities as an alternative to both lending, relative to cyclical loan demand and prevailing interest rates, and other investment vehicles, this parameter is also fairly broad at 20.0 percent or less of assets and a midpoint of 10.0 percent.

One- to Four-Family Loans to Assets

The Bank’s lending activity is focused on the origination of residential mortgage loans secured by one- to four-family dwellings. One- to four-family loans, including construction loans and excluding home equity loans, represented 41.0 percent of the Bank's assets at June 30, 2016, which is higher than its ratio of 35.6 percent at June 30, 2015, and higher than its

39

One- to Four-Family Loans to Assets (cont.)

ratio of 64.7 percent at June 30, 2014. The parameter for this characteristic is 60.00 percent of assets or less in one- to four-family loans with a midpoint of 30.00 percent.

Total Net Loans to Assets

At June 30, 2016, the Bank had a 60.1 percent ratio of total net loans to assets and a lower three fiscal year average of 49.5 percent, compared to the national average of 70.4 percent and the regional average of 68.0 percent for publicly traded thrifts. The Bank's ratio of total net loans to assets changed from 43.8 percent of total assets at June 30, 2014, to 44.7 percent at June 30, 2015, to 60.1 percent at June 30, 2016.

The parameter for the selection of the comparable group is from 45.0 percent to 90.0 percent with a midpoint of 67.5 percent. The lower end of the parameter range relates to the fact that, as the referenced national and regional averages indicate, many institutions hold greater volumes of investment securities and/or mortgage-backed securities as cyclical alternatives to lending, but may otherwise be similar to the Bank combined with Community’s lower shares of net loans in 2014 and 2015.

Total Net Loans and Mortgage-Backed Securities to Assets

As discussed previously, the Bank’s shares of mortgage-backed securities to assets and total net loans to assets were 11.3 percent and 60.1 percent, respectively, for a combined share of 71.4 percent. Recognizing the industry and regional ratios of 78.6 percent and 76.2 percent, respectively, the parameter range for the comparable group in this category is 60.0 percent to 90.0 percent, with a midpoint of 75.0 percent.

40

Borrowed Funds to Assets

The Bank had borrowed funds of $7.3 million or 13.36 percent of assets at June 30, 2016, which is moderately higher than current industry average of 9.80 percent.

The use of borrowed funds by some institutions indicates an alternative to retail deposits and may provide a source of longer term funds. The federal insurance premium on deposits has also increased the attractiveness of borrowed funds. The institutional demand for borrowed funds has decreased in recent years, due to much lower rates paid on deposits. Additionally, many thrifts are not aggressively seeking deposits, since quality lending opportunities have diminished in the current economic environment.

The parameter range of borrowed funds to assets is 18.0 percent or less with a midpoint of 9.0 percent.

Equity to Assets

The Bank’s equity to assets ratio was 12.26 percent at June 30, 2016, 8.90 percent at June 30, 2015, and 8.11 percent at June 30, 2014, averaging 9.76 percent for the three fiscal years ended June 30, 2016. The Bank’s equity increased in three of the past four fiscal periods from June 30, 2013, to June 30, 2016. After conversion, based on the midpoint value of $4.6 million, with 62.2 percent of the net proceeds of the public offering going to the Bank and recognizing the elimination at a cost of $1,645,000, its equity is projected to increase to 12.83 percent of assets, with the Corporation’s equity at 13.76 percent of assets.

Based on those equity ratios, we have defined the equity ratio parameter to be 8.0 percent to 18.0 percent with a midpoint ratio of 13.0 percent.

41

PERFORMANCE PARAMETERS

Introduction

Exhibit 36 presents five parameters identified as key indicators of the Bank’s earnings performance and the basis for such performance both historically and during the year ended June 30, 2016. The primary performance indicator is the Bank's core return on average assets (ROAA). The second performance indicator is the Bank's core return on average equity (ROAE). To measure the Bank's ability to generate net interest income, we have used net interest margin. The supplemental source of income for the Bank is noninterest income, and the parameter used to measure this factor is the ratio of noninterest income to average assets. The final performance indicator is the Bank's ratio of operating expenses or noninterest expenses to average assets, a key factor in distinguishing different types of operations, particularly institutions that are aggressive in secondary market activities, which often results in much higher operating costs and overhead ratios.

Return on Average Assets

The key performance parameter is core ROAA. For the year ended June 30, 2016, the Bank’s core ROAA was 0.13 percent based on a core income after taxes of $76,000, as detailed in Item I of this Report. The net ROAA for the year ended June 30, 2016, was 1.14 percent on net income of $679,000. The Bank's ROAA in its prior two fiscal years of 2014 to 2015, was (0.11) percent and (0.46) percent, respectively, with a three fiscal year average ROAA of 0.19 percent.

Considering the historical and current earnings performance of the Bank, as well as the industry, the range for the ROAA parameter based on core income has been defined as less than 1.00 percent with a midpoint of 0.50 percent.

42

Return on Average Equity

The ROAE has been used as a secondary parameter to eliminate any institutions with an unusually high or low ROAE that is inconsistent with the Bank's position. This parameter does not provide as much meaning for a newly converted thrift institution as it does for established stock institutions, due to the unseasoned nature of the capital structure of the newly converted thrift and the inability to accurately reflect a mature ROAE for the newly converted thrift relative to other stock institutions.

The Bank’s core ROAE for the year ended June 30, 2016, was 1.22 percent based on its core earnings. In its most recent three fiscal years, the Bank's average ROAE was 3.86 percent, from a low of (5.21) percent in 2015 to a high of 10.39 percent in 2016.

The parameter range for ROAE for the comparable group, based on core income, is 10.00 percent or less with a midpoint of 5.00 percent.

Net Interest Margin

The Bank had a net interest margin of 2.90 percent for the year ended June 30, 2016, representing net interest income as a percentage of average interest-earning assets. The Bank's net interest margin levels in its two prior fiscal years of 2014 and 2015 were 2.98 percent and 2.77 percent, respectively, averaging 2.88 percent.

The parameter range for the selection of the comparable group is from a low of 2.50 percent to a high of 4.50 percent with a midpoint of 3.50 percent.

43

Operating Expenses to Assets

For the year ended June 30, 2016, the Bank had a 3.32 percent ratio of operating expense to average assets. In its two prior fiscal years of 2014 to 2015, the Bank’s expense ratio averaged 3.34 percent, from a low of 3.11 percent in fiscal year 2014 to a high of 3.57 percent in fiscal year 2015.

The operating expense to assets parameter for the selection of the comparable group is from a low of 1.75 percent to a high of 6.00 percent with a midpoint of 3.88 percent.

Noninterest Income to Assets

Compared to publicly traded thrifts, the Bank has experienced an average level of noninterest income as a source of additional income. The Bank’s ratio of noninterest income to average assets was 1.84 percent for the year ended June 30, 2016, but a lesser 0.48 percent excluding the one time gains on the sale of branches. For its prior two fiscal years ended June 30, 2014, and 2015, the Bank’s ratio of noninterest income to average assets was 0.55 percent and 0.68 percent , respectively, for a three-year average of 1.02 percent and a lower 0.57 percent excluding gains in 2016.

The range for this parameter for the selection of the comparable group is 2.00 percent of average assets or less, with a midpoint of 1.00 percent.

ASSET QUALITY PARAMETERS

Introduction

The final set of financial parameters used in the selection of the comparable group are asset quality parameters, also shown in Exhibit 36. The purpose of these parameters is to insure

44

Introduction (cont.)

that any thrift institution in the comparable group has an asset quality position similar to that of the Bank. The three defined asset quality parameters are the ratios of nonperforming assets to total assets, repossessed assets to total assets and loan loss reserves to total assets at the end of the most recent period.

Nonperforming Assets to Total Assets

The Bank’s ratio of nonperforming assets to assets was 0.66 percent at June 30, 2016, which was lower than the national average of 1.05 percent for publicly traded thrifts and the average of 1.11 percent for Midwest thrifts. The Bank’s ratio of nonperforming assets to total assets averaged 0.71 percent for its most recent three fiscal years ended June 30, 2016, from a high of 0.88 percent at June 30, 2014, to a low of 0.60 percent at June 30, 2015.

The comparable group parameter for nonperforming assets is 2.00 percent or less of total assets, with a midpoint of 1.00 percent.

Repossessed Assets to Assets

The Bank had repossessed assets of $34,000 at June 30, 2016, representing a ratio to total assets of 0.06 percent, following ratios of repossessed assets to total assets of 0.11 percent and 0.11 percent at June 30, 2015, and June 30, 2014, respectively. National and regional averages were 0.23 percent and 0.28 percent, respectively, for publicly traded thrift institutions.

The range for the repossessed assets to total assets parameter is 0.50 percent of assets or less with a midpoint of 0.25 percent.

45

Loans Loss Reserves to Assets

The Bank had an allowance for loan losses of $253,000, representing a loan loss allowance to total assets ratio of 0.47 percent at June 30, 2016, which was higher than its 0.44 percent ratio at June 30, 2015, and higher than its 0.41 percent ratio at June 30, 2014.

The loan loss allowance to assets parameter range used for the selection of the comparable group required a minimum ratio of 0.40 percent of assets.

THE COMPARABLE GROUP

With the application of the parameters previously identified and applied, the final comparable group represents ten institutions identified in Exhibits 37, 38 and 39. The comparable group institutions range in size from $351.3 million to $829.6 million with an average asset size of $548.5 million and have an average of 8.0 offices per institution. Two of the comparable group institutions are in Ohio, with two also in New York and Maryland, and one each in Kentucky, Michigan, Massachusetts, and Minnesota, and all ten are traded on NASDAQ.

The comparable group institutions as a unit have a ratio of equity to assets of 11.8 percent, which is 2.2 percent lower than all publicly traded thrift institutions in the United States; and for the most recent four quarters indicated a core return on average assets of 0.63 percent, lower than all publicly traded thrifts at 0.81 percent and lower than the publicly traded Ohio thrifts at 0.97 percent.

46

IV.	ANALYSIS OF FINANCIAL PERFORMANCE

This section reviews and compares the financial performance of the Bank to all publicly traded thrifts, to publicly traded thrifts in the Midwest region and to Ohio thrifts, as well as to the ten institutions constituting the Bank’s comparable group, as selected and described in the previous section. The comparative analysis focuses on financial condition, earning performance and pertinent ratios as presented in Exhibits 40 through 45.

As presented in Exhibits 40 and 41, at June 30, 2016, the Bank’s total equity of 12.26 percent of assets was higher than the comparable group at 11.81 percent, higher than all thrifts at 12.08 percent, Midwest thrifts at 11.97 percent and similar to Ohio thrifts at 12.26 percent. The Bank had a 60.11 percent share of net loans in its asset mix, lower than the comparable group at 76.90 percent, all thrifts at 70.44 percent and Midwest thrifts at 67.98 percent and higher than Ohio thrifts at 74.41 percent. The Bank’s share of net loans, lower than industry averages, is primarily the result of its higher 25.32 percent share of cash and investments with a higher 11.25 percent share of mortgage-backed securities. The comparable group had a lower 10.60 percent share of cash and investments and a lower 5.24 percent share of mortgage-backed securities. All thrifts had an 8.18 percent of assets in mortgage-backed securities and 14.87 percent in cash and investments. The Bank’s 73.88 percent share of deposits was lower than the comparable group, all thrifts, Midwest thrifts and Ohio thrifts, reflecting the Bank's higher share of borrowed funds of 13.36 percent and higher share of equity of 12.26 percent. As ratios to assets, the comparable group had deposits of 79.53 percent and borrowings of 7.95 percent. All thrifts averaged a 77.20 percent share of deposits and 9.80 percent of borrowed funds, while Midwest thrifts had a 78.75 percent share of deposits and an 8.34 percent share of borrowed funds. Ohio thrifts averaged a 74.77 percent share of deposits and a 12.08 percent share of borrowed funds. The Bank had no goodwill and intangible assets, compared to 0.46 percent for the comparable group, 0.54 percent for all thrifts, 0.38 percent for Midwest thrifts and 0.36 percent for Ohio thrifts.

47

Analysis of Financial Performance (cont.)

Operating performance indicators are summarized in Exhibits 42, 43 and 44 and provide a synopsis of key sources of income and key expense items for the Bank in comparison to the comparable group, all thrifts, and regional thrifts for the trailing four quarters.

As shown in Exhibit 44, for the year ended June 30, 2016, the Bank had a lower yield on average interest-earning assets relative to the comparable group, all thrifts and Midwest thrifts and similar to Ohio thrifts. The Bank's yield on interest-earning assets was 3.29 percent compared to the comparable group at 4.26 percent, all thrifts at 4.02 percent, Midwest thrifts at 4.01 percent and Ohio thrifts at 4.15 percent.

The Bank's cost of funds for the twelve months ended June 30, 2016, was lower than the comparable group, Midwest thrifts and Ohio thrifts and lower than all thrifts. The Bank had an average cost of interest-bearing liabilities of 0.52 percent compared to 0.85 percent for the comparable group, 0.73 percent for all thrifts, 0.69 percent for Midwest thrifts and 0.82 percent for Ohio thrifts. The Bank's yield on interest-earning assets and cost of funds resulted in a net interest spread of 2.77 percent, which was lower than the comparable group at 3.41 percent, all thrifts at 3.29 percent, Midwest thrifts at 3.31 percent and Ohio thrifts at 3.33 percent. The Bank generated a net interest margin of 2.90 percent for the year ended June 30, 2016, based on its ratio of net interest income to average interest-earning assets, which was lower than the comparable group ratio of 3.55 percent. All thrifts averaged a higher 3.41 percent net interest margin for the trailing four quarters, with Midwest thrifts at 3.41 percent; and Ohio thrifts averaged a higher 3.43 percent.

The Bank’s major source of earnings is interest income, as indicated by the operations ratios presented in Exhibit 43. The Bank had no provision for loan losses during the twelve months ended June 30, 2016, representing zero percent of average assets. The average provision for loan losses for the comparable group was 0.10 percent, with all thrifts at 0.05 percent, Midwest thrifts at 0.04 percent and Ohio thrifts at 0.09 percent.

48

Analysis of Financial Performance (cont.)

The Bank's total noninterest income was $1,098,000 or 1.84 percent of average assets for the year ended June 30, 2016, $810,000 in one time gains on the sale of branches or 73.8 percent of noninterest income. Excluding such gains, noninterest income was lower and more normal 0.53 percent of assets. The Bank’s higher ratio of noninterest income to average assets was higher than the comparable group at 0.70 percent, and higher than all thrifts at 0.92 percent, Midwest thrifts at 0.98 percent and higher than Ohio thrifts at 0.67 percent. For the year ended June 30, 2016, the Bank’s operating expense ratio was 3.32 percent of average assets, higher than the comparable group at 3.07 percent, all thrifts at 3.03 percent Midwest thrifts at 3.06 percent, and Ohio thrifts at 2.73 percent.

The overall impact of the Bank’s income and expense ratios is reflected in its net income and return on assets. For the year ended June 30, 2016, the Bank had a net ROAA of 1.14 and core ROAA of (0.13) percent. For its most recent four quarters, the comparable group had a lower net ROAA of 0.59 percent and a higher core ROAA of 0.63 percent. All publicly traded thrifts averaged a lower net ROAA of 0.72 percent and a higher 0.74 percent core ROAA, with Midwest thrifts a 0.75 percent net ROAA and a 0.81 percent core ROAA. The twelve month net and core ROAA for the 13 Ohio thrifts was 0.85 percent and 0.81 percent, respectively.

49

V.	MARKET VALUE ADJUSTMENTS

This is a conclusive section where adjustments are made to determine the pro forma market value or appraised value of the Corporation based on a comparison of Community with the comparable group. These adjustments will take into consideration such key items as earnings performance, primary market area, financial condition, asset and deposit growth, dividend payments, subscription interest, liquidity of the stock to be issued, management, and market conditions or marketing of the issue. It must be noted that all of the institutions in the comparable group have their differences among themselves and relative to the Bank, and, as a result, such adjustments become necessary.

EARNINGS PERFORMANCE

In analyzing earnings performance, consideration was given to net interest income, the amount and volatility of interest income and interest expense relative to changes in market area conditions and to changes in overall interest rates, the quality of assets as it relates to the presence of problem assets which may result in adjustments to earnings due to provisions for loan losses, the balance of current and historical nonperforming assets and real estate owned, the balance of valuation allowances to support any problem assets or nonperforming assets, the amount and volatility of noninterest income, and the amount and ratio of noninterest expenses. The earnings performance analysis was based on the Bank’s respective net and core earnings for the year ended June 30, 2016, with comparisons to the core earnings of the comparable group, all thrifts and other geographical subdivisions.

As discussed earlier, the Bank has experienced decreases in its assets and loans in two of the past four fiscal years and decreases for deposits in three of the past four fiscal years, with increases experienced for loans in 2016 but decreases for assets and deposits, due to the sale of two branches. The Bank has experienced losses in four of the past five fiscal years and has focused on controlling its lower balance of nonperforming assets; strengthening its ratio of interest sensitive assets relative to interest sensitive liabilities by maintaining a higher share of

50

Earnings Performance (cont.)

cash and investments, thereby maintaining its overall interest rate risk; and maintaining adequate allowances for loan losses to reduce the impact of any charge-offs. Historically, the Bank has closely monitored its lower yields and costs, resulting in a lower net interest margin, which has been historically lower than industry averages due to its lower yield on earning assets even with its lower cost of funds, with the trend experiencing an increase over the past two years, and its 2.90 percent net interest margin for the year ended June 30, 2016, was lower than the industry average of 3.41 percent and lower than the comparable group average of 3.55 percent. During its prior two fiscal years, Community’s ratio of interest expense to interest-bearing liabilities has decreased modestly from 0.72 percent in fiscal year 2014 to 0.62 percent in 2015. The Bank’s ratio then decreased to 0.52 percent for the year ended June 30, 2016, which was lower than the average of 0.85 percent for the comparable group and lower than the average of 0.73 percent for all thrifts. Following the conversion, the Bank will continue to control its operating expenses, strive to increase its net interest margin, strive to maintain its noninterest income, gradually increase its core net income, increase its return on assets, continue to control its balance of nonperforming and classified assets, and closely monitor its interest rate risk.

The Bank has experienced minimal change in loan origination activity from fiscal year 2015 to 2016. Total loan originations in fiscal year 2015 were $6.4 million with a net loan change of a decrease of $1,689,000 including $431,000 in loan sales and no loan purchases. Gross loan originations were a similar $6.3 million in fiscal year 2016, with no loan purchases and $105,000 in loan rates. This level of originations in 2016 resulted in a net increase in loans of $3.4 million in 2016, noticeably higher than the $1.7 million decrease in 2015 due to higher principal payments in 2015.

From June 30, 2015, to June 30, 2016, commercial real estate and multi family loans, and consumer loans experienced increases, while one- to four-family loans and home equity loans experienced decreases in their balances. Commercial real estate and multi family loans indicated a dollar increase of $966,000 or 143.1 percent, rising from $675,000 to $1.6 million from June 30, 2015, to June 30, 2016. One- to four-family loans decreased by just $30,000 or

51

Earnings Performance (cont.)

0.1 percent, from June 30, 2015, to June 30, 2016. Consumer loans increased by $2.6 million or 123.0 percent from June 30, 2015, to June 30, 2016. The other individual change was home equity loans, which decreased $52,000 or 1.5 percent from $3.4 million at June 30, 2015 to $3.31 million at June 30 2016. Overall, the Bank’s lending activities resulted in a total loan increase of $3.5 million or 11.9 percent and a net loan increase of $3.6 million or 12.5 percent from

June 30, 2015, to June 30, 2016.

The impact of Community’s primary lending efforts has been to generate a yield on average interest-earning assets of 3.29 percent for the year ended June 30, 2016, compared to a higher 4.30 percent for the comparable group, 4.02 percent for all thrifts and 4.01 percent for Midwest thrifts. The Bank’s ratio of interest income to average assets was 3.01 percent for the year ended June 30, 2016, lower than the comparable group at 3.96 percent, all thrifts at 3.71 percent and Midwest thrifts at 3.64 percent, reflecting the Bank's previously lower share of loans.

Community’s 0.52 percent cost of interest-bearing liabilities for the year ended June 30, 2016, was lower than the comparable group at 0.85 percent, lower than all thrifts at 0.73 percent and lower than Midwest thrifts at 0.69 percent and Ohio thrifts at 0.82 percent. The Bank's resulting net interest spread of 2.77 percent for the year ended June 30, 2016, was lower the comparable group at 3.41 percent and lower than all thrifts at 3.29 percent, Midwest thrifts at 3.31 percent and Ohio thrifts at 3.33 percent. The Bank's net interest margin of 2.90 percent, based on average interest-earning assets for the year ended June 30, 2016, was lower than the comparable group at 3.55 percent, lower than all thrifts at 3.41 percent, Midwest thrifts at 3.41 percent and Ohio thrifts at 3.43 percent.

The Bank's ratio of noninterest income to average assets was a higher 1.84 percent for the year ended June 30, 2016, due to gains on the sale of branches, which was higher than the comparable group at 0.70 percent, higher than all thrifts at 0.92 percent and Midwest thrifts at 0.98 percent.

52

Earnings Performance (cont.)

The Bank's operating expenses were higher than the comparable group, all thrifts, Midwest thrifts and Ohio thrifts. For the year ended June 30, 2016, Community had an operating expenses to assets ratio of 3.32 percent compared to 3.07 percent for the comparable group, 3.03 percent for all thrifts, 3.06 percent for Midwest thrifts and 2.73 percent for Ohio thrifts.

For the year ended June 30, 2016, Community generated a higher ratio of noninterest income, a higher ratio of noninterest expenses and a lower net interest margin relative to its comparable group. The Bank had no provision for loan losses during the year ended June 30, 2016, compared to the comparable group at 0.10 percent of assets, all thrifts at 0.05 percent and Midwest thrifts at 0.04 percent. The Bank’s allowance for loan losses to total loans of 0.77 percent was lower than the comparable group and lower than all thrifts. The Bank’s 70.7 percent ratio of reserves to nonperforming assets was also lower than the comparable group at 107.5 percent and lower than all thrifts at 116.2 percent.

As a result of its operations, the Bank's core income for the year ended June 30, 2016, was lower than the comparable group but its net income was higher due to one-time gains on the sale of branches. Based on net earnings, the Bank had a return on average assets of 1.14 percent for the year ended June 30, 2016, and a return on average assets of (0.46) percent and (0.11) percent in fiscal years 2015 and 2014, respectively. The Bank’s core return on average assets was 0.13 percent for the year ended June 30, 2016, as detailed in Exhibit 7. For their most recent four quarters, the comparable group had a lower net ROAA of 0.59 percent and a higher core ROAA of 0.63 percent, while all thrifts indicated a lower net ROAA and higher core ROAA of 0.72 percent and 0.74 percent, respectively. Midwest thrifts indicated a net ROAA of 0.75 percent and a core ROAA of 0.81 percent.

Following its conversion, Community’s earnings will continue to be dependent on a combination of the overall trends in interest rates, the consistency, reliability and variation of its net interest income, noninterest income, overhead expenses and its asset quality and its future

53

Earnings Performance (cont.)

needs for provisions for loan losses. Earnings are projected to represent a more favorable 0.24 percent by 2018, with negative earnings in 2017, impacted by the elimination of the defined benefit plan. The Bank’s ratio of noninterest income to average assets increased from fiscal 2015 to 2016. The increase in noninterest income in fiscal 2016 was due to the Bank’s gains on branch sales. Overhead expenses indicated a modest increase overall during the past two fiscal years also impacted by the costs related to the sale of the branches.

In recognition of the foregoing earnings related factors, considering Community’s historical and current performance measures, as well as Business Plan projections, a downward adjustment has been made to the Corporation’s pro forma market value for earnings performance.

54

MARKET AREA

Community’s market area is focused on Noble County, Ohio, as the Bank’s main office is in Noble County. The Bank’s primary retail market area is focused on the village of Caldwell and Noble County, while the Bank’s lending market extends into the surrounding Washington County in Ohio and Wood County in West Virginia. The population trends indicate decreases in Caldwell and Washington and Wood Counties for the period from 2000 to 2010, while Noble County, Ohio and the United States increased in population. Caldwell, Washington County and Wood County had population decreases of 10.6 percent, 2.3 percent and 1.2 percent, respectively, while Noble County had a population increase of 4.2 percent. Through 2020, population is projected to decrease by 2.6 percent, 2.5 percent, 1.5 percent and 0.9 percent in the village of Caldwell and Noble, Washington and Wood Counties

Noble County and Caldwell Village had lower per capita income levels relative to Ohio and the United States and also had lower median household income levels.

Noble County's 2000 median housing value was a lower $63,700, compared to Caldwell at $64,000, Washington County at $80,400, Wood County at $77,500, Ohio at $103,700 and the United States at $119,600. In 2010, median housing values increased in Noble County to $83,100, in Caldwell to $80,000, in Washington County to $108,200, in Wood County to $106,100, in Ohio to $134,400 and in the United States to $179,900, and the market continued to indicate lower median housing values.

Also, Noble County has been characterized with higher unemployment rates. Currently, Noble County has an unemployment rate of a higher 7.9 percent, with Washington County at 6.7 percent and Ohio at a lower 5.1 percent.

The Bank held deposits of 100.0 percent of the thrift deposits in the market area as of June 30, 2016, which represented only an 18.3 percent share of the total deposit base of $230.0 million.

55

Market Area (cont.)

In recognition of the foregoing factors, we believe that a downward adjustment is warranted for the Bank’s market area.

FINANCIAL CONDITION

The financial condition of Community is discussed in Section I and shown in Exhibits 1, 2, 5, and 12 through 22, and is compared to the comparable group in Exhibits 39, 40, and 41. The Bank's ratio of total equity to total assets was 12.26 percent at June 30, 2016, which was modestly higher than the comparable group at 11.81 percent and higher than all thrifts at 12.08 percent and Midwest thrifts at 11.97 percent. Based on the conversion completed at the midpoint of the valuation range, the Corporation's pro forma equity to assets ratio will be 13.76 percent, and the Bank's pro forma equity to assets ratio will increase to 12.83 percent, recognizing the cost of the elimination of the defined benefit plan.

The Bank's mix of assets and liabilities indicates both similarities to and variations from its comparable group. Community had a lower 60.1 percent ratio of net loans to total assets at June 30, 2016, compared to the comparable group at 76.9 percent. All thrifts indicated a higher 70.4 percent, as did Midwest thrifts at 68.0 percent. The Bank's 25.3 percent share of cash and investments was higher than the comparable group at 10.6 percent, while all thrifts were at 14.9 percent and Midwest thrifts were at 15.7 percent. Community’s 11.3 percent of mortgage-backed securities was moderately higher than the comparable group at 5.2 percent and higher than all thrifts at 8.2 percent and Midwest thrifts at 8.2 percent.

The Bank's 73.9 percent ratio of deposits to total assets was lower than the comparable group at 79.5 percent, lower than all thrifts at 77.2 percent and lower than Midwest thrifts at 78.8 percent. Community’s lower ratio of deposits was due to its higher share of borrowed funds. Community had a higher equity to asset ratio of 12.3 percent, compared to the comparable group

56

Financial Condition (cont.)

at 11.8 percent of total assets, with all thrifts at 12.1 percent and Midwest thrifts at 12.0 percent. Community had a higher share of borrowed funds to assets of 13.4 percent at June 30, 2016, moderately above the comparable group at 8.0 percent and higher than all thrifts at 9.8 percent and higher than Midwest thrifts at 8.3 percent. In fiscal year 2016, total deposits decreased by $17.8 million or 30.7 percent and decreased from $57.9 million to $40.1 million due to the sale of two branches. During fiscal year 2015, Community’s deposits decreased by $5.5 million or 8.7 percent from $63.3 million to $57.9 million.

Community had no assets in combined goodwill and intangible assets and had a lower share of repossessed real estate at June 30, 2016. The Bank had repossessed real estate of $34,000 or 0.06 percent of assets at June 30, 2016. This compares to ratios of 0.46 percent for goodwill and intangible assets and 0.18 percent for real estate owned, for the comparable group. All thrifts had a goodwill and intangible assets ratio of 0.54 percent and a real estate owned ratio of 0.23 percent.

The financial condition of Community is impacted by its lower than average balance of nonperforming assets of $358,000 or 0.66 percent of total assets at June 30, 2016, compared to a higher 1.06 percent for the comparable group, 1.05 percent for all thrifts, 1.11 percent for Midwest thrifts and a higher 0.99 percent for Ohio thrifts. The Bank's ratio of nonperforming assets to total assets was 0.88 percent at June 30, 2014, and 0.60 percent at June 30, 2015.

At June 30, 2016, Community had $253,000 of allowances for loan losses, which represented 0.47 percent of assets and 0.77 percent of total loans. The comparable group indicated higher allowance ratios, relative to assets and loans, equal to 1.10 percent of assets and 1.35 percent of total loans, while all thrifts had allowances relative to assets and loans that averaged a higher 0.83 percent of assets and a lower 1.14 percent of total loans. Also of major importance is an institution's ratio of allowances for loan losses to nonperforming assets, since a portion of nonperforming assets might eventually be charged off. Community’s $253,000 of allowances for loan losses, represented a lower 70.67 percent of nonperforming assets at

57

Financial Condition (cont.)

June 30, 2016, compared to the comparable group's 107.45 percent, with all thrifts at 116.17 percent, Midwest thrifts at a higher 98.41 percent and Ohio thrifts at a higher 113.46 percent. Community’s ratio of net charge-offs to average total loans was (0.11) percent for the year ended June 30, 2016, compared to a higher 0.01 percent for the comparable group, 0.07 percent for all thrifts and 0.12 percent for Midwest thrifts.

Community has a modest level of interest rate risk. The change in the Bank’s NPV level at June 30, 2016, reflecting the most current information available, based on a rise in interest rates of 100 basis points was a 4.03 percent decrease, representing a dollar decrease in equity value of $367,000. The Bank’s exposure increases to a 10.27 percent decrease in its NPV level under a 200 basis point rise in rates, representing a dollar decrease in equity of $935,000. The Bank’s post shock NPV ratio at June 30, 2016, assuming a 200 basis point rise in interest rates was 15.26 percent and indicated an 89 basis point decrease from its 16.15 percent based on no change in interest rates.

Compared to the comparable group, with particular attention to the Bank’s equity level, asset quality position level and asset and liability mix, we believe that no adjustment is warranted for Community’s current financial condition, due to the Bank’s similar equity position, recognizing its recently lower share of nonperforming assets but lower share of allowance for loan losses to nonperforming assets.

58

ASSET, LOAN AND DEPOSIT GROWTH

During its most recent two fiscal years, Community has been characterized by moderate changes in assets, loans and deposits relative to its comparable group. The Bank’s average annual asset change from June 30, 2014, to June 30, 2016, was a decrease of 11.4 percent due to the Bank’s sale of its two branches in 2016. This decrease compares to a higher 3.1 percent increase for the comparable group, a higher 3.6 percent for all thrifts, and a higher 2.5 percent for Midwest thrifts. The Bank’s decrease in assets is reflective of its decreases in cash and investments and deposits in 2016 of 38.39 percent and 30.69 percent, respectively. Community’s deposits indicate an average annual decrease of 18.34 percent from June 30, 2014, to June 30, 2016, compared to average growth rates of 3.4 percent for the comparable group, 2.3 percent for all thrifts and 2.6 percent for Midwest thrifts.

Community’s deposits indicated a decrease of 30.7 percent from fiscal 2015 to 2016. Annual deposit change was growth rates of 3.2 percent for the comparable group, 2.0 percent for all thrifts and 2.7 percent for Midwest thrifts. The Bank had $7.3 million in borrowed funds or 13.36 percent of assets at June 30, 2016, compared to the comparable group at 7.4 percent and had a lower $1.0 million in borrowed funds at June 30, 2015, or 1.54 percent of assets.

Recognizing its large decrease in deposits in 2016, after modest shrinkage in 2015 and modest growth in 2014, and considering the demographics, competition and deposit base trends in its market area, the Bank’s ability to increase its asset, loan and deposit bases in the future is significantly limited, with its ability to increase its market share by competitively pricing its loan and deposit products, maintaining a high quality of service to its customers and strengthening its loan origination activity. Community’s primary market area county experienced increases in population and households in Noble County between 2000 and 2010. The Bank’s primary market area county also indicated 2010 per capita income moderately below Ohio’s and that of the United States, and the median household income level in Noble County was also below the state and the national levels. In 2010, the median housing value in Noble County at $83,100 was lower than those of Ohio at $134,400 and the United States at $179,900, as were median rents.

59

Asset, Loan and Deposit Growth (cont.)

The total deposit base in Noble County increased by 1.56 percent from June 30, 2014, to June 30, 2015; and during that period, the number of financial institution offices in Noble County remained at three. In June 30, 2015, Community’s deposit market share in Noble County was 18.3 percent, decreasing from 20.4 percent in 2014.

Based on the foregoing factors, we have concluded that a downward adjustment to the Corporation’s pro forma value is warranted for asset, loan and deposit growth.

DIVIDEND PAYMENTS

The Corporation has no plans to pay an initial cash dividend. The payment of cash dividends will depend upon such factors as earnings performance, financial condition, capital position, growth, asset quality and regulatory limitations. Five of the ten institutions in the comparable group paid cash dividends during the most recent twelve months for an average dividend yield of 1.50 percent and an average payout ratio of 46.47 percent. During that twelve month period, the average dividend yield was 2.82 percent for the thirteen Ohio thrifts; and the average dividend yield was 2.38 percent and the average payout ratio was 59.15 percent for all thrifts.

In our opinion, no adjustment to the pro forma market value of the Corporation is warranted related to dividend payments.

60

SUBSCRIPTION INTEREST

In 2015 and year-to-date 2016, , investors' interest in new issues continued to be reasonable but is still not strong. Such interest is possibly related to the improved asset quality position and resultant earnings of financial institutions overall, which could be challenged in the future due to the low interest rate environment and the compression of net interest margin. The selective and conservative reaction of IPO investors appears generally to be related to a number of analytical, economic and market-related factors, including the financial performance and condition of the converting thrift institution, the strength of the local economy, housing market conditions, general market conditions for financial institution stocks and stocks overall, aftermarket price trends and the expectation of renewed merger/acquisition activity in the thrift industry.

Community will direct its offering initially to depositors and residents in its market area. The board of directors and officers anticipate purchasing approximately $395,000 or 8.6 percent of the stock offered to the public based on the appraised midpoint valuation. The Bank will form an ESOP, which plans to purchase 8.0 percent of the total shares issued in the conversion.

The Bank has secured the services of Keefe, Bruyette & Woods, to assist in the marketing and sale of the conversion stock.

Based on the size of the offering, recent banking conditions, current market conditions, historical local market interest, the terms of the offering, and recent subscription levels for conversions, we believe that no adjustment is warranted for the Bank’s anticipated subscription interest.

61

LIQUIDITY OF THE STOCK

The Corporation will offer its shares through a subscription and community offering with the assistance of Keefe, Bruyette & Woods. . The stock of the Corporation will be traded on the OTC Pink Marketplace.

The Bank's total public offering is considerably smaller in size than the average market value of the comparable group. The comparable group has an average market value of $51.6 million for the stock outstanding compared to a midpoint public offering of $4.4 million for the Corporation, less the ESOP of 35,200 shares and the estimated 39,500 shares to be purchased by officers and directors. The Corporation’s public market capitalization will be approximately 8.5 percent of the size of the public market capitalization of the comparable group. Of the ten institutions in the comparable group, all trade on Nasdaq with those ten institutions indicating an average daily trading volume of over 7,700 shares during the last four quarters.

The comparable group has an average of 5,991,214 shares outstanding compared to 440,000 shares outstanding for the Corporation based on the midpoint valuation.

Based on the average market capitalization, shares outstanding and daily trading volume of the comparable group, we have concluded that a moderate downward adjustment to the Corporation’s pro forma market value is warranted relative to the liquidity of its stock.

MANAGEMENT

Mr. Alvin B. Parmiter is the Bank’s president and chief executive officer, positions he has held since he began his employment with Community in 1998. Mr. Parmiter’s experience provides the board with a perspective on the day-to-day operations of Community and assists the board in assessing the trends and developments in the financial institution industry on a local and national basis. Additionally, Mr. Parmiter has extensive ties to the communities that support the Bank’s business generation.

62

Management (cont.)

During its two most recent fiscal years, Community has been able to maintain its net interest spread and demonstrated a modest level of core noninterest income, excluding its one-time gains on the sale of branches in 2016. The Bank did experience an increase in its noninterest expenses to assets in 2016. The Bank experienced a loss in 2015 and positive earnings in 2016. The Bank’s asset quality position has remained favorable in 2015 and 2016, with nonperforming assets being lower than industry overages. Community’s interest rate risk has been modest, primarily as a result of its higher share of cash and investments. The Bank’s core earnings and core return on assets have been below industry averages, along with its net interest margin, impacted by a much lower yield on earning assets due to a lower share of loans. Management is confident that the Bank is positioned for moderate loan growth and a return to stable profitability following its conversion.

Overall, we believe the Bank to be professionally and knowledgeably managed, as are the comparable group institutions. It is our opinion that no adjustment to the pro forma market value of the Corporation is warranted for management.

63

MARKETING OF THE ISSUE

The necessity to build a new issue discount into the stock price of a new conversion continues to be a closely examined issue in recognition of uncertainty among investors as a result of the thrift industry's continued presence of a higher share of delinquent loans, dependence on interest rate trends, volatility in the stock market and recent legislation related to the regulation of financial institutions and their ability to generate selected income.

We believe that a new issue discount applied to the price to book valuation approach is appropriate and necessary in this offering, recognizing the Bank’s frequent losses, historically, and in the short term going forward. In our opinion, recent market trends cause us to conclude that a modest new issue discount is warranted in the case of this offering. Consequently, at this time we have made a modest downward adjustment to the Corporation's pro forma market value related to a new issue discount.

64

VI. VALUATION METHODS

Introduction

Historically, the most frequently used method for determining the pro forma market value of common stock for thrift institutions by this firm has been the price to book value ratio method, due to the volatility of earnings in the thrift industry. As earnings in the thrift industry have improved, more emphasis has been placed on the price to earnings method, particularly considering increases in stock prices during these last two years. However, as provisions for loan losses decreased significantly and became negative for some, the price to book value method continues to be pertinent and meaningful in the objective of discerning commonality and comparability among institutions. In determining the pro forma market value of the Corporation, primary emphasis has been placed on the price to book value method, with additional analytical and correlative attention to the price to assets method. The price to earnings method was not used due to the Corporation’s volatile earnings and negative earnings in fiscal 2015 and minimal core earnings in 2016.

In recognition of the volatility and variance in earnings, the continued differences in asset and liability repricing and the frequent disparity in value between the price to book approach and the price to earnings approach, a second valuation method, the price to net assets method, has also been used. The price to assets method is used less often for valuing ongoing institutions, but becomes more useful in valuing converting institutions when the equity position and earnings performance of the institutions under consideration are different.

In addition to the pro forma market value, we have defined a valuation range with the minimum of the range being 85.0 percent of the pro forma market value, the maximum of the range being 115.0 percent of the pro forma market value and the super maximum being 115.0 percent of the maximum. The pro forma market value or appraised value will also be referred to as the “midpoint value.”

65

Introduction (cont.)

In applying each of the valuation methods, consideration was given to the adjustments to the Bank's pro forma market value discussed in Section V. Downward adjustments were made for the Bank’s, earnings, market area, liquidity of the stock, marketing of the issue, and asset, loan and deposit growth. No adjustments were made for the Bank’s subscription interest, dividends, management, and financial condition.

PRICE TO BOOK VALUE METHOD

In the valuation of thrift institutions, the price to book value method focuses on an institution's financial condition, and does not give as much consideration to the institution's long term performance and value as measured by earnings. Due to the earnings volatility of many thrift stocks, the price to book value method is frequently used by investors who rely on an institution's financial condition rather than earnings performance. Although this method is, under certain circumstances, considered somewhat less meaningful for institutions that provide a consistent earnings trend, it remains significant and reliable when an institution’s performance or general economic conditions are experiencing volatile or uncustomary trends related to internal or external factors, and serves as a complementary and correlative analysis to the price to earnings and price to assets approaches.

In completing the price to book valuation, Keller recognized the charge to equity that will occur to eliminate the Bank’s defined benefit plan as part of the completion of the price to book valuation approach. The net charge to equity to eliminate the Bank’s defined benefit plan is projected to be $1,645,000, as determined by Pentegra. The pro forma equity used in the valuation was $5,010,000, which is based on the Bank’s June 30, 2016, equity level of $6,655,000 less the $1,645,000 defined benefit charge to equity, resulting in the pro forma equity of $5,010,000.

66

Price to Book Value Method (cont.)

Exhibit 47 shows the average and median price to book value ratios for the comparable group which were 80.92 percent and 83.85 percent, respectively. The full comparable group indicated a moderate pricing range, from a low of 56.90 percent (Central Federal Corp.) to a high of 96.99 percent (Elmira Savings Bank). The comparable group had higher average and median price to tangible book value ratios of 86.39 percent and 85.49 percent, respectively, with a range of 57.14 percent to 130.37 percent. Excluding the low and the high in the group, the comparable group's price to book value ratio range narrowed to a low of 65.64 percent and a high of 94.66 percent, and the comparable group’s price to tangible book value ratio range also narrowed modestly from a low of 70.13 percent to a high of 98.79 percent.

Considering the foregoing factors in conjunction with the adjustments made in Section V, we have determined a fully converted pro forma price to book value ratio of 58.55 percent and a price to tangible book value ratio of 58.55 percent at the midpoint. The price to book value ratio increases from 53.94 percent at the minimum to 66.36 percent at the super maximum, while the price to tangible book value ratio increases from 53.94 percent at the minimum to 66.36 percent at the super maximum.

The Corporation's pro forma price to book value and price to tangible book value ratios of 58.55 percent and 58.55 percent, respectively, as calculated using the prescribed formulary computation indicated in Exhibit 46, are influenced by the Bank's capitalization, asset quality position, earnings performance, ESOP level, local market and public ownership, as well as subscription interest in thrift stocks and overall market and economic conditions. The Corporation's ratio of equity to assets after conversion at the midpoint of the valuation range will be approximately 13.76 percent compared to 12.66 percent for the comparable group (reference Exhibit 47). Based on the price to book value ratio and the Bank's total pro forma equity of $5,010,000 at June 30, 2016, the indicated pro forma market value of the Corporation using this approach is $4,600,000 at the midpoint (reference Exhibit 46).

67

PRICE TO EARNINGS METHOD

The basis of the price to earnings method is the determination of the earnings base to be used, followed by the determination of an appropriate price to earnings multiple. As indicated in Exhibit 3, Community’s after tax net earnings for the twelve months ended June 30, 2016, were $679,000, and the Bank’s after tax core earnings for that period were a much lesser $76,000 as indicated in Exhibit 7. Due to such low core earnings, the price to core earnings method was not meaningful.

Even though the price to core earnings method is not meaningful, we will briefly review the range of price to core earnings and price to net earnings multiples for the comparable group and all publicly traded thrifts. The average price to core earnings multiple for the comparable group was 17.14, while the median was 16.67. The average price to net earnings multiple was a higher 24.05, and the median multiple was a lower 17.75. The comparable group's price to core earnings multiple was higher than the 15.34 average multiple for all publicly traded, FDIC-insured thrifts and higher than their median of 15.44. The range in the price to core earnings multiple for the comparable group was from a low of 6.80 (Central Federal Corp) to a high of 33.80 (Bay Bancorp, Inc.). The range in the price to core earnings multiple for the comparable group, excluding the high and low values, was from a low multiple of 12.24 times earnings to a high of 20.70 times earnings for eight of the ten institutions in the group, indicating a moderate narrowing of the range.

PRICE TO ASSETS METHOD

The final valuation method is the price to assets method. This method is not frequently used, since the calculation incorporates neither an institution's equity position nor its earnings base. Additionally, the prescribed formulary computation of value using the pro forma price to assets method does not recognize the runoff of deposits concurrently allocated to the purchase of conversion stock, returning a pro forma price to assets ratio below its true level following conversion.

68

Price to Assets Method (cont.)

Exhibit 47 indicates that the average price to assets ratio for the comparable group was 9.66 percent and the median was 8.81 percent. The range in the price to assets ratios for the comparable group varied from a low of 5.91 percent (Pathfinder Bancorp) to a high of 14.97 percent (Poage Bankshares). The range narrows modestly with the elimination of the two extremes in the group to a low of 6.20 percent and a high of 14.23 percent.

Consistent with the previously noted adjustments, it is our opinion that an appropriate price to assets ratio for the Corporation is 8.05 percent at the midpoint, which ranges from a low of 6.92 percent at the minimum to 10.41 percent at the super maximum. Based on the Bank's June 30, 2016, asset base of $54,279,000, the indicated pro forma market value of the Corporation using the price to assets method is $4,600,000 at the midpoint (reference Exhibit 45).

VALUATION CONCLUSION

Exhibit 52 provides a summary of the valuation premium or discount for each of the valuation ranges when compared to the comparable group based on each of the fully converted valuation approaches. At the midpoint value, the price to book value ratio of 58.55 percent for the Corporation represents a discount of 27.64 percent relative to the comparable group and decreases to a discount of 17.99 percent at the super maximum. The price to assets ratio of 8.05 percent at the midpoint represents a discount of 16.62 percent, decreasing to a premium of 7.82 percent at the super maximum.

It is our opinion that as of August 24, 2016, the pro forma market value of the Corporation is $4,600,000 at the midpoint, representing 460,000 shares at $10.00 per share. The pro forma valuation range of the Corporation is from a minimum of $3,910,000 or 391,000 shares at $10.00 per share to a maximum of $5,290,000 or 529,000 shares at $10.00 per share, and then to a super maximum of $6,083,500 or 608,350 shares at $10.00 a share, with

69

Valuation Conclusion (cont.)

such range being defined as 15 percent below the appraised value to 15 percent above the appraised value and then 15 percent above the maximum.

The appraised value of Community Savings Bancorp, Inc., as of August 24, 2016, is $4,600,000 at the midpoint.

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EXHIBITS

NUMERICAL

EXHIBITS

EXHIBIT 1

COMMUNITY SAVINGS

CALDWELL, OHIO

Balance Sheet

At June 30, 2016

At June 30,
2016
(in thousands)
ASSETS
Cash and due from banks	$1,969
Interest-bearing demand deposits	1,215
Cash and cash equivalents	3,184

Interest-bearing time deposits in other financial institutions	5,567
Available-for-sale securities	11,097
Loans, net of allowance for loan losses of $253	32,629
Premises and equipment, net	452
Federal Home Loan Bank stock, at cost	915
Foreclosed assets, net	34
Accrued interest receivable	185
Other assets	216

Total assets	$54,279

LIABILITIES AND EQUITY

LIABILITIES
Deposits
Demand	$9,058
Savings and money market	23,127
Time	7,917
Total deposits	40,102

Federal Home Loan Bank advances	7,250
Payment by borrowers for taxes and insurance	82
Deferred federal income taxes	67
Other liabilities	123
Total liabilities	47,624

EQUITY
Retained earnings	6,567
Accumulated other comprehensive income (loss)	88
Total equity	6,655

Total liabilities and equity	$54,279

Source: Community Savings' audited financial statement

71

EXHIBIT 2

COMMUNITY SAVINGS

CALDWELL, OHIO

Balance Sheets

At June 30, 2012, 2013, 2014 and 2015

	June 30,
	2015	2014	2013	2012
	(in thousands)
ASSETS
Cash and due from banks	$3,257	$10,987	$4,880	$12,081
Interest-bearing demand deposits	6,891	200	200	200
Cash and cash equivalents	10,148	11,187	5,080	12,281
Interest-bearing time deposits in other financial institutions	5,801	4,494	5,926	1,412
Available-for-sale securities	16,264	20,383	24,229	15,212
Loans, net of allowance for loan losses of $288, $288, $249 and $307, respectively	29,010	30,776	32,255	32,624
Premises and equipment, net	2,231	2,088	2,098	2,187
Federal Home Loan Bank stock, at cost	915	915	915	915
Foreclosed assets, net	74	74	116	115
Accrued interest receivable	221	194	276	281
Deferred federal income taxes	222	—	—	—
Other assets	57	113	135	175
Total assets	$64,943	$70,224	$71,030	$65,202

LIABILITIES AND RETAINED EARNINGS
LIABILITIES
Deposits	$57,859	$63,342	$62,632	$52,869
Federal Home Loan Bank advances	1,000	1,000	2,500	5,500
Payments by borrowers for taxes and insurance	55	—	—	—
Other liabilities	251	186	212	505
Total liabilities	59,165	64,528	65,344	58,874

EQUITY
Retained earnings - substantially restricted	5,888	6,004	6,079	6,116
Accumulated other comprehensive (loss), net of tax	(110)	(308)	(393)	$212

Total equity	5,778	5,696	5,686	6,328

Total liabilities and equity	$64,943	$70,224	$71,030	$65,202

Source: Community Savings' audited financial statements

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EXHIBIT 3

COMMUNITY SAVIGNS

CALDWELL, OHIO

Statement of Operations

For the Year Ended June 30, 2016

(In thousands)

Year Ended
June 30,
2016
Interest income:
Loans, including fees	$1,394
Taxable securities	170
Tax exempt securities	97
Interest-bearing deposits	133
Total interest income	1,794

Interest expense:
Deposits	134
Federal Home Loan Bank advances	80
Total interest expense	214

Net interest income	1,580

Provision for loan losses	—

Net interest income after provision for loan losses	1,580

Noninterest income:
Service charges and fees	278
Gain on sale of foreclosed assets, net	1
Gain on sale of branch offices	810
Other operating	9
Total noninterest income	1,098

Noninterest expense:
Salaries, employee benefits and directors fees	784
Occupancy and equipment	117
Data processing fees	315
Correspondent bank service charges	185
Franchise taxes	50
FDIC insurance premiums	47
Professional services	172
Advertising	9
Office supplies	73
Impairment charges on foreclosed assets	26
Other	199
Total noninterest expense	1,977

Income (Loss) before federal income taxes	701

Federal income tax expense	22

Net income (loss)	$679

Source: Community Savings' audited financial statement

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EXHIBIT 4

COMMUNITY SAVINGS

CALDWELL, OHIO

Statements of Operations

Year Ended June 30, 2012, 2013, 2014 and 2015

	June 30,
	2015	2014	2013	2012
Interest income:
Loans, including fees	$1,453	$1,561	$1,661	$1,885
Taxable securities	341	108	95	59
Tax exempt securities	122	451	431	291
Interest-bearing deposits	119	38	2	32
Total interest income	2,035	2,158	2,189	2,267

Interest expense:
Deposits	274	325	382	466
Federal Home Loan Bank advances	41	59	177	211
Total interest expense	315	384	559	677

Net interest income	1,720	1,774	1,630	1,590

Provision for loan losses	—	43	30	—

Net interest income after provision for loan losses	1,720	1,731	1,600	1,590

Noninterest income:
Service charges and fees	421	129	139	162
Gain (Loss) on securities transactions	(33)	1	13	14
Gain on sale of loans	7	—	—	—
Other operating	11	258	230	220
Total noninterest income	406	388	382	396

Noninterest expense:
Salaries, employee benefits and directors fees	918	805	748	823
Occupancy and equipment	230	168	169	171
Data processing	398	277	257	242
Correspondent bank service charges	249	251	204	166
Franchise taxes	45	68	79	88
FDIC insurance premiums	87	95	79	47
Professional services	217	117	91	92
Advertising	28	17	24	35
Office supplies	85	71	69	63
Other	181	328	287	230
Total noninterest expense	2,438	2,197	2,007	1,957

Income (Loss) before federal income taxes	(312)	(78)	(25)	29

Federal income tax expense	—	(3)	11	113

Net income (loss)	$(312)	$(75)	$(36)	$(84)

Source: Community Savings' audited financial statements

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EXHIBIT 5

Selected Financial Information

At June 30, 2015 and 2016

	At June 30,
	2016	2015
	(In thousands)
Selected Financial Condition Data:

Total assets	$54,279	$64,943
Cash and cash equivalents	3,184	10,148
Interest-bearing deposits in other financial institutions	5,567	5,801
Investment securities	12,037	17,204
Loans, net	32,629	29,010
Premises and equipment	452	2,231
Deposits	40,102	57,859
Federal Home Loan Bank advances	7,250	1,000
Total equity	6,655	5,778

Source: Community Savings Bancorp, Inc.'s Prospectus

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EXHIBIT 6

Income and Expense Trends

For the Years Ended June 30, 2015 and 2016

	For the Years Ended
	June 30,
	2016	2015
	(In thousands)
Selected Data:
Interest income	$1,794	$2,035
Interest expense	214	315
Net interest income	1,580	1,720
Provision for loan losses	—	—
Net interest income after provision for loan losses	1,580	1,720
Noninterest income	1,098	406
Noninterest expense	1,977	2,438
Income (Loss) before income tax expense (benefit)	701	(312)
Federal income taxes	22	—
Net income (loss)	$679	$(312)

Source: Community Savings Bancorp, Inc.'s Prospectus

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EXHIBIT 7

COMMUNITY SAVINGS

Normalized or Core Earnings

Twelve Months Ended June 30, 2016

		Twelve Months
		Ended
		June 30,
	Total	2016

NET
Net income before taxes	$701,000	$701,000

Taxes	22,000	22,000

Net income	$679,000	$679,000

CORE
Net income before taxes	$701,000

Gain on sale of branches	(810,000)

Professional fees	185,000

Net income before taxes	76,000

Taxes	- 0 -

Core income	$76,000

Source: Community Savings' audited financial statements

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EXHIBIT 8

Performance Indicators

At or for the Years Ended June 30, 2015 and 2016

	Years Ended
	June 30,
	2016	2015
Selected Financial Ratios and Other Data

Performance Ratios:
Return on average assets	1.20%	(0.46)%
Return on average equity	10.39%	(5.21)%
Interest rate spread (1)	2.84%	2.64%
Net interest margin (2)	2.95%	2.77%
Efficiency ratio (3)	73.82%	114.68%
Noninterest expense to average total assets	3.50%	3.57%
Average interest-earning assets to average interest-bearing liabilities	125.60%	121.80%
Average equity to average total assets	11.57%	8.78%

Asset Quality Ratios:
Nonperforming assets to total assets	0.66%	0.60%
Nonperforming loans to total loans	0.99%	1.08%
Allowance for loan losses to nonperforming loans	78.09%	91.43%
Allowance for loan losses to total loans	0.77%	0.99%

Capital Ratios:
Total capital (to risk-weighted assets)	27.70%	24.20%
Common equity Tier 1 capital (to risk-weighted assets)	26.70%	23.00%
Tier 1 capital (to risk-weighted assets)	26.70%	23.00%
Tier 1 capital (to average assets)	11.90%	8.50%

(1)	Represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the year.
(2)	The net interest margin represents net interest income as a percent of average interest-earning assets for the year.
(3)	The efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

Source: Community Savings Bancorp, Inc.'s Prospectus

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EXHIBIT 9

Volume/Rate Analysis

For the Years Ended June 30, 2016 vs. 2015

	Year Ended June 30,
	2016 vs 2015
	Increase (Decrease)
	Due to

	Volume	Rate	Total
	(Dollars in thousands)
Interest-earning assets:
Loans	$64	(123)	$(59)
Investment securities	(158)	(38)	(196)
Other interest-earning assets	(25)	39	14
Total interest-earning assets	$(119)	$(122)	$(241)

Interest-bearing liabilities:
Interest-bearing demand	$(3)	$—	$(3)
Savings accounts	(20)	(7)	(27)
Certificates of deposit	(55)	(55)	(110)
Total deposits	(78)	(62)	(140)
Borrowings	87	(48)	39
Total interest-bearing liabilities	9	(110)	(101)

Change in net interest income	$(128)	$(12)	$(140)

Source: Community Savings Bancorp, Inc.'s Prospectus

79

EXHIBIT 10

Yield and Cost Trends

At June 30, 2016, and

For the Years Ended June 30, 2015 and 2016

		For the Years Ended
	At June 30,	June 30,
	2016	2016	2015
	Yield/	Yield/	Yield/
	Rate	Rate	Rate
Interest-earning assets:
Loans, net	4.60%	4.46%	4.86%
Investment securities	2.44%	1.95%	2.14%
Other interest-earning assets	1.74%	1.53%	1.12%
Total interest-earning assets	3.72%	3.35%	3.27%
Interest-bearing liabilities:
Interest-bearing demand	0.20%	0.19%	0.19%
Savings accounts	0.28%	0.28%	0.31%
Certificates of deposit	0.69%	0.72%	1.22%
Total interest-bearing deposits	0.38%	0.38%	0.56%
Borrowings	1.06%	1.14%	4.01%
Total interest-bearing liabilities	0.50%	0.51%	0.63%

Net interest rate spread (1)	3.22%	2.84%	2.64%

Net interest margin (2)	—	2.95%	2.77%

Average interest-earning assets to interest-bearing liabilities		126.73%	123.81%

(1)	Net interest rate spread represents the difference between the average interest-earning assets and the cost of average interest-bearing liabilities.
(2)	Net interest margin represents net interest income divided by average total interest-earning assets.

Source: Community Savings Bancorp, Inc.'s Prospectus

80

EXHIBIT 11

Net Portfolio Value

At June 30, 2016

				NPV as a Percentage of
Change in		Estimated Increase		Present Value of Assets (3)
Interest Rates	Estimated	(Decrease) in NPV		MPV	Increase/
(Basis Points) (1)	NPV (2)	$ Amount	Percent	Ratio (4)	(Decrease)
	(Dollars in thousands)				(Basis Points)

+300	$7,460	$(1,643)	(18.05)%	14.36%	(179)
+200	8,168	(935)	(10.27)%	15.26%	(89)
+100	8,736	(367)	(4.03)%	15.88%	(27)
—	9,103	—	—	16.15%	—
-100	9,110	7	0.08%	15.92%	(23)

(1)	Assumes an immediate uniform change in interest rates at all maturities.
(2)	NPV is the discounted present value of expected cash flows form assets, liabilities and off-balance sheet contracts.
(3)	Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.
(4)	NPV Ratio represents NPV divided by the present value of assets.

Source: Community Savings Bancorp, Inc.'s Prospectus

81

EXHIBIT 12

Loan Portfolio Composition

At June 30, 2015 and 2016

(Dollars in thousands)

	At June 30,
	2016		2015
	Amount	Percent	Amount	Percent
One- to four-family residential (1)	$23,065	70.1%	$23,091	78.3%
Commercial real estate and multifamily	1,641	5.0%	933	3.2%
Home equity	3,312	10.1%	3,364	11.4%
Consumer loans	4,863	14.8%	2,099	7.1%
Total loans receivable	32,881	100.0%	29,487	100.0%

Allowance for loan losses	(253)		(288)

Total loans receivable, net	$32,628		$29,199

Source: Community Savings Bancorp, Inc.'s Prospectus

82

EXHIBIT 13

Loan Maturity Schedule

At June 30, 2016

		Commercial
	One- to four-	Real Estate
Due During the Years	Family	and	Home
Ending June 30,	Residential	Multifamily	Equity	Consumer	Total
	(Dollars in thousands)
2017	$16	$—	$6	$57	$79
2018	143	—	—	120	263
2019	145	—	—	361	506
2020 to 2021	250	15	16	1,196	1,477
2022 to 2026	2,808	809	61	2,793	6,471
2027 to 2031	8,551	162	193	—	8,906
2032 and beyond	11,152	655	3,036	336	15,179
Total	$23,065	$1,641	$3,312	$4,863	$32,881

Fixed and Adjustable-Rate Loan Schedule

	Due After June 30, 2017
	Fixed	Adjustable	Total
	(Dollars in thousands)

One- to four-family residential	$19,078	$3,971	$23,049
Commercial real estate and multifamily	1,641	—	1,641
Home equity	—	3,306	3,306
Consumer loans	4,470	336	4,806
Total	$25,189	$7,613	$32,802

Source: Community Savings Bancorp, Inc.'s Prospectus

83

EXHIBIT 14

Loan Originations, Purchases, Sales and Repayments

For the Years Ended June 30, 2015 and 2016

	Years Ended
	June 30,
	2016	2015
	(In thousands)

Total gross loans at beginning of period	$29,297	$31,001

Loans originated:
One- to four-family residential	5,297	4,839
Commercial real estate and multifamily	882	282
Home equity	748	320
Consumer	363	253
Total loans originated	7,290	5,694

Loans purchased:
One- to four-family residential	—	—
Commercial real estate and multifamily	—	—
Home equity	—	—
Consumer	3,742	288
Total loans purchsed	3,742	288

Loans sold:
One- to four-family residential	—	(431)
Commercial real estate and multifamily	—	—
Home equity	—	—
Consumer	—	—
Total loans sold	0	(431)

Other:
Principal repayments	(7,448)	(7,255)

Net loan activity	3,584	(1,704)

Total loans at end of period	$32,881	$29,297

Source: Community Savings Bancorp, Inc.'s Prospectus

84

EXHIBIT 15

Loan Delinquencies

At June 30, 2016

	Loans Delinquent For
	30-89 Days		90 Days and Over		Total
	Number	Amount	Number	Amount	Number	Amount
	(Dollars in thousands)

At June 30, 2016

One- to four-family residential	4	$194	1	$46	5	$240
Commercial real estate and multi-family	1	15	—	—	1	15
Home equity	—	—	—	—	—	—
Consumer loans	—	—	—	—	—	—

Total	5	$209	1	$46	6	$255

At June 30, 2015

One- to four-family residential	1	$16	1	$28	2	$44
Commercial real estate and multi-family	—	—	1	110	1	110
Home equity	—	—	1	5	1	5
Consumer loans	—	—	—	—	—	—

Total loans	1	$16	3	$143	4	$159

Source: Community Savings Bancorp, Inc.'s Prospectus

85

EXHIBIT 16

Nonperforming Assets

At June 30, 2015 and 2016

	At June 30,
	2016	2015
	(Dollars in thousands)

Nonaccrual loans:
One- to four-family residential	$310	$146
Commercial real estate and multi-family	—	110
Home equity	14	30
Consumer	—	3
Total nonaccrual loans	324	289

Accruing loans 90 days or more past due	—	—
Total loans 90 days or more past due	—	—

Total nonperforming loans	324	289

Foreclosed assets	34	74
Total nonperforming assets	$358	$363

Accruing troubled debt restructurings:
One- to four-family residential	$78	$82
Commercial real estate and multi-family	—	—
Home equity	—	—
Consumer	—	—
Total	$78	$82

Ratios:
Total nonperforming loans to total loans	0.99%	0.99%
Total nonperforming assets to total assets	0.66%	0.56%
Total nonperforming loans and troubled debt restructurings to total loans	0.99%	1.27%
Total nonperforming loans and troubled debt restructurings to total assets	0.66%	0.69%

Source: Community Savings Bancorp, Inc.'s Prospectus

86

EXHIBIT 17

Classified Assets

At June 30, 2015 and 2016

(Dollars in thousands)

	At
	June 30,
	2016	2015
Classified loans:
Substandard	$881	$854
Doubtful	—	—
Loss	—	—
Total classified loans	$881	$854

Special mention loans	$—	$—

Foreclosed real estate held-for-sale	$34	$74

Total classified assets	$915	$928

Source: Community Savings, Inc.'s Prospectus

87

EXHIBIT 18

Allowance for Loan Losses

For the Years Ended June 30, 2015 and 2016

	At or for the Years Ended
	June 30,
	2016	2015
	(Dollars in thousands)

Balance at beginning of year	$288	$288

Charge-offs:
One- to four-family residential	(13)	(15)
Commercial real estate and multifamily	—	—
Home equity	—	—
Consumer	(26)	(13)
Total charge-offs	(39)	(28)

Recoveries:
One- to four-family residential	$1	$24
Commercial real estate and multifamily	—	—
Home equity	—	—
Consumer	3	4
Total recoveries	4	28

Net (charge-offs) recoveries	(35)	—

Provision for loan losses	—	—

Balance at end of year	$253	$288

Ratios:
Net charge-offs to average loans outstanding	(0.11)%	0.00%
Allowance for loan losses to nonperforming loans at end of year	78.09%	99.65%
Allowance for loan losses to total loans at end of year	0.77%	0.98%

Source: Community Savings Bancorp, Inc.'s Prospectus

88

EXHIBIT 19

Investment Portfolio Composition

At June 30, 2015 and 2016

	At June 30,
	2016		2015
	Amortized	Estimated	Amortized	Estimated
Security Type	Cost	Fair Value	Cost	Fair Value
	(In thousands)

U.S. government and agency securities	$1,500	$1,497	$4,800	$4,669
Mortgage-backed securities	6,007	6,105	7,562	7,575
Municipal securities, taxable	1,425	1,438	1,455	1,443
Municipal securities, nontaxable	2,032	2,057	2,614	2,577

Total securities available-for-sale	$10,964	$11,097	$16,431	$16,264

Source: Community Savings Bancorp, Inc.'s Prospectus

89

EXHIBIT 20

Mix of Average Deposit Accounts

For the Years Ended June 30, 2015 and 2016

	For the Years Ended June 30,
	2016		2015
	(Dollars in thousands)

Deposit type:
	Average	Percent	Average	Percent
	Balance	of Total	Balance	of Total
Statement savings	$24,416	57.2%	$31,110	51.1%
Noninterest-bearing demand	7,406	17.3%	11,712	19.2%
NOW	2,590	6.1%	4,169	6.9%
Certificates of deposit	8,284	19.4%	13,907	22.8%

Total deposits	$42,696	100.0%	$60,898	100.0%

Source: Community Savings Bancorp, Inc.'s Prospectus

90

EXHIBIT 21

Certificates of Deposit By Rate and Maturity

As of June 30, 2016

At
June 30,
2016
(In thousands)

Three months or less	$287
Over three months through six months	749
Over six months through one year	302
Over one year to three years	—
Over three years	805

Total	$2,143

	At June 30, 2016
	Period to Maturity
						Percentage
	Less Than	Over One	Over Two			of Total
	or Equal to	Year to Two	Years to	Over Three		Certificate
	One Year	Years	Three Years	Years	Total	Accounts
	(Dollars in thousands)
Interest Rate:
Less than or equal to 1.00%	$4,068	$1,368	$209	$155	$5,800	73.26%
1.01% - 1.99%	375	24	—	1,718	2,117	26.74%

Total	$4,443	$1,392	$209	$1,873	$7,917	100.00%

Source: Community Savings Bancorp, Inc.'s Prospectus

91

EXHIBIT 22

Borrowed Funds

For the Years Ended June 30, 2015 and 2016

	At or for the Years Ended
	June 30,
	2016	2015
	(In thousands)
FHLB:
Balance outstanding at end of period	$7,250	$1,000

Average balance during period	7,020	1,022

Maximum outstanding at any month end	7,750	3,000

Weighted average interest rate at end of period	1.06%	4.12%

Average interest rate during period	1.14%	4.01%

Source: Community Savings Bancorp, Inc.'s Prospectus

92

EXHIBIT 23

OFFICES OF COMMUNITY SAVINGS

CALDWELL, OHIO

As of June 30, 2016

	Owned	Net Book Value
	or	of
Location	Leased	Real Property

Main Office
425 Main Street
Caldwell, Ohio 43724	Owned	$452

Source: Community Savings Bancorp, Inc.'s Prospectus

93

EXHIBIT 24

DIRECTORS AND MANAGEMENT OF COMMUNITY

At June 30, 2016

			Director	Term
Name(1)	Position(s) Held with the Bank	Age	Since	Expires

Dominic Crock	Director	40	2012	2017
David Miller	Director	66	1992	2019
Alvin B. Parmiter	President, Chief Executive Officer and Director	46	1998	2017
Michael Schott	Director	64	1999	2019
Brian Shanahan	Director	56	2008	2018
Scott Wright	Director	53	2013	2018

(1)	The mailing address for each person listed is 425 Main Street, Caldwell, Ohio 43724

Source: Community Savings Bancorp, Inc.'s Prospectus

94

EXHIBIT 25

Key Demographic Data and Trends

Caldwell Village, Noble and Washington Counties in Ohio,

Wood County in West Virginia, Ohio and the United States

2000, 2010 and 2020

	2000	2010	% Change	2020	% Change
Population
Caldwell Village	1,956	1,748	(10.6)%	1,702	(2.6)%
Noble County, OH	14,058	14,645	4.2%	14,276	(2.5)%
Washington County, OH	63,251	61,778	(2.3)%	60,822	(1.5)%
Wood County, WV	87,986	86,956	(1.2)%	86,171	(0.9)%
Ohio	11,353,140	11,536,504	1.6%	11,704,840	1.5%
United States	281,421,906	308,745,538	9.7%	332,139,637	7.6%

Households
Caldwell Village	831	861	3.6%	815	(5.3)%
Noble County, OH	4,546	4,852	6.7%	4,702	(3.1)%
Washington County, OH	25,137	25,587	1.8%	25,170	(1.6)%
Wood County, WV	36,275	36,571	0.8%	36,231	(0.9)%
Ohio	4,445,773	4,603,435	3.5%	4,669,326	1.4%
United States	105,480,101	116,716,292	10.7%	125,527,510	7.5%

Per Capita Income
Caldwell Village	$14,942	$23,010	54.0%	—	—
Noble County, OH	14,100	20,719	46.9%	—	—
Washington County, OH	18,082	23,933	32.4%	—	—
Wood County, WV	18,073	24,528	35.7%	—	—
Ohio	21,003	26,520	26.3%	—	—
United States	22,162	26,059	17.6%	—	—

Median Household Income
Caldwell Village	$26,020	$28,850	10.9%	$34,523	19.7%
Noble County, OH	32,940	37,126	12.7%	41,338	11.3%
Washington County, OH	34,275	43,512	26.9%	48,433	11.3%
Wood County, WV	33,285	42,471	27.6%	48,908	15.2%
Ohio	40,956	48,849	19.3%	53,490	9.5%
United States	41,994	50,046	19.2%	61,618	23.1%

Source: U.S. Census and Business Decision

95

EXHIBIT 26

Key Housing Data

Caldwell Village, Noble and Washington Counties in Ohio,

Wood County in West Virginia, Ohio and the United States

2000 & 2010

	2000	2010
Occupied Housing Units
Caldwell Village	831	861
Noble County, OH	4,546	4,852
Washington County, OH	25,137	25,587
Wood County, WV	36,275	36,571
Ohio	4,445,773	4,603,435
United States	105,480,101	116,716,292

Occupancy Rate
Caldwell Village
Owner-Occupied	61.3%	56.7%
Renter-Occupied	38.7%	43.3%

Noble County, OH
Owner-Occupied	79.8%	77.9%
Renter-Occupied	20.2%	22.1%

Washington County, OH
Owner-Occupied	76.3%	73.9%
Renter-Occupied	23.7%	26.1%

Wood County, WV
Owner-Occupied	73.4%	71.7%
Renter-Occupied	26.6%	28.3%

Ohio
Owner-Occupied	66.4%	67.6%
Renter-Occupied	33.6%	32.4%

United States
Owner-Occupied	66.2%	65.4%
Renter-Occupied	33.8%	34.6%

Median Housing Values
Caldwell Village	$64,000	$80,000
Noble County, OH	63,700	83,100
Washington County, OH	80,400	108,200
Wood County, WV	77,500	106,100
Ohio	103,700	134,400
United States	119,600	179,900

Median Rent
Caldwell Village	$380	$604
Noble County, OH	368	596
Washington County, OH	400	592
Wood County, WV	429	613
Ohio	515	685
United States	602	871

Source: U.S. Census Bureau

96

EXHIBIT 27

Major Sources of Employment by Industry Group

Caldwell Village, Noble and Washington Counties in Ohio,

Wood County in West Virginia, Ohio and the United States

2000 and 2010

	2000
	Caldwell	Noble	Washington	Wood		United
Industry Group	Village	County	County	County	Ohio	States

Agriculture/Mining	3.7%	5.4%	2.3%	0.7%	1.1%	1.9%
Construction	6.3%	8.5%	6.9%	6.4%	6.0%	6.8%
Manufacturing	19.1%	23.5%	19.1%	18.1%	20.0%	14.1%
Wholesale/Retail	12.5%	12.4%	17.0%	18.4%	15.5%	15.3%
Transportation/Utilities	1.7%	5.6%	5.4%	5.2%	4.9%	5.2%
Information	3.6%	1.9%	1.5%	1.4%	2.4%	3.1%
Finance, Insurance & Real Estate	4.6%	2.2%	4.5%	5.3%	6.3%	6.9%
Services	48.5%	40.5%	43.3%	44.5%	43.8%	46.7%

	2010
	Caldwell	Noble	Washington	Wood		United
	Village	County	County	County	Ohio	States

Agriculture/Mining	2.6%	2.9%	2.3%	1.4%	0.9%	1.9%
Construction	2.8%	9.4%	6.3%	5.9%	5.1%	6.2%
Manufacturing	7.1%	15.6%	15.1%	12.7%	15.0%	10.4%
Wholesale/Retail	19.1%	16.2%	13.8%	16.3%	14.8%	14.5%
Transportation/Utilities	9.8%	5.2%	5.7%	5.4%	4.8%	4.9%
Information	2.8%	0.7%	2.2%	1.3%	1.8%	2.2%
Finance, Insurance & Real Estate	6.1%	2.7%	5.5%	5.4%	6.4%	6.7%
Services	49.7%	47.3%	49.1%	51.6%	51.2%	53.2%

Source: Bureau of the Census

97

EXHIBIT 28

Unemployment Rates

Noble and Washington Counties in Ohio,

Wood County in West Virginia, Ohio and the United States

For the Years 2012 through 2015 and through June of 2016

					June
Location	2012	2013	2014	2015	2016

Noble County, OH	11.0%	9.6%	7.6%	7.4%	7.9%

Washington County, OH	8.6%	8.6%	6.4%	6.0%	6.7%

Wood County, WV	7.3%	6.2%	6.0%	6.2%	5.8%

Ohio	8.1%	7.5%	5.7%	4.9%	4.9%

United States	8.1%	7.4%	6.2%	5.3%	5.1%

Source: Local Area Unemployment Statistics - U.S. Bureau of Labor Statistics

98

EXHIBIT 29

Market Share of Deposits

Noble and Washington Counties in Ohio and Wood County in West Virginia

June 30, 2015

	Noble
	County's	Community's	Community's
	Deposits	Deposits	Share
	($000)	($000)	(%)

Banks	$187,887	—	—
Thrifts	42,090	$42,090	100.0%
Total	$229,977	$42,090	18.3%

	Washington
	County's	Community's	Community's
	Deposits	Deposits	Share
	($000)	($000)	(%)

Banks	$1,296,705	—	—
Thrifts	39,224	$0	0.0%
Total	$1,335,929	$0	0.0%

	Wood
	County's	Community's	Community's
	Deposits	Deposits	Share
	($000)	($000)	(%)

Banks	$1,505,055	—	—
Thrifts	7,861	$0	0.0%
Total	$1,512,916	$0	0.0%

	Total	Community's	Community's
	Deposits	Deposits	Share
	($000)	($000)	(%)

Banks	$2,989,647	—	—
Thrifts	89,175	$42,090	47.2%
Total	$3,078,822	$42,090	1.4%

Source: FDIC

99

EXHIBIT 30

National Interest Rates by Quarter

2012 - 2nd Quarter 2016

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2012	2012	2012	2012

Prime Rate	3.25%	3.25%	3.25%	3.25%
90-Day Treasury Bills	0.10%	0.10%	0.10%	0.11%
1-Year Treasury Bills	0.19%	0.19%	0.17%	0.15%
30-Year Treasury Notes	3.35%	2.76%	2.82%	2.95%

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2013	2013	2013	2013

Prime Rate	3.25%	3.25%	3.25%	3.25%
90-Day Treasury Bills	0.06%	0.04%	0.04%	0.05%
1-Year Treasury Bills	0.11%	0.11%	0.09%	0.10%
30-Year Treasury Notes	3.14%	3.70%	3.69%	3.96%

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2014	2014	2014	2014

Prime Rate	3.25%	3.25%	3.25%	3.25%
90-Day Treasury Bills	0.05%	0.04%	0.13%	0.07%
1-Year Treasury Bills	0.13%	0.11%	0.14%	0.13%
30-Year Treasury Notes	3.56%	3.34%	3.07%	2.75%

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2015	2015	2015	2015

Prime Rate	3.25%	3.25%	3.25%	3.50%
90-Day Treasury Bills	0.03%	0.01%	0.01%	0.16%
1-Year Treasury Bills	0.26%	0.28%	0.32%	0.62%
30-Year Treasury Notes	2.54%	3.20%	2.87%	3.01%

	1st Qtr.	2nd Qtr.
	2016	2016

Prime Rate	3.50%	3.50%
90-Day Treasury Bills	0.24%	0.30%
1-Year Treasury Bills	0.53%	0.58%
30-Year Treasury Notes	2.61%	2.26%

Source: The Wall Street Journal

100

Exhibit 31

KELLER & COMPANY	Page 1
Dublin, Ohio
614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF JUNE 30, 2016

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(%)

SZBI	SOUTHFIRST BANCSHARES	AL	OTC PINK	4.42	19.5	0.49	129.62	0.28	9.02	7.25	32.05	32.05	3.41
BOFI	BOFI HOLDING	CA	NASDAQ	17.71	(83.2)	1.81	122.25	0.03	9.78	9.84	170.95	172.61	14.49
BYFC	BROADWAY FINANCIAL CORP	CA	NASDAQ	1.81	29.3	0.29	13.32	0.00	6.24	6.24	104.62	104.62	13.59
FUBP	FIRST ULB CORP	CA	OTC PINK	15.30	5.5	0.88	284.46	0.13	17.39	17.39	57.69	60.71	5.38
MLGF	MALAGA FINANCIAL CORP	CA	OTC BB	23.25	3.3	2.12	173.22	0.86	10.97	10.97	100.82	100.82	13.42
PROV	PROVIDENT FINANCIAL HOLDINGS	CA	NASDAQ	18.30	9.3	0.88	140.20	0.49	20.80	21.53	112.96	113.52	13.05
FBNK	FIRST CONNECTICUT BANCORP	CT	NASDAQ	16.56	4.3	0.87	171.68	0.23	19.03	20.96	105.08	106.98	9.65
SIFI	SI FINANCIAL GROUP INC	CT	NASDAQ	13.24	13.7	0.41	123.44	0.16	32.29	33.10	103.12	128.05	10.73
UBNK	UNITED FINANCIAL BANCORP	CT	NASDAQ	12.98	(3.5)	0.97	126.48	0.47	13.38	13.96	102.45	128.51	10.26
WSFS	WSFS FINANCIAL CORP	DE	NASDAQ	32.52	(57.0)	0.57	191.54	0.21	57.05	17.12	161.55	192.09	16.98
ACFC	ATLANTIC COAST FINANCIAL CORP	FL	NASDAQ	5.98	34.4	0.57	57.50	0.00	10.49	10.68	116.80	117.72	10.40
EVER	EVERBANK FINANCIAL CORP	FL	NYSE	14.86	(24.4)	1.15	212.95	0.22	12.92	12.81	100.20	157.08	6.98
FFHD	FIRSTATLANTIC BANK	FL	OTC BB	10.40	NM	0.57	70.84	0.41	18.25	18.25	112.43	118.32	14.68
SSNF	SUNSHINE FINANCIAL	FL	OTC PINK	19.15	6.7	(0.06)	157.33	0.00	(319.17)	(58.03)	95.08	96.47	12.17
CHFN	CHARTER FINANCIAL CORP	GA	NASDAQ	13.28	7.0	0.61	70.11	0.20	21.77	22.13	100.76	103.27	18.94
TBNK	TERRITORIAL BANCORP INC	HI	NASDAQ	26.47	9.1	1.55	191.53	0.74	17.08	17.41	114.64	114.84	13.82
AJSB	AJS BANCORP	IL	OTC BB	14.90	(1.3)	0.08	95.34	0.00	186.25	149.00	107.35	107.35	15.63
AFBA	ALLIED FIRST BANCORP	IL	OTC BB	0.60	1,100.0	1.55	225.66	0.00	0.39	0.39	3.88	3.88	0.27
BFIN	BANKFINANCIAL CORP	IL	NASDAQ	11.99	1.8	0.43	74.84	0.21	27.88	27.25	115.62	116.63	16.02
BFFI	BEN FRANKLIN FINANCIAL	IL	OTC BB	11.80	4.4	(1.25)	117.40	0.00	(9.44)	(8.31)	97.93	97.93	10.05
FIRT	FIRST BANCTRUST CORP	IL	OTC PINK	17.70	9.3	1.49	207.83	0.93	11.88	12.12	83.25	85.71	8.52
GTPS	GREAT AMERICAN BANCORP	IL	OTC BB	22.85	(0.7)	0.83	249.70	1.01	27.53	30.47	99.61	106.18	9.15
HARI	HARVARD BANCSHARES	IL	OTC BB	15.65	25.2	0.42	259.46	0.68	37.26	23.01	52.80	59.26	6.03
IROQ	IF BANCORP	IL	NASDAQ	18.34	10.9	0.82	145.46	1.00	22.37	24.13	111.02	112.65	12.61
JXSB	JACKSONVILLE BANCORP	IL	NASDAQ	27.24	15.6	1.71	168.53	1.12	15.93	17.46	111.96	123.04	16.16
MCPH	MIDLAND CAPITAL HOLDINGS CORP	IL	OTC PINK	19.00	58.3	(0.03)	321.69	0.00	(633.33)	(135.71)	61.85	61.85	5.91
RYFL	ROYAL FINANCIAL	IL	OTC BB	11.60	28.9	2.57	79.92	0.70	4.51	4.96	84.92	85.61	14.51
SUGR	SUGAR CREEK FINANCIAL CORP	IL	OTC BB	11.40	9.1	0.11	102.53	0.64	103.64	103.64	97.44	97.44	11.12

101

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PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF JUNE 30, 2016

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(%)

AMFC	AMB FINANCIAL CORP	IN	OTC BB	12.60	15.6	1.58	193.53	1.51	7.97	8.08	66.77	67.74	6.51
DSFN	DSA FINANCIAL CORP	IN	OTC BB	9.25	(9.3)	0.49	68.56	0.00	18.88	18.50	92.78	94.29	13.49
FFWC	FFW CORP	IN	OTC PINK	25.50	8.1	3.29	306.55	2.25	7.75	7.77	80.29	84.27	8.32
FDLB	FIDELITY FEDERAL BANCORP	IN	OTC PINK	25.00	0.0	5.89	499.47	2.59	4.24	5.95	39.28	39.64	5.01
FBPI	FIRST BANCORP OF INDIANA	IN	OTC BB	16.40	5.8	1.19	231.53	0.81	13.78	15.19	68.13	82.83	7.08
FCAP	FIRST CAPITAL	IN	NASDAQ	33.89	25.2	1.60	219.55	0.86	21.18	20.92	154.96	173.62	15.44
FSFG	FIRST SAVINGS FINANCIAL GROUP	IN	NASDAQ	34.54	16.1	2.93	321.42	1.27	11.79	11.87	103.29	117.05	10.75
LOGN	LOGANSPORT FINANCIAL CORP	IN	OTC PINK	39.25	39.4	2.98	253.11	0.77	13.17	13.26	116.06	117.09	15.51
MSVB	MID-SOUTHERN SAVINGS BANK, FSB	IN	OTC PINK	14.60	12.3	1.12	122.49	0.00	13.04	12.27	94.74	94.74	11.92
NWIN	NORTHWEST INDIANA BANCORP	IN	OTC BB	29.00	9.2	2.86	303.63	1.08	10.14	10.62	98.74	102.65	9.55
TDCB	THIRD CENTURY BANCORP	IN	OTC BB	9.00	(3.2)	0.44	91.44	1.09	20.45	15.52	88.24	89.02	9.84
UCBA	UNITED COMMUNITY BANCORP	IN	NASDAQ	14.07	1.9	0.79	122.68	1.70	17.81	17.59	94.43	100.00	11.47
WEIN	WEST END INDIANA BANCSHARES	IN	OTC BB	24.75	10.0	1.70	248.55	1.95	14.56	14.73	99.52	101.85	9.96
CFFN	CAPITOL FEDERAL FINANCIAL	KS	NASDAQ	13.95	15.9	0.59	68.06	0.82	23.64	23.64	136.36	136.36	20.50
PBSK	POAGE BANKSHARES	KY	NASDAQ	17.18	12.1	0.81	114.79	0.79	21.21	20.70	94.66	98.79	14.97
CTUY	CENTURY NEXT FINANCIAL CORP	LA	OTC BB	17.65	(11.8)	0.39	208.93	0.00	45.26	45.26	87.59	87.59	8.45
FPBF	FPB FINANCIAL CORP	LA	OTC PINK	16.00	(0.2)	1.94	152.43	0.63	8.25	8.60	96.33	96.33	10.50
HIBE	HIBERNIA BANCORP	LA	OTC BB	20.50	(10.9)	0.23	119.24	0.00	89.13	89.13	101.59	101.59	17.19
HFBL	HOME FEDERAL BANCORP OF LOUISIANA	LA	NASDAQ	21.45	6.2	1.62	181.12	2.00	13.24	13.24	102.05	102.63	11.84
MDNB	MINDEN BANCORP	LA	OTC BB	24.00	(3.0)	1.88	136.21	0.00	12.77	12.77	113.37	113.37	17.62
BHBK	BLUE HILLS BANCORP	MA	NASDAQ	14.76	5.4	0.27	77.29	0.05	54.67	56.77	104.98	108.21	19.10
BRKL	BROOKLINE BANCORP	MA	NASDAQ	11.03	(2.3)	0.80	88.02	0.36	13.79	14.51	113.01	143.99	12.53
BLMT	BSB BANCORP INC	MA	NASDAQ	22.65	2.4	0.89	210.78	0.00	25.45	25.45	137.86	138.28	10.75
GTWN	GEORGETOWN BANCORP	MA	NASDAQ	20.32	13.7	0.73	166.32	0.00	27.84	28.62	125.90	127.72	12.22
HIFS	HINGHAM INSTITUTION FOR SAVINGS	MA	NASDAQ	122.92	6.8	9.47	869.04	1.48	12.98	13.05	182.73	182.73	14.14
MTGB	MEETINGHOUSE BANCORP INC	MA	OTC BB	16.65	17.8	0.41	186.91	0.00	40.61	45.00	115.30	118.67	8.91
EBSB	MERIDIAN BANCORP	MA	NASDAQ	14.78	10.2	0.48	69.20	0.09	30.79	32.13	136.73	140.09	21.36
PLRM	PILGRIM BANCSHARES	MA	OTC BB	12.85	6.2	0.32	100.34	0.00	40.16	40.16	125.73	125.73	12.81

102

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SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF JUNE 30, 2016

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(%)

PVBC	PROVIDENT BANCORP	MA	NASDAQ	15.42	NM	0.45	77.56	0.00	34.27	10.78	147.70	147.70	19.88
WEBK	WELLESLEY BANCORP INC	MA	NASDAQ	20.30	1.5	1.19	251.67	0.00	17.06	17.20	85.26	85.47	8.07
WFD	WESTFIELD FINANCIAL INC	MA	NASDAQ	8.43	9.1	0.11	74.94	0.11	76.64	29.07	107.66	107.66	11.25
BYBK	BAY BANCORP	MD	NASDAQ	5.07	(4.2)	0.16	41.89	0.00	31.69	33.80	82.44	85.50	12.10
IFSB	COLOMBO BANK	MD	OTC PINK	0.33	17.9	0.22	128.58	0.00	1.50	16.50	2.54	2.54	0.26
HBK	HAMILTON BANCORP	MD	NASDAQ	13.91	15,355.6	0.00	113.25	2.93	NM	(154.56)	92.24	107.08	12.28
SVBI	SEVERN BANCORP	MD	NASDAQ	6.00	24.7	0.45	75.83	0.00	13.33	12.24	69.69	70.42	7.91
FBC	FLAGSTAR BANCORP	MI	NYSE	24.41	32.1	2.92	242.88	0.00	8.36	8.36	88.63	138.61	10.05
FFNM	FRST FED OF NO MICH BANCORP	MI	OTC QX	6.85	7.2	0.79	81.84	0.19	8.67	5.66	83.33	88.96	8.37
STBI	STURGIS BANCORP	MI	OTC BB	11.45	11.2	1.40	185.32	0.48	8.18	8.30	65.99	83.52	6.18
WBKC	WOLVERINE BANCORP	MI	NASDAQ	25.50	4.1	0.48	179.26	1.39	53.13	16.14	89.69	89.79	14.23
HMNF	HMN FINANCIAL	MN	NASDAQ	13.58	15.2	0.95	142.14	0.67	14.29	14.15	79.37	82.91	9.55
REDW	REDWOOD FINANCIAL	MN	OTC PINK	34.50	15.0	0.51	49.73	0.24	67.65	71.88	556.45	643.66	69.37
WEFP	WELLS FINANCIAL CORP	MN	OTC PINK	35.00	25.0	6.29	339.26	5.33	5.56	5.39	109.41	119.25	10.32
CCFC	CCSB FINANCIAL CORP	MO	OTC PINK	9.99	24.9	0.11	102.20	0.00	90.82	99.90	88.64	88.80	9.77
CFDB	CENTRAL FEDERAL S&L ASSN OF ROLLA	MO	OTC PINK	11.23	NM	(0.02)	45.50	0.00	(561.50)	(374.33)	93.12	93.12	24.68
FBSI	FIRST BANCSHARES	MO	OTC PINK	10.24	50.4	1.85	138.17	0.06	5.54	5.39	84.00	84.00	7.41
LXMO	LEXINGTON B & L FINANCIAL CORP	MO	OTC PINK	28.92	52.2	0.74	167.71	0.00	39.08	41.91	139.24	146.95	17.24
LBCP	LIBERTY BANCORP	MO	OTC BB	17.40	12.6	1.34	122.05	5.78	12.99	13.18	126.36	135.20	14.26
NASB	NASB FINANCIAL	MO	OTC BB	30.00	13.2	2.92	213.55	0.81	10.27	10.60	116.41	128.04	14.05
QRRY	QUARRY CITY S&L ASSN	MO	OTC BB	13.19	9.9	0.51	126.07	0.00	25.86	25.86	65.07	67.64	10.46
ASBB	ASB BANCORP	NC	NASDAQ	24.53	13.3	1.02	196.33	2.13	24.05	28.52	113.25	113.25	12.49
ENFC	ENTEGRA FINANCIAL CORP	NC	NASDAQ	17.49	(0.3)	3.47	162.35	0.00	5.04	4.29	84.70	88.69	10.77
KSBI	KS BANCORP	NC	OTC BB	13.56	12.5	1.34	265.74	0.30	10.12	10.85	52.56	52.56	5.10
LSFG	LIFESTORE FINANCIAL GROUP	NC	OTC PINK	16.25	20.4	1.37	252.51	0.00	11.86	13.10	61.39	63.45	6.44
LTLB	LITTLE BANK, SSB	NC	OTC PINK	12.65	15.0	1.00	112.97	0.16	12.65	12.78	113.25	113.25	11.20
EQFN	EQUITABLE FINANCIAL CORP	NE	NASDAQ	8.31	(8.2)	0.33	67.29	0.00	25.18	24.44	107.92	111.99	12.35
MCBK	MADISON COUNTY FINANCIAL	NE	OTC PINK	18.40	(12.4)	1.27	119.24	0.25	14.49	15.08	85.78	90.20	15.43

103

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PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF JUNE 30, 2016

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(%)

GUAA	GUARANTY BANCORP	NH	OTC PINK	18.50	0.0	0.12	18.85	0.04	154.17	205.56	1,045.20	1,051.14	98.14
LSBG	LAKE SUNAPEE BANK GROUP	NH	NASDAQ	17.11	18.6	1.10	186.53	0.55	15.55	15.41	102.64	167.75	9.17
LFGP	LEDYARD FINANCIAL GROUP	NH	OTC PINK	48.00	(2.0)	3.85	439.02	2.30	12.47	13.22	120.69	120.69	10.93
CSBK	CLIFTON BANCORP INC	NJ	NASDAQ	15.07	7.7	0.22	50.47	0.29	68.50	68.50	118.75	118.75	29.86
DLNO	DELANCO BANCORP	NJ	OTC PINK	9.55	5.5	0.09	136.96	0.00	106.11	19.90	70.64	70.64	6.97
KRNY	KEARNY FINANCIAL CORP	NJ	NASDAQ	12.58	12.7	0.08	47.96	0.06	157.25	139.78	101.04	111.52	26.23
MSBF	MSB FINANCIAL CORP	NJ	NASDAQ	13.79	4.1	0.06	63.85	0.00	229.83	137.90	150.88	150.88	21.60
NFBK	NORTHFIELD BANCORP	NJ	NASDAQ	14.83	(1.5)	0.38	76.06	0.25	39.03	40.08	117.61	126.00	19.50
OSHC	OCEAN SHORE HOLDING CO	NJ	NASDAQ	16.96	14.3	1.08	164.10	0.24	15.70	15.70	95.50	99.94	10.34
OCFC	OCEANFIRST FINANCIAL CORP	NJ	NASDAQ	18.17	(2.6)	1.11	149.95	0.51	16.37	16.52	130.34	132.15	12.12
ORIT	ORITANI FINANCIAL CORP	NJ	NASDAQ	15.99	(0.4)	1.24	81.18	1.12	12.90	24.60	134.26	134.26	19.70
PFS	PROVIDENT FINANCIAL SERVICES	NJ	NYSE	19.64	3.4	1.29	137.19	0.64	15.22	15.46	106.39	343.36	14.32
AF	ASTORIA FINANCIAL CORP	NY	NYSE	15.33	11.2	0.86	148.15	0.16	17.83	18.04	92.46	105.29	10.35
CARV	CARVER BANCORP	NY	NASDAQ	3.72	(32.6)	(0.45)	200.80	0.00	(8.27)	(6.76)	24.70	24.80	1.85
DCOM	DIME COMMUNITY BANCSHARES	NY	NASDAQ	17.01	0.4	2.22	147.63	0.55	7.66	14.54	117.72	131.35	11.52
ESBK	ELMIRA SAVINGS BANK	NY	NASDAQ	19.66	(2.1)	1.53	206.32	0.92	12.85	13.56	96.99	130.37	9.53
PBHC	PATHFINDER BANCORP	NY	NASDAQ	11.27	(4.2)	0.21	190.54	0.00	53.67	19.10	65.64	70.13	5.91
PFDB	PATRIOT FEDERAL BANK	NY	OTC PINK	7.01	3.9	0.40	136.17	0.00	17.53	18.95	54.60	55.42	5.15
SNNY	SUNNYSIDE BANCORP INC	NY	OTC BB	12.75	21.4	(0.11)	120.20	0.00	(115.91)	(57.95)	89.16	89.16	10.61
TRST	TRUSTCO BANK CORP NY	NY	NASDAQ	6.41	(8.8)	0.44	49.99	0.26	14.57	14.57	144.37	144.70	12.82
ASBN	ASB FINANCIAL CORP	OH	OTC PINK	12.55	(3.4)	1.17	154.36	0.00	10.73	10.64	74.04	82.67	8.13
CFBK	CENTRAL FEDERAL CORP	OH	NASDAQ	1.36	3.8	0.28	21.92	0.00	4.86	6.80	56.90	57.14	6.20
CIBN	COMMUNITY INVESTORS BANCORP	OH	OTC PINK	13.75	29.0	1.97	263.69	0.38	6.98	6.94	59.47	62.05	5.21
FDEF	FIRST DEFIANCE FINANCIAL CORP	OH	NASDAQ	38.85	3.5	3.01	263.90	0.84	12.91	13.04	123.84	175.00	14.72
FNFI	FIRST NILES FINANCIAL	OH	OTC PINK	8.75	(4.4)	0.17	85.21	0.25	51.47	(175.00)	81.32	81.32	10.27
HCFL	HOME CITY FINANCIAL CORP	OH	OTC PINK	18.60	3.9	1.68	182.95	0.60	11.07	10.69	94.80	94.80	10.17
HLFN	HOME LOAN FINANCIAL CORP	OH	OTC BB	22.05	2.6	2.28	142.53	1.43	9.67	9.67	137.64	138.59	15.47
MWBC	MW BANCORP INC	OH	OTC BB	15.75	5.0	1.05	139.32	0.00	15.00	20.72	90.83	91.15	11.30

104

KELLER & COMPANY	Page 5
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614-766-1426

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PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF JUNE 30, 2016

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(%)

PPSF	PEOPLES-SIDNEY FINANCIAL CORP	OH	OTC PINK	8.60	11.0	0.37	80.55	0.35	23.24	23.24	79.85	79.85	10.68
PFOH	PERPETUAL FEDERAL SAVINGS BANK	OH	OTC PINK	20.55	(6.6)	2.02	151.16	0.79	10.17	10.22	77.20	77.20	13.59
UCFC	UNITED COMMUNITY FINANCIAL CORP	OH	NASDAQ	6.08	13.6	0.33	42.80	0.09	18.42	17.88	114.93	118.98	14.21
VERF	VERSAILLES FINANCIAL CORP	OH	OTC BB	19.24	16.3	0.33	142.60	1.35	58.30	58.30	77.71	77.71	13.49
WAYN	WAYNE SAVINGS BANCSHARES	OH	NASDAQ	12.72	(5.0)	0.69	157.50	0.36	18.43	17.67	88.52	93.39	8.08
BNCL	BENEFICIAL BANCORP	PA	NASDAQ	12.72	1.8	0.28	60.13	0.00	45.43	43.86	97.40	110.80	21.15
ESSA	ESSA BANCORP	PA	NASDAQ	13.40	4.2	0.78	155.62	0.33	17.18	18.36	86.96	96.40	8.61
HARL	HARLEYSVILLE SAVINGS FINANCIAL CORP	PA	OTC PINK	18.10	(3.2)	1.33	202.82	1.19	13.61	13.71	105.42	105.42	8.92
MLVF	MALVERN BANCORP	PA	NASDAQ	15.60	5.1	0.76	116.36	0.00	20.53	22.61	133.33	134.02	13.41
NWBI	NORTHWEST BANCSHARES INC	PA	NASDAQ	14.83	15.7	0.61	88.11	0.54	24.31	24.31	128.96	167.95	16.83
PBCP	POLONIA BANCORP	PA	OTC BB	10.75	(17.3)	(0.09)	86.33	0.00	(119.44)	(44.79)	110.14	110.60	12.45
PBIP	PRUDENTIAL BANCORP	PA	NASDAQ	14.10	(2.8)	0.12	65.16	0.00	117.50	(201.43)	117.60	117.60	21.64
QNTO	QUAINT OAK BANCORP INC	PA	OTC PINK	11.70	(45.6)	0.70	100.33	0.00	16.71	16.03	121.24	121.62	11.66
STND	STANDARD FINANCIAL CORP	PA	NASDAQ	23.20	10.3	1.05	140.27	1.47	22.10	23.20	114.51	132.72	16.54
WVFC	WVS FINANCIAL CORP	PA	NASDAQ	11.35	(2.2)	0.08	165.93	0.64	141.88	18.61	75.47	75.47	6.84
CWAY	COASTWAY BANCORP	RI	NASDAQ	12.45	10.5	0.39	117.12	0.00	31.92	26.49	110.27	110.67	10.63
FCPB	FIRST CAPITAL BANCSHARES	SC	OTC PINK	6.35	21.0	0.59	92.57	0.00	10.76	9.92	45.45	45.45	6.86
FSGB	FIRST FEDERAL OF SOUTH CAROLINA, FSB	SC	OTC PINK	2.36	(57.1)	0.46	71.43	0.00	5.13	7.61	51.64	55.01	3.30
CASH	META FINANCIAL GROUP	SD	NASDAQ	50.96	18.7	3.25	361.59	0.47	15.68	15.49	138.18	176.64	14.09
AFCB	ATHENS BANCSHARES CORP	TN	NASDAQ	26.00	(10.3)	1.70	181.89	0.00	15.29	15.20	115.40	115.45	14.29
FABK	FIRST ADVANTAGE BANCORP	TN	NASDAQ	16.08	12.4	0.85	124.48	0.51	18.92	19.61	100.00	100.00	12.92
SFBK	SFB BANCORP	TN	OTC PINK	34.00	3.1	1.30	111.02	0.37	26.15	26.98	139.29	140.73	30.63
UNTN	UNITED TENNESSEE BANKSHARES	TN	OTC PINK	18.00	0.0	1.42	175.07	0.66	12.68	12.86	100.95	100.95	10.28
BAFI	BANCAFFILIATED	TX	OTC PINK	75.00	0.0	30.56	2,167.36	14.37	2.45	2.52	37.70	39.53	3.46
TBK	TRIUMPH BANCORP	TX	NASDAQ	16.00	21.7	1.13	93.67	0.00	14.16	14.16	105.19	116.62	17.08
ANCB	ANCHOR BANCORP	WA	NASDAQ	23.63	5.1	0.31	166.47	2.20	76.23	38.11	101.85	102.25	14.19
FFNW	FIRST FINANCIAL NORTHWEST	WA	NASDAQ	13.28	6.6	0.64	69.17	0.23	20.75	20.43	106.58	106.58	19.20
FSBW	FS BANCORP	WA	NASDAQ	25.35	12.9	2.69	255.69	0.00	9.42	9.42	98.68	124.26	9.91

105

KELLER & COMPANY	Page 6
Dublin, Ohio
614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF JUNE 30, 2016

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(%)

HMST	HOMESTREET	WA	NASDAQ	19.92	(12.7)	1.52	220.66	0.55	13.11	13.64	92.44	231.63	9.03
RVSB	RIVERVIEW BANCORP	WA	NASDAQ	4.73	10.5	0.28	40.86	0.00	16.89	15.77	83.57	105.35	11.58
SFBC	SOUND FINANCIAL BANCORP	WA	NASDAQ	23.95	14.4	1.88	218.80	0.58	12.74	12.47	108.62	122.44	10.95
TSBK	TIMBERLAND BANCORP	WA	NASDAQ	15.00	49.7	1.43	121.80	0.33	10.49	10.27	113.72	125.42	12.32
BKMU	BANK MUTUAL CORP	WI	NASDAQ	7.68	0.1	0.33	55.59	0.20	23.27	23.27	121.90	128.21	13.82
HWIS	HOME BANCORP WISCONSIN	WI	OTC PINK	9.50	26.7	(0.32)	150.32	0.00	(29.69)	(52.78)	75.88	75.88	6.32
WSBF	WATERSTONE FINANCIAL	WI	NASDAQ	15.33	16.1	0.60	59.41	0.19	25.55	25.55	113.81	114.49	25.80
WBB	WESTBURY BANCORP	WI	NASDAQ	19.00	8.6	0.34	154.40	0.73	55.88	3.98	112.09	115.50	12.31
CRZY	CRAZY WOMAN CREEK BANCORP	WY	OTC PINK	13.50	23.5	0.96	129.62	0.34	14.06	14.06	96.29	97.40	10.42

106

KELLER & COMPANY	Page 7
Dublin, Ohio
614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

PRICES AS OF JUNE 30, 2016

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

	PER SHARE					PRICING RATIOS
		52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
	Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(%)

ALL INSTITUTIONS
AVERAGE	17.74	119.31	1.29	167.73	0.63	15.20	14.06	107.92	117.14	13.01
HIGH	122.92	15,355.60	30.56	2,167.36	14.37	229.83	205.56	1,045.20	1,051.14	98.14
LOW	0.33	(83.20)	(1.25)	13.32	0.00	(633.33)	(374.33)	2.54	2.54	0.26

AVERAGE FOR STATE
OH	15.30	5.33	1.18	140.65	0.49	19.33	2.37	89.00	94.60	10.89

AVERAGE BY REGION
MID-ATLANTIC	17.30	5.95	1.23	153.43	0.46	18.28	15.54	104.53	120.18	12.24
MIDWEST	17.16	33.62	1.24	171.98	0.69	8.41	10.87	89.96	95.45	10.94
NORTH CENTRAL	18.82	17.81	1.34	130.84	1.07	(17.39)	(1.76)	137.55	148.32	18.11
NORTHEAST	23.28	6.61	1.27	186.40	0.32	36.28	35.64	170.68	180.00	17.25
SOUTHEAST	17.02	5.41	1.17	155.91	0.32	(4.36)	10.57	92.97	99.46	11.39
SOUTHWEST	27.23	0.29	5.39	436.99	2.43	26.47	26.53	91.97	93.95	12.31
WEST	14.69	335.19	0.76	130.17	0.41	29.34	12.82	101.61	116.33	12.77

AVERAGE BY EXCHANGE
NYSE	18.56	5.58	1.56	185.29	0.25	13.58	13.67	96.92	186.09	10.43
NASDAQ	18.04	212.62	1.01	141.63	0.49	30.85	17.85	109.86	120.16	13.72
OTC-BB	16.04	44.23	0.98	160.22	0.70	20.27	23.40	91.56	94.54	10.99
OTC PINK	18.66	9.81	2.06	224.11	0.90	(18.06)	(0.16)	118.52	122.36	13.59

107

Exhibit 32

KELLER & COMPANY	Page 1
Dublin, Ohio
614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstg.	($000)

SZBI	SOUTHFIRST BANCSHARES	AL	91,857	9,773	9,773	0.37	0.46	3.52	4.43	OTC PINK	708,670	3,132
BOFI	BOFI HOLDING	CA	7,705,622	653,289	646,539	1.72	1.71	17.44	19.73	NASDAQ	63,032,258	1,116,301
BYFC	BROADWAY FINANCIAL CORP	CA	387,237	50,381	50,341	2.27	2.31	16.69	18.63	NASDAQ	29,076,708	52,629
FUBP	FIRST ULB CORP	CA	401,066	37,386	35,528	0.32	0.32	3.32	3.44	OTC PINK	1,409,938	21,572
MLGF	MALAGA FINANCIAL CORP	CA	1,010,910	134,554	134,554	1.24	1.24	9.17	9.43	OTC BB	5,836,000	135,687
PROV	PROVIDENT FINANCIAL HOLDINGS	CA	1,173,751	135,650	134,995	0.62	0.60	5.46	5.15	NASDAQ	8,372,023	153,208
FBNK	FIRST CONNECTICUT BANCORP	CT	2,701,913	248,013	243,573	0.52	0.47	5.52	5.10	NASDAQ	15,737,863	260,619
SIFI	SI FINANCIAL GROUP INC	CT	1,508,054	156,848	126,271	0.35	0.34	3.17	3.09	NASDAQ	12,217,088	161,754
UBNK	UNITED FINANCIAL BANCORP	CT	6,320,415	633,278	504,653	0.82	0.79	7.66	7.50	NASDAQ	49,969,878	648,609
WSFS	WSFS FINANCIAL CORP	DE	5,686,188	597,580	502,480	0.32	1.06	2.82	10.22	NASDAQ	29,686,400	965,402
ACFC	ATLANTIC COAST FINANCIAL CORP	FL	891,789	79,424	78,739	1.08	1.05	11.14	11.31	NASDAQ	15,509,061	92,744
EVER	EVERBANK FINANCIAL CORP	FL	26,641,399	1,855,903	1,183,702	0.58	0.58	7.77	8.03	NYSE	125,104,343	1,859,051
FFHD	FIRSTATLANTIC BANK	FL	424,665	55,463	52,725	0.84	0.83	6.19	6.22	OTC BB	5,995,000	62,348
SSNF	SUNSHINE FINANCIAL	FL	162,191	20,767	20,467	(0.04)	(0.22)	(0.29)	(1.65)	OTC PINK	1,030,898	19,742
CHFN	CHARTER FINANCIAL CORP	GA	1,053,073	198,030	193,117	0.89	0.87	4.66	4.39	NASDAQ	15,020,869	199,477
TBNK	TERRITORIAL BANCORP INC	HI	1,850,108	223,027	222,645	0.84	0.83	6.73	6.72	NASDAQ	9,659,685	255,692
AJSB	AJS BANCORP	IL	206,602	30,084	30,080	0.09	0.11	0.61	0.74	OTC BB	2,167,040	32,289
AFBA	ALLIED FIRST BANCORP	IL	115,378	7,904	7,904	0.67	0.66	10.03	10.55	OTC BB	511,300	307
BFIN	BANKFINANCIAL CORP	IL	1,511,808	209,488	207,640	0.58	0.60	4.10	4.15	NASDAQ	20,200,000	242,198
BFFI	BEN FRANKLIN FINANCIAL	IL	81,746	8,388	8,388	(1.03)	(1.17)	(10.36)	(11.19)	OTC BB	696,330	8,217
FIRT	FIRST BANCTRUST CORP	IL	447,454	45,776	44,467	0.73	0.71	7.03	6.98	OTC PINK	2,153,000	38,108
GTPS	GREAT AMERICAN BANCORP	IL	183,528	16,864	15,819	0.33	0.30	3.62	3.34	OTC BB	735,000	16,795
HARI	HARVARD BANCSHARES	IL	211,737	24,189	21,555	0.16	0.26	1.41	2.32	OTC BB	816,076	12,772
IROQ	IF BANCORP	IL	583,894	66,299	65,351	0.58	0.54	4.96	4.56	NASDAQ	4,014,061	73,618
JXSB	JACKSONVILLE BANCORP	IL	302,015	43,591	39,681	1.01	0.92	7.04	6.50	NASDAQ	1,792,013	48,814
MCPH	MIDLAND CAPITAL HOLDINGS CORP	IL	119,860	11,445	11,445	(0.01)	(0.05)	(0.10)	(0.47)	OTC PINK	372,600	7,079
RYFL	ROYAL FINANCIAL	IL	204,845	35,014	34,726	4.11	3.73	18.84	NM	OTC BB	2,563,000	29,731
SUGR	SUGAR CREEK FINANCIAL CORP	IL	96,348	10,993	10,993	0.11	0.11	0.96	0.95	OTC BB	939,730	10,713

108

KELLER & COMPANY	Page 2
Dublin, Ohio
614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstg.	($000)

AMFC	AMB FINANCIAL CORP	IN	189,976	18,528	18,256	0.83	0.82	8.35	8.29	OTC BB	981,630	12,369
DSFN	DSA FINANCIAL CORP	IN	114,500	16,651	16,376	0.71	0.72	4.95	5.16	OTC BB	1,670,000	15,448
FFWC	FFW CORP	IN	340,889	35,321	33,646	1.08	1.08	10.35	10.48	OTC PINK	1,112,000	28,356
FDLB	FIDELITY FEDERAL BANCORP	IN	385,837	49,173	48,723	1.33	0.95	9.25	8.20	OTC PINK	772,500	19,313
FBPI	FIRST BANCORP OF INDIANA	IN	401,008	41,688	34,292	0.52	0.47	4.92	4.52	OTC BB	1,732,000	28,405
FCAP	FIRST CAPITAL	IN	732,998	73,012	65,171	0.89	0.90	7.31	8.36	NASDAQ	3,338,603	113,145
FSFG	FIRST SAVINGS FINANCIAL GROUP	IN	758,425	78,912	69,635	0.93	0.93	8.75	8.91	NASDAQ	2,359,581	81,500
LOGN	LOGANSPORT FINANCIAL CORP	IN	168,349	22,497	22,297	1.18	1.17	8.82	8.94	OTC PINK	665,110	26,106
MSVB	MID-SOUTHERN SAVINGS BANK, FSB	IN	179,966	22,642	22,642	0.88	0.94	7.29	8.05	OTC PINK	1,469,200	21,450
NWIN	NORTHWEST INDIANA BANCORP	IN	867,358	83,897	80,688	0.98	0.94	9.74	9.65	OTC BB	2,856,657	82,843
TDCB	THIRD CENTURY BANCORP	IN	129,840	14,490	14,353	0.49	0.64	4.34	5.50	OTC BB	1,420,000	12,780
UCBA	UNITED COMMUNITY BANCORP	IN	515,401	62,600	59,112	0.64	0.65	5.29	5.21	NASDAQ	4,201,326	59,113
WEIN	WEST END INDIANA BANCSHARES	IN	275,011	27,519	26,891	0.70	0.69	6.83	6.79	OTC BB	1,106,476	27,385
CFFN	CAPITOL FEDERAL FINANCIAL	KS	9,333,802	1,403,408	1,402,932	0.83	0.83	5.75	5.58	NASDAQ	137,149,688	1,913,238
PBSK	POAGE BANKSHARES	KY	435,528	68,849	65,967	0.73	0.74	4.49	4.65	NASDAQ	3,794,021	65,181
CTUY	CENTURY NEXT FINANCIAL CORP	LA	220,579	21,275	21,275	0.21	0.21	1.96	2.05	OTC BB	1,055,760	18,634
FPBF	FPB FINANCIAL CORP	LA	243,426	26,521	26,521	1.31	1.26	11.69	11.68	OTC PINK	1,597,000	25,552
HIBE	HIBERNIA BANCORP	LA	117,732	19,926	19,926	0.20	0.20	1.15	1.15	OTC BB	987,330	20,240
HFBL	HOME FEDERAL BANCORP OF LOUISIANA	LA	362,913	42,127	41,874	0.90	0.90	7.71	7.64	NASDAQ	2,003,751	42,980
MDNB	MINDEN BANCORP	LA	320,374	49,802	49,802	1.42	1.42	8.89	9.32	OTC BB	2,352,000	56,448
BHBK	BLUE HILLS BANCORP	MA	2,163,327	393,556	381,922	0.39	0.37	1.93	1.80	NASDAQ	27,990,192	413,135
BRKL	BROOKLINE BANCORP	MA	6,196,677	686,794	538,906	0.94	0.90	8.23	8.07	NASDAQ	70,396,856	776,477
BLMT	BSB BANCORP INC	MA	1,916,234	149,344	148,878	0.48	0.48	5.41	5.61	NASDAQ	9,091,090	205,913
GTWN	GEORGETOWN BANCORP	MA	306,185	29,709	29,280	0.47	0.45	4.54	4.55	NASDAQ	1,840,920	37,407
HIFS	HINGHAM INSTITUTION FOR SAVINGS	MA	1,849,971	143,202	143,202	1.18	1.17	14.07	14.93	NASDAQ	2,128,750	261,666
MTGB	MEETINGHOUSE BANCORP INC	MA	123,592	9,546	9,278	0.23	0.20	2.85	2.60	OTC BB	661,250	11,010
EBSB	MERIDIAN BANCORP	MA	3,729,680	582,684	568,698	0.73	0.70	4.41	4.24	NASDAQ	53,896,720	796,594
PLRM	PILGRIM BANCSHARES	MA	219,704	22,368	22,368	0.35	0.34	3.17	3.15	OTC BB	2,189,489	28,135

109

KELLER & COMPANY	Page 3
Dublin, Ohio
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KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstg.	($000)

PVBC	PROVIDENT BANCORP	MA	736,680	99,194	99,194	0.61	1.94	4.33	15.42	NASDAQ	9,498,722	146,470
WEBK	WELLESLEY BANCORP INC	MA	618,752	58,541	58,385	0.50	0.50	4.99	5.58	NASDAQ	2,458,553	49,909
WFD	WESTFIELD FINANCIAL INC	MA	1,368,944	142,995	142,995	0.15	0.40	1.42	3.78	NASDAQ	18,267,747	153,997
BYBK	BAY BANCORP	MD	463,416	68,008	65,577	0.37	0.34	2.61	2.43	NASDAQ	11,062,932	56,089
IFSB	COLOMBO BANK	MD	199,619	20,176	20,176	0.17	0.01	1.68	0.14	OTC PINK	1,552,448	512
HBK	HAMILTON BANCORP	MD	387,061	51,547	44,379	(0.01)	(0.09)	(0.03)	(0.64)	NASDAQ	3,417,615	47,539
SVBI	SEVERN BANCORP	MD	765,071	86,885	86,001	0.59	0.63	5.27	5.74	NASDAQ	10,088,879	60,533
FBC	FLAGSTAR BANCORP	MI	13,736,630	1,557,490	995,982	1.30	1.30	10.59	11.08	NYSE	56,557,895	1,380,578
FFNM	FRST FED OF NO MICH BANCORP	MI	330,191	33,161	31,082	0.96	1.46	9.65	15.34	OTC QX	4,034,764	27,638
STBI	STURGIS BANCORP	MI	377,684	35,360	27,940	0.81	0.79	8.07	8.15	OTC BB	2,038,000	23,335
WBKC	WOLVERINE BANCORP	MI	385,838	61,183	61,117	0.28	0.92	1.68	5.60	NASDAQ	2,152,334	54,885
HMNF	HMN FINANCIAL	MN	636,803	76,672	73,386	0.71	0.71	5.57	5.99	NASDAQ	4,480,258	60,842
REDW	REDWOOD FINANCIAL	MN	248,873	31,034	26,806	1.05	0.99	8.17	7.85	OTC PINK	5,004,000	172,638
WEFP	WELLS FINANCIAL CORP	MN	269,457	25,406	23,309	1.92	1.98	19.66	NM	OTC PINK	794,253	27,799
CCFC	CCSB FINANCIAL CORP	MO	93,710	10,337	10,317	0.11	0.10	1.02	0.90	OTC PINK	916,940	9,160
CFDB	CENTRAL FEDERAL S&L ASSN OF ROLLA	MO	81,362	21,566	21,566	(0.05)	(0.07)	(0.18)	(0.30)	OTC PINK	1,788,000	20,079
FBSI	FIRST BANCSHARES	MO	214,272	18,906	18,906	1.39	1.43	15.21	16.88	OTC PINK	1,550,815	15,880
LXMO	LEXINGTON B & L FINANCIAL CORP	MO	121,651	15,064	14,275	0.44	0.41	3.58	3.37	OTC PINK	725,370	20,978
LBCP	LIBERTY BANCORP	MO	439,384	49,576	46,343	1.08	1.07	9.74	8.30	OTC BB	3,600,000	62,640
NASB	NASB FINANCIAL	MO	1,680,090	202,767	184,305	1.52	1.47	11.34	11.38	OTC BB	7,867,614	236,028
QRRY	QUARRY CITY S&L ASSN	MO	51,399	8,264	7,950	0.41	0.41	2.52	2.55	OTC BB	407,691	5,377
ASBB	ASB BANCORP	NC	782,460	86,332	86,332	0.52	0.44	4.72	3.94	NASDAQ	3,985,475	97,764
ENFC	ENTEGRA FINANCIAL CORP	NC	1,055,065	134,217	128,141	2.29	2.69	16.82	NM	NASDAQ	6,498,698	113,662
KSBI	KS BANCORP	NC	345,458	33,543	33,543	0.52	0.49	5.18	4.94	OTC BB	1,300,000	17,628
LSFG	LIFESTORE FINANCIAL GROUP	NC	265,383	27,816	26,911	0.55	0.50	5.18	4.82	OTC PINK	1,051,000	17,079
LTLB	LITTLE BANK, SSB	NC	360,404	35,628	35,628	0.90	0.89	8.92	9.14	OTC PINK	3,190,165	40,356
EQFN	EQUITABLE FINANCIAL CORP	NE	233,953	26,765	25,783	0.53	0.54	4.34	5.05	NASDAQ	3,477,000	28,894
MCBK	MADISON COUNTY FINANCIAL	NE	353,772	63,654	60,512	1.14	1.09	5.90	6.08	OTC PINK	2,966,982	54,592

110

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KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstg.	($000)

GUAA	GUARANTY BANCORP	NH	429,986	40,287	40,150	0.64	0.48	6.65	4.89	OTC PINK	22,812,293	422,027
LSBG	LAKE SUNAPEE BANK GROUP	NH	1,563,419	139,682	85,453	0.60	0.61	6.58	6.64	NASDAQ	8,381,419	143,406
LFGP	LEDYARD FINANCIAL GROUP	NH	457,895	41,477	41,477	0.90	0.85	9.67	9.24	OTC PINK	1,043,000	50,064
CSBK	CLIFTON BANCORP INC	NJ	1,253,538	315,277	315,277	0.44	0.44	1.71	1.57	NASDAQ	24,838,896	374,322
DLNO	DELANCO BANCORP	NJ	129,484	12,783	12,783	0.07	0.35	0.66	3.55	OTC PINK	945,425	9,029
KRNY	KEARNY FINANCIAL CORP	NJ	4,486,009	1,164,746	1,055,444	0.19	0.20	0.65	0.98	NASDAQ	93,528,092	1,176,583
MSBF	MSB FINANCIAL CORP	NJ	380,138	54,415	54,415	0.11	0.17	0.71	1.34	NASDAQ	5,953,423	82,098
NFBK	NORTHFIELD BANCORP	NJ	3,672,623	608,842	568,230	0.54	0.54	2.99	3.03	NASDAQ	48,287,468	716,103
OSHC	OCEAN SHORE HOLDING CO	NJ	1,052,149	113,844	108,798	0.66	0.66	6.07	6.30	NASDAQ	6,411,678	108,742
OCFC	OCEANFIRST FINANCIAL CORP	NJ	2,593,368	241,075	237,801	0.77	0.77	7.99	8.28	NASDAQ	17,294,735	314,245
ORIT	ORITANI FINANCIAL CORP	NJ	3,604,626	528,780	528,780	1.59	0.84	10.42	5.59	NASDAQ	44,402,197	709,991
PFS	PROVIDENT FINANCIAL SERVICES	NJ	9,026,174	1,214,275	376,509	0.97	0.96	6.99	7.07	NYSE	65,794,731	1,292,209
AF	ASTORIA FINANCIAL CORP	NY	15,023,537	1,681,801	1,476,850	0.57	0.56	5.19	5.25	NYSE	101,404,957	1,554,538
CARV	CARVER BANCORP	NY	742,162	55,648	55,447	(0.24)	(0.28)	(3.02)	(3.68)	NASDAQ	3,696,087	13,749
DCOM	DIME COMMUNITY BANCSHARES	NY	5,517,359	539,907	484,055	1.64	0.86	15.38	8.66	NASDAQ	37,371,992	635,698
ESBK	ELMIRA SAVINGS BANK	NY	560,213	55,039	40,933	0.74	0.70	7.54	7.13	NASDAQ	2,715,259	53,382
PBHC	PATHFINDER BANCORP	NY	829,587	74,744	69,949	0.12	0.34	1.21	3.57	NASDAQ	4,353,850	49,068
PFDB	PATRIOT FEDERAL BANK	NY	130,386	12,297	12,116	0.29	0.28	3.08	2.97	OTC PINK	957,544	6,712
SNNY	SUNNYSIDE BANCORP INC	NY	95,379	11,346	11,346	(0.09)	(0.18)	(0.77)	(1.49)	OTC BB	793,500	10,117
TRST	TRUSTCO BANK CORP NY	NY	4,767,769	423,025	422,472	0.88	0.88	9.91	10.12	NASDAQ	95,368,575	611,313
ASBN	ASB FINANCIAL CORP	OH	260,560	28,614	25,628	0.77	0.78	6.92	7.21	OTC PINK	1,688,000	21,184
CFBK	CENTRAL FEDERAL CORP	OH	351,253	38,275	38,196	1.36	0.95	11.87	8.61	NASDAQ	16,024,210	21,793
CIBN	COMMUNITY INVESTORS BANCORP	OH	138,438	12,136	11,634	0.76	0.76	8.52	8.87	OTC PINK	525,000	7,219
FDEF	FIRST DEFIANCE FINANCIAL CORP	OH	2,358,931	280,371	198,433	1.18	1.17	9.59	9.63	NASDAQ	8,938,777	347,271
FNFI	FIRST NILES FINANCIAL	OH	97,137	12,261	12,261	0.20	(0.06)	1.60	(0.47)	OTC PINK	1,140,000	9,975
HCFL	HOME CITY FINANCIAL CORP	OH	152,893	16,393	16,393	0.92	0.95	8.56	9.11	OTC PINK	835,690	15,544
HLFN	HOME LOAN FINANCIAL CORP	OH	199,403	22,414	22,261	1.69	1.69	14.26	14.65	OTC BB	1,399,000	30,848
MWBC	MW BANCORP INC	OH	119,279	14,847	14,796	0.82	0.59	6.06	4.51	OTC BB	856,160	13,485

111

KELLER & COMPANY	Page 5
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KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstg.	($000)

PPSF	PEOPLES-SIDNEY FINANCIAL CORP	OH	111,807	14,954	14,954	0.46	0.45	3.43	3.41	OTC PINK	1,388,000	11,937
PFOH	PERPETUAL FEDERAL SAVINGS BANK	OH	373,362	65,741	65,741	1.38	1.37	7.59	7.73	OTC PINK	2,470,032	50,759
UCFC	UNITED COMMUNITY FINANCIAL CORP	OH	2,038,761	251,804	243,293	0.82	0.82	6.32	6.40	NASDAQ	47,634,899	289,620
VERF	VERSAILLES FINANCIAL CORP	OH	55,904	9,708	9,708	0.23	0.23	1.32	1.28	OTC BB	392,044	7,543
WAYN	WAYNE SAVINGS BANCSHARES	OH	438,128	39,982	37,885	0.45	0.47	4.79	5.04	NASDAQ	2,781,839	35,385
BNCL	BENEFICIAL BANCORP	PA	4,818,260	1,046,588	919,563	0.47	0.48	2.17	2.15	NASDAQ	80,124,714	1,019,186
ESSA	ESSA BANCORP	PA	1,763,289	174,561	157,442	0.53	0.49	5.07	4.75	NASDAQ	11,330,544	151,829
HARL	HARLEYSVILLE SAVINGS FINANCIAL CORP	PA	759,986	64,331	64,331	0.65	0.64	7.76	7.74	OTC PINK	3,747,031	67,821
MLVF	MALVERN BANCORP	PA	763,434	76,729	76,360	0.72	0.65	6.49	6.29	NASDAQ	6,560,713	102,347
NWBI	NORTHWEST BANCSHARES INC	PA	8,967,920	1,170,588	898,991	0.74	0.73	5.33	5.54	NASDAQ	101,775,187	1,509,326
PBCP	POLONIA BANCORP	PA	287,819	32,532	32,399	(0.10)	(0.27)	(0.96)	(2.37)	OTC BB	3,334,130	35,842
PBIP	PRUDENTIAL BANCORP	PA	536,945	98,807	98,807	0.19	(0.10)	1.03	(0.56)	NASDAQ	8,240,625	116,193
QNTO	QUAINT OAK BANCORP INC	PA	186,130	17,901	17,847	0.76	0.79	7.27	7.86	OTC PINK	1,855,223	21,706
STND	STANDARD FINANCIAL CORP	PA	478,388	69,100	59,631	0.77	0.73	5.21	4.85	NASDAQ	3,410,573	79,125
WVFC	WVS FINANCIAL CORP	PA	338,361	30,663	30,663	0.05	0.38	0.53	4.06	NASDAQ	2,039,129	23,144
CWAY	COASTWAY BANCORP	RI	562,092	54,192	53,981	0.37	0.44	3.49	4.26	NASDAQ	4,799,179	59,750
FCPB	FIRST CAPITAL BANCSHARES	SC	52,182	7,873	7,873	0.64	0.70	4.26	4.71	OTC PINK	563,720	3,580
FSGB	FIRST FEDERAL OF SOUTH CAROLINA, FSB	SC	72,346	4,628	4,349	0.65	0.44	10.07	7.34	OTC PINK	1,012,755	2,390
CASH	META FINANCIAL GROUP	SD	3,071,815	313,287	245,087	1.03	1.05	8.82	10.55	NASDAQ	8,495,246	432,918
AFCB	ATHENS BANCSHARES CORP	TN	326,804	40,483	40,459	0.96	0.97	7.55	7.99	NASDAQ	1,796,701	46,714
FABK	FIRST ADVANTAGE BANCORP	TN	485,546	62,732	62,732	0.71	0.69	5.29	5.16	NASDAQ	3,900,660	62,723
SFBK	SFB BANCORP	TN	63,339	13,924	13,782	1.22	1.18	5.34	5.25	OTC PINK	570,520	19,398
UNTN	UNITED TENNESSEE BANKSHARES	TN	200,102	20,381	20,381	0.82	0.81	7.96	8.03	OTC PINK	1,143,000	20,574
BAFI	BANCAFFILIATED	TX	603,502	55,394	52,826	1.55	1.51	15.36	15.63	OTC PINK	278,450	20,884
TBK	TRIUMPH BANCORP	TX	1,687,795	274,114	247,237	1.28	1.28	7.40	7.70	NASDAQ	18,018,089	288,289
ANCB	ANCHOR BANCORP	WA	419,717	58,487	58,269	0.20	0.39	1.34	2.58	NASDAQ	2,521,334	59,579
FFNW	FIRST FINANCIAL NORTHWEST	WA	939,243	169,178	169,178	0.92	0.93	5.18	5.03	NASDAQ	13,578,600	180,324
FSBW	FS BANCORP	WA	805,263	80,904	64,247	1.27	1.27	10.47	12.17	NASDAQ	3,149,396	79,837

112

KELLER & COMPANY	Page 6
Dublin, Ohio
614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstg.	($000)

HMST	HOMESTREET	WA	5,417,252	529,132	211,063	0.75	0.72	7.07	7.40	NASDAQ	24,550,297	489,042
RVSB	RIVERVIEW BANCORP	WA	919,670	127,311	100,979	0.71	0.76	4.96	5.42	NASDAQ	22,507,890	106,462
SFBC	SOUND FINANCIAL BANCORP	WA	542,937	54,727	48,536	0.90	0.92	8.51	9.15	NASDAQ	2,481,389	59,429
TSBK	TIMBERLAND BANCORP	WA	851,962	92,262	83,636	1.23	1.25	10.86	11.50	NASDAQ	6,994,948	104,924
BKMU	BANK MUTUAL CORP	WI	2,533,371	287,139	273,183	0.61	0.60	5.25	5.25	NASDAQ	45,575,567	350,020
HWIS	HOME BANCORP WISCONSIN	WI	135,164	11,259	11,259	(0.22)	(0.12)	(2.52)	(1.38)	OTC PINK	899,190	8,542
WSBF	WATERSTONE FINANCIAL	WI	1,735,678	393,424	391,144	1.00	0.99	4.43	4.13	NASDAQ	29,216,259	447,885
WBB	WESTBURY BANCORP	WI	652,964	71,680	69,552	0.23	3.21	1.99	NM	NASDAQ	4,229,061	80,352
CRZY	CRAZY WOMAN CREEK BANCORP	WY	105,199	11,379	11,247	0.73	0.74	6.83	6.99	OTC PINK	811,600	10,957

113

KELLER & COMPANY	Page 7
Dublin, Ohio
614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

MOST RECENT FOUR QUARTERS

	ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
	Total	Total	Total		Core		Core		Number of	Mkt. Value
	Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstg.	($000)

ALL INSTITUTIONS
AVERAGE	1,512,579	178,054	150,231	0.72	0.74	5.97	5.94		13,616,251	201,271
MEDIAN	435,528	54,727	52,725	0.71	0.70	5.41	5.58		3,190,165	54,592
HIGH	26,641,399	1,855,903	1,476,850	4.11	3.73	19.66	19.73		137,149,688	1,913,238
LOW	51,399	4,628	4,349	(1.03)	(1.17)	(10.36)	(11.19)		278,450	307

AVERAGE FOR STATE
OH	515,066	62,115	54,706	0.98	0.95	8.00	7.75		6,621,050	66,351

AVERAGE BY REGION
MID-ATLANTIC	2,508,325	334,808	278,308	0.48	0.46	4.03	4.01		26,010,767	374,203
MIDWEST	769,014	93,277	77,629	0.75	0.80	5.93	5.90		6,281,191	92,550
NORTH CENTRAL	1,058,348	150,263	147,415	0.85	0.84	7.12	6.14		13,132,970	202,165
NORTHEAST	1,820,751	201,762	179,926	0.57	0.64	5.45	6.14		17,410,056	257,052
SOUTHEAST	2,019,215	166,678	124,652	0.81	0.80	6.84	6.15		10,937,599	172,849
SOUTHWEST	508,046	508,046	65,637	0.98	0.97	7.74	7.88		3,756,054	67,575
WEST	1,609,281	168,405	140,840	0.98	1.00	8.15	8.81		13,855,862	201,832

AVERAGE BY EXCHANGE
NYSE	16,106,935	1,577,367	1,008,261	0.86	0.85	7.64	7.86		87,215,482	1,521,594
NASDAQ	1,896,531	241,373	217,447	0.73	0.79	5.95	6.22		20,548,628	285,869
OTC BB	305,574	35,650	34,028	0.67	0.63	5.15	4.57		1,975,340	35,513
OTC PINK	236,136	26,023	25,409	0.72	0.69	6.39	5.99		1,936,343	35,123

114

EXHIBIT 33

KELLER & COMPANY

Dublin, Ohio

614-766-1426

RECENT STANDARD CONVERSIONS

PRICE CHANGES FROM IPO DATE

June 30, 2015 through August 24, 2016

				Percentage Price Change
				From Initial Trading Date
		Conversion		One	One	One	Through
Company Name	Ticker	Date	Exchange	Day	Week	Month	8/24/16

New Bancorp	NWBB	10/20/2015	OTC Pink	10.00	11.00	11.50	28.50
Best Hometown Bancorp	BTHT	4/30/2016	OTC Pink	8.50	8.50	8.50	8.50

		AVERAGE		9.25%	9.75%	10.00%	18.50%
		MEDIAN		9.25	9.75	10.00	18.50
		HIGH		10.00	11.00	11.50	28.50
		LOW		8.50	8.50	8.50	8.50

115

EXHIBIT 34

KELLER & COMPANY

Dublin, Ohio

614-766-1426

RECENT ACQUISITIONS AND PENDING ACQUISITIONS

COUNTY, CITY OR MARKET AREA OF COMMUNITY SAVINGS

NONE

(that were potential comparable group candidates)

116

Exhibit 35

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

COMPARABLE GROUP SELECTION

BALANCE SHEET PARAMETERS

Most Recent Quarter

General Parameters:
Regions: Mid-Atlantic, Midwest, Northeast, North Central, Southeast
Asset Size: < $900 Million
Stock trades on: NASDAQ or NYSE
No Recent Acquisition Activity

								Total
				Cash &		1-4 Fam.	Total Net	Net Loans	Borrowed
			Total	Securities/	MBS/	Loans/	Loans/	& MBS/	Funds/	Equity/
			Assets	Assets	Assets	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

	COMMUNITY SAVINGS	OH	54,279	25.32	11.25	41.00	60.11	71.36	13.36	12.26

	DEFINED PARAMETERS FOR						45.00-	60.00-		8.00-
	INCLUSION IN COMPARABLE GROUP		< 900,000	< 30.00	<20.00	<60.00	90.00	90.00	< 18.00	18.00

PBHC	PATHFINDER BANCORP	NY	829,587	8.12	14.13	23.93	51.63	65.76	8.56	9.01
CFBK	CENTRAL FEDERAL CORP	OH	351,253	3.01	0.21	19.08	85.74	85.95	4.13	10.90
WAYN	WAYNE SAVINGS BANCSHARES	OH	438,128	6.67	16.62	38.29	69.94	86.56	6.32	9.13
MLVF	MALVERN BANCORP	PA	763,434	14.94	5.29	35.45	67.47	72.76	16.34	10.05
PBIP	PRUDENTIAL BANCORP	PA	536,945	13.93	21.41	47.56	60.00	81.41	7.92	18.40
STND	STANDARD FINANCIAL CORP	PA	478,388	9.08	4.60	53.23	75.15	79.75	11.79	14.44
WVFC	WVS FINANCIAL CORP	PA	338,361	34.02	43.63	14.61	18.20	61.83	48.60	9.06
CWAY	COASTWAY BANCORP	RI	562,092	0.53	0.00	45.46	87.37	87.37	22.19	9.64
AFCB	ATHENS BANCSHARES CORP	TN	326,804	9.03	3.02	31.52	80.43	83.45	3.75	12.39
FABK	FIRST ADVANTAGE BANCORP	TN	485,546	8.02	3.59	22.65	81.81	85.40	9.28	12.92
WBB	WESTBURY BANCORP	WI	652,964	6.01	8.39	23.89	77.92	86.31	3.62	10.98

117

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

COMPARABLE GROUP SELECTION

BALANCE SHEET PARAMETERS

Most Recent Quarter

General Parameters:
Regions: Mid-Atlantic, Midwest, Northeast, North Central, Southeast
Asset Size: < $900 Million
Stock trades on: NASDAQ or NYSE
No Recent Acquisition Activity

								Total
				Cash &		1-4 Fam.	Total Net	Net Loans	Borrowed
			Total	Securities/	MBS/	Loans/	Loans/	& MBS/	Funds/	Equity/
			Assets	Assets	Assets	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

	COMMUNITY SAVINGS	OH	54,279	25.32	11.25	41.00	60.11	71.36	13.36	12.26

	DEFINED PARAMETERS FOR						45.00-	60.00-		8.00-
	INCLUSION IN COMPARABLE GROUP		< 900,000	< 30.00	<20.00	<60.00	90.00	90.00	< 18.00	18.00

ACFC	ATLANTIC COAST FINANCIAL CORP	FL	891,789	4.41	7.99	38.38	80.23	88.22	28.72	8.91
IROQ	IF BANCORP	IL	583,894	17.65	4.71	25.58	73.58	78.29	13.37	11.35
JXSB	JACKSONVILLE BANCORP	IL	302,015	22.14	6.85	18.21	62.48	69.33	1.38	14.43
FCAP	FIRST CAPITAL	IN	732,998	32.76	10.52	18.25	48.76	59.28	0.01	9.96
FSFG	FIRST SAVINGS FINANCIAL GROUP	IN	758,425	15.46	9.58	25.38	63.10	72.68	13.36	10.40
UCBA	UNITED COMMUNITY BANCORP	IN	515,401	16.56	20.49	28.81	52.20	72.69	3.04	12.15
PBSK	POAGE BANKSHARES	KY	435,528	11.46	7.01	43.86	74.60	81.61	3.97	15.81
GTWN	GEORGETOWN BANCORP	MA	306,185	2.19	6.10	38.24	85.73	91.83	11.53	9.70
PVBC	PROVIDENT BANCORP	MA	736,680	11.36	6.90	13.84	75.40	82.30	4.00	13.47
WEBK	WELLESLEY BANCORP INC	MA	618,752	8.31	2.96	57.11	82.69	85.65	13.38	9.46
BYBK	BAY BANCORP	MD	463,416	7.28	3.42	30.23	85.22	88.64	5.42	14.68
HBK	HAMILTON BANCORP	MD	387,061	10.56	13.94	28.39	56.77	70.71	4.46	13.32
SVBI	SEVERN BANCORP	MD	765,071	11.06	4.40	43.45	77.47	81.87	15.49	11.36
WBKC	WOLVERINE BANCORP	MI	385,838	0.24	0.00	18.38	83.86	83.86	12.18	15.86
HMNF	HMN FINANCIAL	MN	636,803	16.90	0.31	20.45	76.95	77.26	0.00	12.04
ASBB	ASB BANCORP	NC	782,460	14.01	6.37	25.09	75.38	81.75	6.91	11.03
EQFN	EQUITABLE FINANCIAL CORP	NE	233,953	1.71	0.40	22.06	81.30	81.70	0.68	11.44
MSBF	MSB FINANCIAL CORP	NJ	380,138	12.92	6.85	44.85	71.26	78.11	6.56	14.31
CARV	CARVER BANCORP	NY	742,162	23.04	4.64	19.46	78.55	83.19	7.41	7.50
ESBK	ELMIRA SAVINGS BANK	NY	560,213	5.92	3.29	55.40	80.85	84.14	10.05	9.82

118

EXHIBIT 36

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

COMPARABLE GROUP SELECTION

OPERATING PERFORMANCE AND ASSET QUALITY RATIOS

Most Recent Four Quarters

General Parameters:

Regions: Mid-Atlantic, Midwest, Northeast, North Central, Southeast

Asset Size: < $900 Million

Stock trades on: NASDAQ or NYSE

No Recent Acquisition Activity

				OPERATING PERFORMANCE					ASSET QUALITY
						Net	Operating	Noninterest
			Total	Core	Core	Interest	Expenses/	Income/	NPA/	REO/	Reserves/
			Assets	ROAA	ROAE	Margin (2)	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

	COMMUNITY SAVINGS	OH	54,279	0.13	1.22	2.90	3.32	1.84	0.66	0.06	0.47

	DEFINED PARAMETERS FOR					2.50-	1.75-
	INCLUSION IN COMPARABLE GROUP		<900,000	< 1.00	< 10.00	4.50	6.00	< 2.00	< 2.00	< 0.50	> 0.40

ACFC	ATLANTIC COAST FINANCIAL CORP	FL	891,789	1.05	11.31	2.93	2.48	0.86	0.86	0.36	0.87
IROQ	IF BANCORP	IL	583,894	0.54	4.56	3.12	2.25	0.68	0.58	0.03	0.90
JXSB	JACKSONVILLE BANCORP	IL	302,015	0.92	6.50	3.75	3.44	1.39	0.70	0.10	0.97
FCAP	FIRST CAPITAL	IN	732,998	0.90	8.36	3.48	1.97	0.70	1.26	0.63	0.45
FSFG	FIRST SAVINGS FINANCIAL GROUP	IN	758,425	0.93	8.91	3.64	2.68	0.86	1.54	1.00	0.89
UCBA	UNITED COMMUNITY BANCORP	IN	515,401	0.65	5.21	2.79	2.60	0.85	0.75	0.04	0.97
PBSK	POAGE BANKSHARES	KY	435,528	0.74	4.65	4.35	3.53	0.89	1.27	0.38	0.49
GTWN	GEORGETOWN BANCORP	MA	306,185	0.45	4.55	3.75	2.74	0.39	0.30	0.00	0.81
PVBC	PROVIDENT BANCORP	MA	736,680	1.94	15.42	3.68	2.42	0.53	0.26	0.00	1.09
WEBK	WELLESLEY BANCORP INC	MA	618,752	0.50	5.58	3.48	2.29	0.21	0.16	0.00	0.84
BYBK	BAY BANCORP	MD	463,416	0.34	2.43	4.51	5.80	1.15	1.97	0.32	0.42
HBK	HAMILTON BANCORP	MD	387,061	(0.09)	(0.64)	3.06	2.40	0.34	1.48	0.11	0.44
SVBI	SEVERN BANCORP	MD	765,071	0.63	5.74	3.06	3.09	0.84	1.27	0.23	1.13
WBKC	WOLVERINE BANCORP	MI	385,838	0.92	5.60	3.46	2.00	0.31	1.99	0.05	2.60
HMNF	HMN FINANCIAL	MN	636,803	0.71	5.99	3.76	3.32	1.23	0.99	0.26	1.47
ASBB	ASB BANCORP	NC	782,460	0.44	3.94	3.06	3.00	1.02	1.02	0.72	0.86
EQFN	EQUITABLE FINANCIAL CORP	NE	233,953	0.54	5.05	3.49	2.88	0.99	1.09	0.10	1.20
MSBF	MSB FINANCIAL CORP	NJ	380,138	0.17	1.34	3.09	2.37	0.18	1.51	0.00	0.97
CARV	CARVER BANCORP	NY	742,162	(0.28)	(3.68)	3.07	3.60	0.81	2.31	0.14	0.71
ESBK	ELMIRA SAVINGS BANK	NY	560,213	0.70	7.13	3.16	2.60	0.94	0.94	0.04	0.75

119

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

COMPARABLE GROUP SELECTION

OPERATING PERFORMANCE AND ASSET QUALITY RATIOS

Most Recent Four Quarters

General Parameters:

Regions: Mid-Atlantic, Midwest, Northeast, North Central, Southeast

Asset Size: < $900 Million

Stock trades on: NASDAQ or NYSE

No Recent Acquisition Activity

				OPERATING PERFORMANCE					ASSET QUALITY
						Net	Operating	Noninterest
			Total	Core	Core	Interest	Expenses/	Income/	NPA/	REO/	Reserves/
			Assets	ROAA	ROAE	Margin (2)	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

	COMMUNITY SAVINGS	OH	54,279	0.13	1.22	2.90	3.32	1.84	0.66	0.06	0.47

	DEFINED PARAMETERS FOR					2.50-	1.75-
	INCLUSION IN COMPARABLE GROUP		<900,000	< 1.00	< 10.00	4.50	6.00	< 2.00	< 2.00	< 0.50	> 0.40

PBHC	PATHFINDER BANCORP	NY	829,587	0.34	3.57	3.26	1.93	0.52	0.68	0.08	0.71
CFBK	CENTRAL FEDERAL CORP	OH	351,253	0.95	8.61	3.27	2.77	0.37	0.88	0.47	1.91
WAYN	WAYNE SAVINGS BANCSHARES	OH	438,128	0.47	5.04	3.23	2.44	0.44	0.46	0.01	0.63
MLVF	MALVERN BANCORP	PA	763,434	0.65	6.29	2.51	1.96	0.31	0.20	0.09	0.65
PBIP	PRUDENTIAL BANCORP	PA	536,945	(0.10)	(0.56)	2.62	2.26	0.21	2.84	0.00	0.57
STND	STANDARD FINANCIAL CORP	PA	478,388	0.73	4.85	2.91	2.14	0.63	0.24	0.04	0.81
WVFC	WVS FINANCIAL CORP	PA	338,361	0.38	4.06	1.68	1.11	0.17	0.14	0.07	0.11
CWAY	COASTWAY BANCORP	RI	562,092	0.44	4.26	3.51	3.31	1.19	1.08	0.13	0.41
AFCB	ATHENS BANCSHARES CORP	TN	326,804	0.97	7.99	4.62	4.06	1.71	1.09	0.33	1.22
FABK	FIRST ADVANTAGE BANCORP	TN	485,546	0.69	5.16	4.09	3.00	0.58	2.01	0.26	1.26
WBB	WESTBURY BANCORP	WI	652,964	3.21	NM	3.42	3.27	0.99	0.07	0.00	0.74

120

EXHIBIT 37

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

FINAL COMPARABLE GROUP

BALANCE SHEET RATIOS

Most Recent Quarter

								Total
				Cash &		1-4 Fam.	Total Net	Net Loans	Borrowed
			Total	Securities/	MBS/	Loans/	Loans/	& MBS/	Funds/	Equity/
			Assets	Assets	Assets	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

	COMMUNITY SAVINGS	OH	54,279	25.32	11.25	41.00	60.11	71.36	13.36	12.26

	DEFINED PARAMETERS FOR						45.00 -	60.00-		8.00-
	INCLUSION IN COMPARABLE GROUP		< 900,000	< 30.00	<20.00	<60.00	90.00	90.00	< 18.00	18.00

CFBK	CENTRAL FEDERAL CORP	OH	351,253	3.01	0.21	19.08	85.74	85.95	4.13	10.90
WBKC	WOLVERINE BANCORP	MI	385,838	0.24	0.00	18.38	83.86	83.86	12.18	15.86
PBSK	POAGE BANKSHARES	KY	435,528	11.46	7.01	43.86	74.60	81.61	3.97	15.81
WAYN	WAYNE SAVINGS BANCSHARES	OH	438,128	6.67	16.62	38.29	69.94	86.56	6.32	9.13
BYBK	BAY BANCORP	MD	463,416	7.28	3.42	30.23	85.22	88.64	5.42	14.68
ESBK	ELMIRA SAVINGS BANK	NY	560,213	5.92	3.29	55.40	80.85	84.14	10.05	9.82
WEBK	WELLESLEY BANCORP INC	MA	618,752	8.31	2.96	57.11	82.69	85.65	13.38	9.46
HMNF	HMN FINANCIAL	MN	636,803	16.90	0.31	20.45	76.95	77.26	0.00	12.04
SVBI	SEVERN BANCORP	MD	765,071	11.06	4.40	43.45	77.47	81.87	15.49	11.36
PBHC	PATHFINDER BANCORP	NY	829,587	8.12	14.13	23.93	51.63	65.76	8.56	9.01

		AVERAGE	548,459	7.90	5.24	35.02	76.90	82.13	7.95	11.81
		MEDIAN	511,815	7.70	3.36	34.26	79.16	84.00	7.44	11.13
		HIGH	829,587	16.90	16.62	57.11	85.74	88.64	15.49	15.86
		LOW	351,253	0.24	0.00	18.38	51.63	65.76	0.00	9.01

121

EXHIBIT 38

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

FINAL COMPARABLE GROUP

OPERATING PERFORMANCE AND ASSET QUALITY RATIOS

Most Recent Four Quarters

				OPERATING PERFORMANCE					ASSET QUALITY
						Net	Operating	Noninterest
			Total	Core	Core	Interest	Expenses/	Income/	NPA/	REO/	Reserves/
			Assets	ROAA	ROAE	Margin	Assets	Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

	COMMUNITY SAVINGS	OH	54,279	0.13	1.22	2.90	3.32	1.84	0.66	0.06	0.47

	DEFINED PARAMETERS FOR					2.50-	1.75-
	INCLUSION IN COMPARABLE GROUP		<900,000	< 1.00	< 10.00	4.50	6.00	<2.00	< 2.00	< 0.50	>0.40

CFBK	CENTRAL FEDERAL CORP	OH	351,253	0.95	8.61	3.27	2.77	0.37	0.88	0.47	1.91
WBKC	WOLVERINE BANCORP	MI	385,838	0.92	5.60	3.46	2.00	0.31	1.99	0.05	2.60
PBSK	POAGE BANKSHARES	KY	435,528	0.74	4.65	4.35	3.53	0.89	1.27	0.38	0.49
WAYN	WAYNE SAVINGS BANCSHARES	OH	438,128	0.47	5.04	3.23	2.44	0.44	0.46	0.01	0.63
BYBK	BAY BANCORP	MD	463,416	0.34	2.43	4.51	5.80	1.15	1.97	0.32	0.42
ESBK	ELMIRA SAVINGS BANK	NY	560,213	0.70	7.13	3.16	2.60	0.94	0.94	0.04	0.75
WEBK	WELLESLEY BANCORP INC	MA	618,752	0.50	5.58	3.48	2.29	0.21	0.16	0.00	0.84
HMNF	HMN FINANCIAL	MN	636,803	0.71	5.99	3.76	3.32	1.23	0.99	0.26	1.47
SVBI	SEVERN BANCORP	MD	765,071	0.63	5.74	3.06	3.09	0.84	1.27	0.23	1.13
PBHC	PATHFINDER BANCORP	NY	829,587	0.34	3.57	3.26	1.93	0.52	0.68	0.08	0.71

		AVERAGE	548,459	0.63	5.43	3.55	2.98	0.69	1.06	0.18	1.10
		MEDIAN	511,815	0.67	5.59	3.37	2.69	0.68	0.97	0.16	0.80
		HIGH	829,587	0.95	8.61	4.51	5.80	1.23	1.99	0.47	2.60
		LOW	351,253	0.34	2.43	3.06	1.93	0.21	0.16	0.00	0.42

122

EXHIBIT 39

KELLER & COMPANY

Dublin, Ohio

614-766-1426

COMPARABLE GROUP CHARACTERISTICS AND BALANCE SHEET TOTALS

						Most Recent Quarter
								Total	Goodwill
				Number		Total	Int. Earning	Net	and	Total	Total
				of		Assets	Assets	Loans	Intang.	Deposits	Equity
				Offices	Exchange	($000)	($000)	($000)	($000)	($000)	($000)

SUBJECT

COMMUNITY SAVINGS		CALDWELL	OH	1	-	54,279	50,761	32,629	0	40,102	6,655

COMPARABLE GROUP
BYBK	BAY BANCORP	COLUMBIA	MD	11	NASDAQ	463,416	450,649	400,415	2,431	365,975	68,008
CFBK	CENTRAL FEDERAL CORP	FAIRLAWN	OH	4	NASDAQ	351,253	334,659	309,462	69	296,470	38,275
ESBK	ELMIRA SAVINGS BANK	ELMIRA	NY	13	NASDAQ	560,213	501,988	459,157	51	444,553	55,039
HMNF	HMN FINANCIAL	ROCHESTER	MN	13	NASDAQ	636,803	610,236	503,787	1,830	556,715	76,672
PBHC	PATHFINDER BANCORP	OSWEGO	NY	8	NASDAQ	829,587	611,268	434,199	210	703,850	74,744
PBSK	POAGE BANKSHARES	ASHLAND	KY	10	NASDAQ	435,528	396,030	327,368	1,266	345,547	68,849
SVBI	SEVERN BANCORP	ANNAPOLIS	MD	4	NASDAQ	765,071	687,172	607,076	0	527,024	86,885
WAYN	WAYNE SAVINGS BANCSHARES	WOOSTER	OH	11	NASDAQ	438,128	407,601	309,202	0	367,401	39,982
WEBK	WELLESLEY BANCORP INC	WELLESLEY	MA	5	NASDAQ	618,752	580,328	518,271	0	473,707	58,541
WBKC	WOLVERINE BANCORP	MIDLAND	MI	3	NASDAQ	385,838	375,504	334,779	0	276,625	61,183

	Average			8		548,459	495,544	420,372	586	435,787	62,818
	Median			9		511,815	476,319	417,307	60	405,977	64,596
	High			13		829,587	687,172	607,076	2,431	703,850	86,885
	Low			3		351,253	334,659	309,202	0	276,625	38,275

123

EXHIBIT 40

KELLER & COMPANY

Dublin, Ohio

614-766-1426

BALANCE SHEET

ASSET COMPOSITION - MOST RECENT QUARTER

			As a Percent of Total Assets
							Repo-			Interest	Interest	Capitalized
		Total	Cash &		Net	Loan Loss	sessed	Goodwill	Non-Perf.	Earning	Bearing	Loan
		Assets	Invest.	MBS	Loans	Reserves	Assets	& Intang.	Assets	Assets	Liabilities	Servicing
		($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

SUBJECT
COMMUNITY SAVINGS		54,279	25.32	11.25	60.11	0.47	0.06	0.00	0.66	93.52	87.24	0.00

COMPARABLE GROUP
CFBK	CENTRAL FEDERAL CORP	351,253	9.43	0.21	85.74	1.91	0.47	0.02	0.88	95.28	76.74	0.00
WBKC	WOLVERINE BANCORP	385,838	13.26	0.00	83.86	2.60	0.05	0.00	1.99	97.32	77.14	0.02
PBSK	POAGE BANKSHARES	435,528	11.92	7.01	74.60	0.49	0.38	0.58	1.27	90.93	72.03	0.08
WAYN	WAYNE SAVINGS BANCSHARES	438,128	7.50	16.62	69.94	0.63	0.01	0.39	0.46	93.03	80.55	0.09
BYBK	BAY BANCORP	463,416	9.15	3.42	85.22	0.42	0.32	0.52	1.97	97.25	63.22	0.00
ESBK	ELMIRA SAVINGS BANK	560,213	6.02	3.29	80.85	0.75	0.04	2.21	0.94	89.61	77.67	0.31
WEBK	WELLESLEY BANCORP INC	618,752	8.33	2.96	82.69	0.84	0.00	0.00	0.16	93.79	78.30	0.03
HMNF	HMN FINANCIAL	636,803	18.47	0.31	76.95	1.47	0.26	0.29	0.99	95.83	64.60	0.23
SVBI	SEVERN BANCORP	765,071	12.31	4.40	77.47	1.13	0.23	0.04	1.27	89.82	79.38	0.07
PBHC	PATHFINDER BANCORP	829,587	9.56	14.13	51.63	0.71	0.08	0.57	0.68	73.68	83.45	0.01

	Average	548,459	10.60	5.24	76.90	1.10	0.18	0.46	1.06	91.65	75.31	0.08
	Median	511,815	9.50	3.36	79.16	0.80	0.16	0.34	0.97	93.41	77.41	0.05
	High	829,587	18.47	16.62	85.74	2.60	0.47	2.21	1.99	97.32	83.45	0.31
	Low	351,253	6.02	0.00	51.63	0.42	0.00	0.00	0.16	73.68	63.22	0.00

ALL THRIFTS (149)
	Average	1,512,579	14.87	8.18	70.44	0.83	0.23	0.54	1.05	92.56	76.05	0.13

MIDWEST THRIFTS (47)
	Average	769,014	15.69	8.23	67.98	0.89	0.28	0.38	1.11	91.47	76.97	0.15

OHIO THRIFTS (13)
	Average	515,066	13.35	5.37	74.41	1.01	0.10	0.36	0.99	92.46	79.75	0.10

124

EXHIBIT 41

KELLER & COMPANY

Dublin, Ohio

614-766-1426

BALANCE SHEET COMPARISON

LIABILITIES AND EQUITY - MOST RECENT QUARTER

				As a Percent of Assets
									Acc. Other				Total
		Total	Total	Total	Total	Other	Preferred	Common	Compr.	Retained	Total	Tier 1	Risk-Based
		Liabilities	Equity	Deposits	Borrowings	Liabilities	Equity	Equity	Income	Earnings	Equity	Capital	Capital
		($000)	($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

SUBJECT

COMMUNITY SAVINGS		47,624	6,655	73.88	13.36	0.50	0.00	12.26	0.16	12.10	12.26	11.63	12.26

COMPARABLE GROUP
CFBK	CENTRAL FEDERAL CORP	312,978	38,275	84.40	4.13	0.57	0.00	10.90	0.02	(5.25)	10.90	10.89	13.69
WBKC	WOLVERINE BANCORP	324,655	61,183	71.69	12.18	0.27	0.00	15.86	0.00	12.03	15.86	15.38	21.52
PBSK	POAGE BANKSHARES	366,679	68,849	79.34	3.97	0.88	0.00	15.81	0.15	7.93	15.81	15.51	23.86
WAYN	WAYNE SAVINGS BANCSHARES	398,146	39,982	83.86	6.32	0.70	0.00	9.13	0.01	4.91	9.13	8.85	14.07
BYBK	BAY BANCORP	395,408	68,008	78.97	5.42	0.94	1.95	12.72	0.10	2.77	14.68	13.74	16.68
ESBK	ELMIRA SAVINGS BANK	505,174	55,039	79.35	10.05	0.77	1.73	8.09	0.07	0.66	9.82	8.13	13.62
WEBK	WELLESLEY BANCORP INC	560,211	58,541	76.56	13.38	0.60	0.00	9.46	0.10	4.86	9.46	9.41	13.85
HMNF	HMN FINANCIAL	560,131	76,672	87.42	0.00	0.54	0.00	12.04	(0.01)	12.93	12.04	11.62	14.98
SVBI	SEVERN BANCORP	678,186	86,885	68.89	15.49	1.57	0.00	11.36	0.00	1.35	11.36	11.31	16.78
PBHC	PATHFINDER BANCORP	754,843	74,744	84.84	8.56	(2.41)	0.00	9.01	(0.26)	4.05	9.01	15.27	38.30

	Average	485,641	62,818	79.53	7.95	0.44	0.37	11.44	0.02	4.62	11.81	12.01	18.74
	Median	451,660	64,596	79.35	7.44	0.65	0.00	11.13	0.01	4.46	11.13	11.47	15.83
	High	754,843	86,885	87.42	15.49	1.57	1.95	15.86	0.15	12.93	15.86	15.51	38.30
	Low	312,978	38,275	68.89	0.00	(2.41)	0.00	8.09	(0.26)	(5.25)	9.01	8.13	13.62

ALL THRIFTS (149)
	Average	1,334,525	178,054	77.20	9.80	0.78	0.11	11.97	(0.00)	6.03	12.08	11.82	19.23

MIDWEST THRIFTS (47)
	Average	675,738	93,277	78.75	8.34	0.87	0.04	11.92	0.07	6.10	11.97	11.46	19.54

OHIO THRIFTS (13)
	Average	452,950	62,115	74.77	12.08	0.77	0.00	12.26	(0.09)	6.49	12.26	12.22	20.36

125

EXHIBIT 42

KELLER & COMPANY

Dublin, Ohio

614-766-1426

INCOME AND EXPENSE COMPARISON

TRAILING FOUR QUARTERS

($000)

									Net
				Net		Gain	Total	Total	Income
		Interest	Interest	Interest	Provision	(Loss)	Non-Int.	Non-Int.	Before	Income	Net	Core
		Income	Expense	Income	for Loss	on Sale	Income	Expense	Taxes	Taxes	Income	Income

SUBJECT

COMMUNITY SAVINGS		1,794	214	1,580	0	810	1,098	1,977	701	22	679	76

COMPARABLE GROUP
CFBK	CENTRAL FEDERAL CORP	12,745	2,718	10,027	225	0	1,297	9,600	1,499	(3,043)	4,542	3,154
WBKC	WOLVERINE BANCORP	16,000	3,568	12,432	550	0	1,191	7,930	5,143	1,729	1,029	3,390
PBSK	POAGE BANKSHARES	19,235	2,223	17,012	798	14	3,877	16,177	3,914	824	3,090	3,140
WAYN	WAYNE SAVINGS BANCSHARES	14,782	1,974	12,808	875	0	1,911	11,392	2,452	538	1,914	1,996
BYBK	BAY BANCORP	22,487	1,710	20,777	1,165	486	5,328	22,171	2,769	995	1,774	1,626
ESBK	ELMIRA SAVINGS BANK	20,873	4,963	15,910	720	260	5,268	14,893	5,825	1,672	4,148	3,950
WEBK	WELLESLEY BANCORP INC	22,938	4,058	18,880	487	31	1,326	14,977	4,742	1,820	2,922	2,904
HMNF	HMN FINANCIAL	23,094	1,555	21,539	(896)	6	7,814	23,456	6,793	2,524	4,269	4,293
SVBI	SEVERN BANCORP	30,797	9,060	21,737	(380)	0	6,431	23,882	4,666	89	4,577	4,911
PBHC	PATHFINDER BANCORP	22,050	2,946	19,104	1,176	649	4,308	18,066	4,170	1,121	905	2,582

	Average	20,500	3,478	17,023	472	145	3,875	16,254	4,197	827	2,917	3,195
	Median	21,462	2,832	17,946	635	10	4,093	15,577	4,418	1,058	3,006	3,147
	High	30,797	9,060	21,737	1,176	649	7,814	23,882	6,793	2,524	4,577	4,911
	Low	12,745	1,555	10,027	(896)	0	1,191	7,930	1,499	(3,043)	905	1,626

ALL THRIFTS (149)
	Average	50,703	9,408	41,295	784	181	16,303	39,004	17,653	5,615	11,699	11,661

MIDWEST THRIFTS (47)
	Average	24,548	4,022	20,526	(393)	110	16,578	26,926	10,588	3,220	7,252	7,638

OHIO THRIFTS (13)
	Average	18,203	2,478	15,725	537	45	4,980	13,582	6,599	1,707	4,893	4,741

126

EXHIBIT 43

KELLER & COMPANY

Dublin, Ohio

614-766-1426

INCOME AND EXPENSE COMPARISON

AS A PERCENTAGE OF AVERAGE ASSETS

									Net
				Net		Gain	Total	Total	Income
		Interest	Interest	Interest	Provision	(Loss)	Non-Int.	Non-Int.	Before	Income	Net	Core
		Income	Expense	Income	for Loss	on Sale	Income	Expense	Taxes	Taxes	Income	Income
SUBJECT

COMMUNITY SAVINGS		3.01	0.36	2.65	0.00	1.36	1.84	3.32	1.18	0.04	1.14	0.13

COMPARABLE GROUP
CFBK	CENTRAL FEDERAL CORP	3.82	0.82	3.01	0.07	0.00	0.39	2.88	0.45	(0.91)	1.36	0.95
WBKC	WOLVERINE BANCORP	4.33	0.97	3.37	0.15	0.00	0.32	2.15	1.39	0.47	0.28	0.92
PBSK	POAGE BANKSHARES	4.52	0.52	3.99	0.19	0.00	0.91	3.80	0.92	0.19	0.73	0.74
WAYN	WAYNE SAVINGS BANCSHARES	3.45	0.46	2.99	0.20	0.00	0.45	2.66	0.57	0.13	0.45	0.47
BYBK	BAY BANCORP	4.73	0.36	4.37	0.25	0.10	1.12	4.67	0.58	0.21	0.37	0.34
ESBK	ELMIRA SAVINGS BANK	3.72	0.88	2.83	0.13	0.05	0.94	2.65	1.04	0.30	0.74	0.70
WEBK	WELLESLEY BANCORP INC	3.95	0.70	3.25	0.08	0.01	0.23	2.58	0.82	0.31	0.50	0.50
HMNF	HMN FINANCIAL	3.84	0.26	3.58	(0.15)	0.00	1.30	3.90	1.13	0.42	0.71	0.71
SVBI	SEVERN BANCORP	3.98	1.17	2.81	(0.05)	0.00	0.83	3.09	0.60	0.01	0.59	0.63
PBHC	PATHFINDER BANCORP	2.86	0.38	2.48	0.15	0.08	0.56	2.35	0.54	0.15	0.12	0.34

	Average	3.92	0.65	3.27	0.10	0.02	0.70	3.07	0.80	0.13	0.59	0.63
	Median	3.90	0.61	3.13	0.14	0.00	0.70	2.77	0.71	0.20	0.55	0.67
	High	4.73	1.17	4.37	0.25	0.10	1.30	4.67	1.39	0.47	1.36	0.95
	Low	2.86	0.26	2.48	(0.15)	0.00	0.23	2.15	0.45	(0.91)	0.12	0.34

ALL THRIFTS (149)
	Average	3.71	0.56	3.15	0.05	0.02	0.92	3.03	0.99	0.26	0.72	0.74

MIDWEST THRIFTS (47)
	Average	3.64	0.54	3.10	0.04	0.02	0.98	3.06	1.00	0.23	0.75	0.81

OHIO THRIFTS (13)
	Average	3.82	0.66	3.16	0.09	0.01	0.67	2.73	1.02	0.17	0.85	0.81

127

EXHIBIT 44

KELLER & COMPANY

Dublin, Ohio

614-766-1426

YIELDS, COSTS AND EARNINGS RATIOS

TRAILING FOUR QUARTERS

		Yield on	Cost of	Net	Net
		Int. Earning	Int. Bearing	Interest	Interest			Core	Core
		Assets	Liabilities	Spread	Margin *	ROAA	ROAE	ROAA	ROAE
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

SUBJECT
COMMUNITY SAVINGS		3.29	0.52	2.77	2.90	1.14	10.92	0.13	1.22

COMPARABLE GROUP
CFBK	CENTRAL FEDERAL CORP	4.16	1.06	3.10	3.27	1.36	11.87	0.95	8.61
WBKC	WOLVERINE BANCORP	4.45	1.27	3.19	3.46	0.28	1.68	0.92	5.60
PBSK	POAGE BANKSHARES	4.92	0.72	4.20	4.35	0.73	4.49	0.74	4.65
WAYN	WAYNE SAVINGS BANCSHARES	3.73	0.57	3.16	3.23	0.45	4.79	0.47	5.04
BYBK	BAY BANCORP	4.88	0.56	4.32	4.51	0.37	2.61	0.34	2.43
ESBK	ELMIRA SAVINGS BANK	4.15	1.14	3.01	3.16	0.74	7.54	0.70	7.13
WEBK	WELLESLEY BANCORP INC	4.23	0.89	3.34	3.48	0.50	4.99	0.50	5.58
HMNF	HMN FINANCIAL	4.03	0.39	3.63	3.76	0.71	5.57	0.71	5.99
SVBI	SEVERN BANCORP	4.33	1.46	2.87	3.06	0.59	5.27	0.63	5.74
PBHC	PATHFINDER BANCORP	3.76	0.47	3.30	3.26	0.12	1.21	0.34	3.57

	Average	4.26	0.85	3.41	3.55	0.59	5.00	0.63	5.43
	Median	4.20	0.81	3.24	3.37	0.55	4.89	0.67	5.59
	High	4.92	1.46	4.32	4.51	1.36	11.87	0.95	8.61
	Low	3.73	0.39	2.87	3.06	0.12	1.21	0.34	2.43

ALL THRIFTS (149)
	Average	4.02	0.73	3.29	3.41	0.72	5.97	0.74	5.96

MIDWEST THRIFTS (47)
	Average	4.01	0.69	3.31	3.41	0.75	5.93	0.81	5.98

OHIO THRIFTS (13)
	Average	4.15	0.82	3.33	3.43	0.85	6.99	0.81	6.90

*	Based on average interest-earning assets.

128

EXHIBIT 45

KELLER & COMPANY

Dublin, Ohio

614-766-1426

RESERVES AND SUPPLEMENTAL DATA

		RESERVES AND SUPPLEMENTAL DATA
				Net
		Reserves/	Reserves/	Chargeoffs/	Provisions/
		Gross	NPA	Average	Net	Effective
		Loans		Loans	Chargeoffs	Tax Rate
		(%)	(%)	(%)	(%)	(%)

SUBJECT
COMMUNITY SAVINGS		0.77	70.67	-0.11	0.00	3.14

COMPARABLE GROUP
CFBK	CENTRAL FEDERAL CORP	2.11	218.26	(0.02)	108.70	NM
WBKC	WOLVERINE BANCORP	2.90	130.40	(0.38)	0.00	33.62
PBSK	POAGE BANKSHARES	0.65	38.74	0.21	(382.65)	21.05
WAYN	WAYNE SAVINGS BANCSHARES	0.89	136.44	0.15	(6,700.00)	21.94
BYBK	BAY BANCORP	0.48	21.31	0.14	(244.26)	35.93
ESBK	ELMIRA SAVINGS BANK	0.91	80.14	0.11	189.19	28.70
WEBK	WELLESLEY BANCORP INC	0.99	NM	0.01	0.00	38.38
HMNF	HMN FINANCIAL	1.81	149.26	(0.32)	(189.64)	37.16
SVBI	SEVERN BANCORP	1.39	89.14	(0.01)	0.00	1.91
PBHC	PATHFINDER BANCORP	1.33	103.39	0.18	(318.18)	26.88

	Average	1.35	107.45	0.01	(753.68)	27.29
	Median	1.16	103.39	0.06	(94.82)	28.70
	High	2.90	218.26	0.21	189.19	38.38
	Low	0.48	21.31	(0.38)	(6,700.00)	1.91

ALL THRIFTS (149)
	Average	1.14	116.17	0.07	(137.62)	29.76

MIDWEST THRIFTS (47)
	Average	1.23	98.41	0.12	(211.02)	28.13

OHIO THRIFTS (13)
	Average	1.26	113.46	0.11	(550.27)	30.35

129

EXHIBIT 46

KELLER & COMPANY

Columbus, Ohio

614-766-1426

VALUATION ANALYSIS AND CALCULATION - FULL CONVERSION

COMMUNITY SAVINGS

Pricing ratios and parameters:

		Midpoint	Comparable Group		All Thrifts
Pro Forma	Symbol	Ratios	Average	Median	Average	Median

Price to earnings	P/E	NM	24.05	17.75	15.20	15.62
Price to core earnings	P/CE	NM	17.14	16.67	15.34	15.44
Price to book value	P/B	58.55%	80.92	83.85	107.92	100.82
Price to tangible book value	P/TB	58.55%	86.39	85.49	117.14	106.58
Price to assets	P/A	8.05%	9.66	8.81	13.01	11.52

Pre conversion earnings	(Y)	$679,000	For the twelve months ended June 30, 2016
Pre conversion core earnings	(CY)	$76,000
Pre conversion book value	(B)	$5,010,000	At June 30, 2016
Pre conversion tang. book value	(TB)	$5,010,000
Pre conversion assets	(A)	$54,279,000

Conversion expense	(X)	26.09%	Percent sold		(PCT)	100.00%
ESOP stock purchase	(E)	8.00%	Option % granted		(OP)	10.00%
ESOP cost of borrowings, net	(S)	0.00%	Est. option value		(OV)	24.10%
ESOP term (yrs.)	(T)	20	Option maturity		(OM)	5
RRP amount	(M)	4.00%	Option % taxable		(OT)	25.00%
RRP term (yrs.)	(N)	5	Price per share		(P)	$10.00
Tax rate	(TAX)	34.00%
Investment rate of return, pretax		1.15%
Investment rate of return, net	(RR)	0.76%

Formulae to indicate value after conversion:

1. P/CE method: Value =	P/CE*CY	=	$4,600,000
((1-P/CE*(PCT)*((1-X-E-M)*(RR*(1-TAX))-((1-TAX)*E/T)-((1-TAX)*M/N)-((1-TAX)*OT)*(OP*OV)/OM)))

2. P/B method: Value =	P/B*(B)	=	$4,550,000
	(1-PB*(PCT)*(1-X-E-M))

3. P/A method: Value =	P/A*(A)	=	$4,600,000
	(1-PA*(PCT)*(1-X-E-M))

VALUATION CORRELATION AND CONCLUSIONS:

		Gross Proceeds
	Price	Public	of Public	Total	TOTAL
	per Share	Shares Sold	Offering	Shares Issued	VALUE

Midpoint	$10.00	460,000	$4,600,000	460,000	$4,600,000

Minimum	$10.00	391,000	$3,910,000	391,000	$3,910,000
Maximum	$10.00	529,000	$5,290,000	529,000	$5,290,000
Maximum, as adjusted	$10.00	608,350	$6,083,500	608,350	$6,083,500

130

EXHIBIT 47

KELLER & COMPANY

Dublin, Ohio

614-766-1426

COMPARABLE GROUP MARKET, PRICING AND FINANCIAL RATIOS

STOCK PRICES AS OF AUGUST 24, 2016

FINANCIAL DATA/ALL RATIOS MOST RECENT FOUR QUARTERS

		Market Data				Pricing Ratios					Dividends			Financial Ratios
							Price/		Price/	Price/	12 Mo.
		Market	Price/	12 Mo.	Bk. Value	Price/	Book	Price/	Tang.	Core	Div./	Dividend	Payout	Equity/	Core	Core
		Value	Share	EPS	/Share	Earnings	Value	Assets	Bk. Val.	Earnings	Share	Yield	Ratio	Assets	ROAA	ROAE
		($M)	($)	($)	($)	(X)	(%)	(%)	(%)	(X)	($)	(%)	(%)	(%)	(%)	(%)

COMMUNITY SAVINGS
	Appraised value - midpoint	4,600	10.00	(0.02)	17.08	NM	58.55	8.05	58.55	NM	0.00	0.00	0.00	13.76	0.12	0.84

	Minimum	3,910	10.00	(0.02)	18.54	NM	53.94	6.92	53.94	NM	0.00	0.00	0.00	12.83	0.12	0.96
	Maximum	5,290	10.00	(0.03)	16.00	NM	62.50	9.16	62.50	NM	0.00	0.00	0.00	14.66	0.11	0.73
	Maximum, as adjusted	6,084	10.00	(0.03)	15.06	NM	66.36	10.41	66.36	NM	0.00	0.00	0.00	15.68	0.10	0.63

ALL THRIFTS (149)
	Average	201,271	17.74	1.29	18.47	15.20	107.92	13.01	117.14	15.34	0.62	2.42	59.67	12.08	0.74	5.94
	Median	54,592	15.33	0.80	15.41	15.62	100.82	11.52	106.58	15.44	0.24	1.48	45.55	11.08	0.70	5.58

OHIO THRIFTS (13)
	Average	66,351	15.30	1.18	16.88	19.33	89.00	10.89	94.60	17.15	0.50	2.82	50.27	12.26	0.78	6.61
	Median	21,184	13.75	1.05	16.95	12.91	81.32	10.68	82.67	11.87	0.36	2.81	37.37	11.89	0.78	7.21

COMPARABLE GROUP (10)
	Average	50,707	13.26	0.68	15.65	24.05	80.92	9.66	86.39	17.14	0.41	2.14	57.40	11.81	0.63	5.43
	Median	54,134	13.15	0.59	17.14	17.75	83.85	8.81	85.49	16.67	0.24	1.76	40.90	11.13	0.67	5.59

COMPARABLE GROUP
BYBK	BAY BANCORP	56,089	5.07	0.16	6.15	31.69	82.44	12.10	85.50	33.80	0.00	0.00	0.00	14.68	0.34	2.43
CFBK	CENTRAL FEDERAL CORP	21,793	1.36	0.28	2.39	4.86	56.90	6.20	57.14	6.80	0.00	0.00	0.00	10.90	0.95	8.61
ESBK	ELMIRA SAVINGS BANK	53,382	19.66	1.53	20.27	12.85	96.99	9.53	130.37	13.56	0.92	4.69	60.32	9.82	0.70	7.13
HMNF	HMN FINANCIAL	60,842	13.58	0.95	17.11	14.29	79.37	9.55	82.91	14.15	0.00	0.00	0.00	12.04	0.71	5.99
PBHC	PATHFINDER BANCORP	49,068	11.27	0.21	17.17	53.67	65.64	5.91	70.13	19.10	0.24	2.13	114.29	9.01	0.34	3.57
PBSK	POAGE BANKSHARES	65,181	17.18	0.81	18.15	21.21	94.66	14.97	98.79	20.70	0.24	1.40	29.63	15.81	0.74	4.65
SVBI	SEVERN BANCORP	60,533	6.00	0.45	8.61	13.33	69.69	7.91	70.42	12.24	0.00	0.00	0.00	11.36	0.63	5.74
WAYN	WAYNE SAVINGS BANCSHARES	35,385	12.72	0.69	14.37	18.43	88.52	8.08	93.39	17.67	0.36	2.83	52.17	9.13	0.47	5.04
WEBK	WELLESLEY BANCORP INC	49,909	20.30	1.19	23.81	17.06	85.26	8.07	85.47	17.20	1.30	6.40	109.24	9.46	0.50	5.58
WBKC	WOLVERINE BANCORP	54,885	25.50	0.48	28.43	53.13	89.69	14.23	89.79	16.14	1.00	3.92	208.33	15.86	0.92	5.60

131

EXHIBIT 48

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

COMMUNITY SAVINGS

At the MINIMUM

1.	Gross Offering Proceeds
	Offering proceeds (1)	$3,910,000
	Less: Estimated offering expenses	1,200,000
	Net offering proceeds	$2,710,000

2.	Generation of Additional Income
	Net offering proceeds	$2,710,000
	Less: Stock-based benefit plans (2)	469,200

	Net offering proceeds invested	$2,240,800

	Investment rate, after taxes	0.76%

	Earnings increase - return on proceeds invested	$17,008
	Plus: Expense savings - Defined benefit plan	25,000
	Less: Amortization of ESOP borrowings, net of taxes	10,322
	Less: Stock-based incentive plan expense, net of taxes	20,645
	Less: Option expense, net of applicable taxes	17,244
	Net earnings increase (decrease)	$(6,204)

3.	Comparative Pro Forma Earnings

	Net	Core

Before conversion - twelve months ended 6/30/16	$679,000	$76,000
Net earnings increase (decrease)	(6,204)	(6,204)
After conversion	$672,796	$69,796

4.	Comparative Pro Forma Net Worth (3)
		Total	Tangible

	Before conversion - 6/30/16	$5,010,000	$5,010,000
	Net cash conversion proceeds	2,240,800	2,240,800
	MHC Consolidation	0	0
	After conversion	$7,250,800	$7,250,800

5.	Comparative Pro Forma Assets

	Before conversion - 6/30/16	$54,279,000
	Net cash conversion proceeds	2,240,800
	MHC Consolidation	0
	After conversion	$56,519,800

(1) Represents gross proceeds of public offering.

(2) Represents ESOP and stock-based incentive plans..

(3) ESOP and RRP are omitted from net worth.

132

EXHIBIT 49

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

COMMUNITY SAVINGS

At the MIDPOINT

1.	Gross Offering Proceeds
	Offering proceeds (1)	$4,600,000
	Less: Estimated offering expenses	1,200,000
	Net offering proceeds	$3,400,000

2.	Generation of Additional Income
	Net offering proceeds	$3,400,000
	Less: Stock-based benefit plans (2)	552,000

	Net offering proceeds invested	$2,848,000

	Investment rate, after taxes	0.76%

	Earnings increase - return on proceeds invested	$21,616
	Plus: Expense savings - Defined benefit plan	25,000
	Less: Amortization of ESOP borrowings, net of taxes	12,144
	Less: Stock-based incentive plan expense, net of taxes	24,288
	Less: Option expense, net of applicable taxes	20,287
	Net earnings increase (decrease)	$(10,103)

3.	Comparative Pro Forma Earnings

	Regular	Core

Before conversion - twelve months ended 6/30/16	$679,000	$76,000
Net earnings increase	(10,103)	(10,103)
After conversion	$668,897	$65,897

4.	Comparative Pro Forma Net Worth (3)
		Total	Tangible

	Before conversion - 6/30/16	$5,010,000	$5,010,000
	Net cash conversion proceeds	2,848,000	2,848,000
	MHC Consolidation	0	0
	After conversion	$7,858,000	$7,858,000

5.	Comparative Pro Forma Assets

	Before conversion - 6/30/16	$54,279,000
	Net cash conversion proceeds	2,848,000
	MHC Consolidation	0
	After conversion	$57,127,000

(1) Represents gross proceeds of public offering.

(2) Represents ESOP and stock-based incentive plans..

(3) ESOP and RRP are omitted from net worth.

133

EXHIBIT 50

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

COMMUNITY SAVINGS

At the MAXIMUM

1.	Gross Offering Proceeds
	Offering proceeds (1)	$5,290,000
	Less: Estimated offering expenses	1,200,000
	Net offering proceeds	$4,090,000

2.	Generation of Additional Income
	Net offering proceeds	$4,090,000
	Less: Stock-based benefit plans (2)	634,800

	Net offering proceeds invested	$3,455,200

	Investment rate, after taxes	0.76%

	Earnings increase - return on proceeds invested	$26,225
	Plus: Expense savings - Defined benefit plan	25,000
	Less: Amortization of ESOP borrowings, net of taxes	13,966
	Less: Stock-based incentive plan expense, net of taxes	27,931
	Less: Option expense, net of applicable taxes	23,330
	Net earnings increase (decrease)	$(14,002)

3.	Comparative Pro Forma Earnings

	Regular	Core

Before conversion - twelve months ended 6/30/16	$679,000	$76,000
Net earnings increase	(14,002)	(14,002)
After conversion	$664,998	$61,998

4.	Comparative Pro Forma Net Worth (3)
		Total	Tangible

	Before conversion - 6/30/16	$5,010,000	$5,010,000
	Net cash conversion proceeds	3,455,200	3,455,200
	MHC Consolidation	0	0
	After conversion	$8,465,200	$8,465,200

5.	Comparative Pro Forma Assets

	Before conversion - 6/30/16	$54,279,000
	Net cash conversion proceeds	3,455,200
	MHC Consolidation	0
	After conversion	$57,734,200

(1) Represents gross proceeds of public offering.

(2) Represents ESOP and stock-based incentive plans..

(3) ESOP and RRP are omitted from net worth.

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EXHIBIT 51

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

COMMUNITY SAVINGS

At the Maximum, as adjusted

1.	Gross Offering Proceeds
	Offering proceeds (1)	$6,083,500
	Less: Estimated offering expenses	1,200,000
	Net offering proceeds	$4,883,500

2.	Generation of Additional Income
	Net offering proceeds	$4,883,500
	Less: Stock-based benefit plans (2)	730,020

	Net offering proceeds invested	$4,153,480

	Investment rate, after taxes	0.76%

	Earnings increase - return on proceeds invested	$31,525
	Plus: Expense savings - Defined benefit plan	25,000
	Less: Amortization of ESOP borrowings, net of taxes	16,060
	Less: Stock-based incentive plan expense, net of taxes	32,121
	Less: Option expense, net of applicable taxes	26,830
	Net earnings increase (decrease)	$(18,486)

3.	Comparative Pro Forma Earnings
		Regular	Core

	Before conversion - twelve months ended 6/30/16	$679,000	$76,000
	Net earnings increase	(18,486)	(18,486)
	After conversion	$660,514	$57,514

4.	Comparative Pro Forma Net Worth (3)
		Total	Tangible

	Before conversion - 6/30/16	$5,010,000	$5,010,000
	Net cash conversion proceeds	4,153,480	4,153,480
	MHC Consolidation	0	0
	After conversion	$9,163,480	$9,163,480

5.	Comparative Pro Forma Assets

	Before conversion - 6/30/16	$54,279,000
	Net cash conversion proceeds	4,153,480
	MHC Consolidation	0
	After conversion	$58,432,480

(1) Represents gross proceeds of public offering.

(2) Represents ESOP and stock-based incentive plans..

(3) ESOP and RRP are omitted from net worth.

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EXHIBIT 52

KELLER & COMPANY

Columbus, Ohio

614-766-1426

SUMMARY OF VALUATION PREMIUM OR DISCOUNT

COMMUNITY SAVINGS

			Premium or (discount)
			from comparable group.
	Community Savings		Average	Median

Midpoint:
Price/earnings	NM	x	NM	NM
Price/book value	58.55	%*	-27.64%	-30.17%
Price/assets	8.05%		-16.62%	-8.57%
Price/tangible book value	58.55%		-32.23%	-31.51%
Price/core earnings	NM	x	NM	NM

Minimum of range:
Price/earnings	NM	x	NM	NM
Price/book value	53.94	%*	-33.34%	-35.67%
Price/assets	6.92%		-28.33%	-21.41%
Price/tangible book value	53.94%		-37.56%	-36.90%
Price/core earnings	NM	x	NM	NM

Maximum of range:
Price/earnings	NM	x	NM	NM
Price/book value	62.50	%*	-22.76%	-25.46%
Price/assets	9.16%		-5.13%	4.03%
Price/tangible book value	62.50%		-27.65%	-26.89%
Price/core earnings	NM	x	NM	NM

Super maximum of range:
Price/earnings	NM	x	NM	NM
Price/book value	66.36	%*	-17.99%	-20.86%
Price/assets	10.41%		7.82%	18.23%
Price/tangible book value	66.36%		-23.19%	-22.37%
Price/core earnings	NM	x	NM	NM

* Represents pricing ratio associated with primary valuation method.

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ALPHABETICAL

EXHIBITS

EXHIBIT A

KELLER & COMPANY, INC.

Financial Institution Consultants

555 Metro Place North	614-766-1426
Dublin, Ohio 43017	(fax) 614-766-1459

PROFILE OF THE FIRM

KELLER & COMPANY, INC. is a national consulting firm to financial institutions, serving clients throughout the United States from its office in Dublin, Ohio. Since our inception in 1985, we have provided a wide range of consulting services to over 250 financial institutions including banks, thrifts, mortgage companies, insurance companies and holding companies from Alaska to Maine.

Services offered by Keller & Company include the preparation of stock and ESOP valuations, fairness opinions, business and strategic plans, capital plans, financial models and projections, market studies, de novo charter and deposit insurance applications, incentive compensation plans, compliance policies, lending, underwriting and investment criteria, and responses to regulatory comments. Keller & Company also serves as advisor in merger/acquisition, deregistration, going private, secondary offering and branch purchase/sale transactions. Keller & Company is additionally active in loan review, director and management review, product analysis and development, performance analysis, compensation review, policy development, charter conversion, data processing, information technology systems, and conference planning and facilitation.

Keller & Company is one of the leading thrift conversion appraisal firms in the United States. We have on-line access to current and historical financial, organizational and demographic data for every financial institution and financial institution holding company in the United States and daily pricing data and ratios for all publicly traded financial institutions.

Keller & Company is an approved appraiser for filing with the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency and numerous state government agencies, and is also approved by the Internal Revenue Service as an expert in financial institution stock valuations. We are an affiliate member of numerous trade organizations including the American Bankers Association and America’s Community Bankers.

Each of the firm’s senior consultants has over thirty years of front line experience and accomplishment in various areas of the financial institution, regulatory and real estate sectors, offering clients distinct and diverse areas of expertise. It is the goal of Keller & Company to provide specific and ongoing relationship-based services that are pertinent, focused and responsive to the needs of the individual client institution within the changing industry environment, and to offer those services at reasonable fees on a timely basis. In recent years, Keller & Company has become one of the leading and most recognized financial institution consulting firms in the nation.

137

 CONSULTANTS IN THE FIRM

MICHAEL R. KELLER has over thirty years experience as a consultant to the financial institution industry. Immediately following his graduation from college, Mr. Keller took a position as an examiner of financial institutions in northeastern Ohio with a focus on Cleveland area institutions. After working two years as an examiner, Mr. Keller entered Ohio State University full time to obtain his M.B.A. in Finance.

Mr. Keller then worked as an associate for a management consulting firm specializing in services to financial institutions immediately after receiving his M.B.A. During his eight years with the firm, he specialized in mergers and acquisitions, branch acquisitions and sales, branch feasibility studies, stock valuations, charter applications, and site selection analyses. By the time of his departure, he had attained the position of vice president, with experience in almost all facets of banking operations.

Prior to forming Keller & Company, Mr. Keller also worked as a senior consultant in a larger consulting firm. In that position, he broadened his activities and experience, becoming more involved with institutional operations, business and strategic planning, regulatory policies and procedures, performance analysis, conversion appraisals, and fairness opinions. Mr. Keller established Keller & Company in November 1985 to better serve the needs of the financial institution industry.

Mr. Keller graduated from the College of Wooster with a B.A. in Economics in 1972, and later received an M.B.A. in Finance in 1976 from the Ohio State University where he took numerous courses in corporate stock valuations.

138

Consultants in the Firm (cont.)

SUSAN H. O’DONNELL has twenty years of experience in the finance and accounting areas of the banking industry.

At the start of her career, Ms. O’Donnell worked in public accounting for Coopers & Lybrand in Cincinnati and earned her CPA. Her clients consisted primarily of financial institutions and health care companies.

Ms. O’Donnell then joined Empire Bank of America in Buffalo, New York. During her five years with Empire, Ms. O’Donnell progressed to the level of Vice President and was responsible for SEC, FHLB and internal financial reporting. She also coordinated the offering circular for its initial offering of common stock.

Ms. O’Donnell later joined Banc One Corporation where she worked for eleven years. She began her career at Banc One in the Corporate Accounting Department where she was responsible for SEC, Federal Reserve and investor relations reporting and coordinated the offering documents for stock and debt offerings. She also performed acquisition work including regulatory applications and due diligence and established accounting policies and procedures for all affiliates. Ms. O’Donnell later moved within Banc One to the position of chief financial officer of the Personal Trust business responsible for $225 million in revenue. She then provided leadership as the Director of Personal Trust Integration responsible for various savings and revenue enhancements related to the Bank One/First Chicago merger.

Ms. O’Donnell graduated from Miami University with a B.S. in Business. She also completed the Leading Strategic Change Program at The Darden School of Business and the Banc One Leadership Development Program.

139

Consultants in the Firm (cont.)

JOHN A. SHAFFER has over thirty years experience in banking, finance, real estate lending, and development.

Following his university studies, Mr. Shaffer served as a lending officer for a large real estate investment trust, specializing in construction and development loans. Having gained experience in loan underwriting, management and workout, he later joined Chemical Bank of New York and was appointed Vice President for Loan Administration of Chemical Mortgage Company in Columbus, Ohio. At Chemical, he managed all commercial and residential loan servicing, administering a portfolio in excess of $2 billion. His responsibilities also included the analysis, management and workout of problem commercial real estate loans and equity holdings, and the structuring, negotiation, acquisition and sale of loan servicing, mortgage and equity securities and real estate projects. Mr. Shaffer later formed and managed an independent real estate and financial consulting firm, serving corporate and institutional clients, and also investing in and developing real estate.

Mr. Shaffer’s primary activities and responsibilities have included financial analysis, projection and modeling, asset and liability management, real estate finance and development, loan management and workout, organizational and financial administration, budgeting, cash flow management and project design.

Mr. Shaffer graduated from Syracuse University with a B.S. in Business Administration, later receiving an M.B.A. in Finance and a Ph.D. in Economics from New York University.

140

EXHIBIT B

RB 20

CERTIFICATION

I hereby certify that I have not been the subject of any criminal, civil or administrative judgments, consents, undertakings or orders, or any past administrative proceedings (excluding routine or customary audits, inspections and investigation) issued by any federal or state court, any department, agency, or commission of the U.S. Government, any state or municipality, any self-regulatory trade or professional organization, or any foreign government or governmental entity, which involve:

(i)	commission of a felony, fraud, moral turpitude, dishonesty or breach of trust;

(ii)	violation of securities or commodities laws or regulations;

(iii)	violation of depository institution laws or regulations;

(iv)	violation of housing authority laws or regulations;

(v)	violation of the rules, regulations, codes or conduct or ethics of a self-regulatory trade or professional organization;

(vi)	adjudication of bankruptcy or insolvency or appointment of a receiver, conservator, trustee, referee, or guardian.

I hereby certify that the statements I have made herein are true, complete and correct to the best of my knowledge and belief.

Conversion Appraiser

8/24/16	/s/ Michael R. Keller
Date	Michael R. Keller

141

EXHIBIT C

AFFIDAVIT OF INDEPENDENCE

STATE OF OHIO,

COUNTY OF FRANKLIN, ss:

I, Michael R. Keller, being first duly sworn hereby depose and say that:

The fee which I received directly from the applicant, Community Savings, in the amount of $35,000 for the performance of my appraisal was not related to the value determined in the appraisal and that the undersigned appraiser is independent and has fully disclosed any relationships which may have a material bearing upon the question of my independence; and that any indemnity agreement with the applicant has been fully disclosed.

Further, affiant sayeth naught.

/s/ Michael R. Keller
MICHAEL R. KELLER

Sworn to before me and subscribed in my presence this 24th day of August 2016.

/s/ Janet M. Mohr
NOTARY PUBLIC

142